Exhibit 10.2

CONFIDENTIAL	EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED

UNDER 17 C.F.R §§ 200.80(b)4, AND 240.24b-2

PRODUCT DEVELOPMENT AND
COMMERCIALIZATION AGREEMENT

BETWEEN

GLAXO GROUP LIMITED

AND

REGULUS THERAPEUTICS LLC

This PRODUCT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (this “Agreement”) is entered into and made effective as of the 17th day of April, 2008 (the “Effective Date”) by and between Regulus Therapeutics LLC, a Delaware limited liability company having its principal place of business at 1896 Rutherford Road, Carlsbad, CA 92008 (“Regulus”), and Glaxo Group Limited, a company existing under the laws of England and Wales, having its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (“GSK”).  Regulus and GSK are each referred to herein by name or as a “Party” or, collectively, as “Parties.”

RECITALS

WHEREAS, Regulus is a limited liability company that was formed in 2007 by Isis Pharmaceuticals, Inc. (“Isis”) and Alnylam Pharmaceuticals, Inc. (“Alnylam” and together with Isis, Regulus’ “Parent Companies”) as a joint venture pursuant to a Limited Liability Company Agreement dated September 6, 2007 between Alnylam and Isis (the “Regulus LLC Agreement”), the License and Collaboration Agreement dated September 6, 2007 entered into between Alnylam, Isis and Regulus (the “Regulus License Agreement”) and the Services Agreement dated September 6, 2007 entered into between Alnylam, Isis and Regulus (the “Services Agreement” and together with the Regulus LLC Agreement and Regulus License Agreement, the “JV Agreements”);

WHEREAS, Regulus possesses proprietary technology and know-how related to the research, discovery, identification, synthesis and development of single-stranded oligonucleotide miRNA Antagonists (as defined below);

WHEREAS, GSK possesses expertise in the pharmaceutical research, development, manufacturing and commercialization of human pharmaceuticals, and GSK is interested in developing miRNA Antagonists as drug products;

WHEREAS, GSK desires to engage in a collaborative effort with Regulus, wherein (i) Regulus will conduct [***] different Programs (as defined below) each directed against a particular Target (as defined below) to be identified in accordance with the procedures described herein, in order to discover, research and develop miRNA Antagonists, through to certain agreed-upon stages, and (ii) GSK shall have exclusive options, exercisable at GSK’s sole discretion, at either the [***] (as defined below) or at [***] (as defined below), to further develop and commercialize Collaboration Compounds (as defined below) resulting from each of the [***] Programs on an exclusive basis for any and all uses in the Field (as defined below) and in the Territory (as defined below), all on the terms and conditions set forth herein;

WHEREAS, upon GSK’s exercise of any of its options to such Collaboration Compounds, Regulus desires to grant and will grant to GSK, and GSK desires to obtain and will obtain, an exclusive license in the Territory and in the Field under this Agreement to make, have made, use, sell, offer for sale, and import [***] Licensed Products (as defined herein) throughout the Territory, all on the terms and conditions set forth herein; and

WHEREAS, contemporaneously with the execution of this Agreement, the Parties have executed a separate Side Agreement with the Parent Companies (“Side Agreement”) regarding certain matters pertaining to the relationship between the JV Agreements and this Agreement, and on or about the Effective Date, Regulus shall deliver to GSK a Convertible Promissory Note pursuant to which GSK shall lend Regulus the amount specified therein (“Convertible Promissory Note”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be hereby bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth in this Article 1 unless context dictates otherwise.  All references to “Dollars” mean U.S. Dollars.  The use of the singular form of a defined term also includes the plural form and vice versa, except where expressly noted. The use of the word “including” shall mean “including without limitation”.  The use of the words “herein,” “hereof” or “hereunder,” and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof.

1.1  “Acceptance” means, with respect to an NDA filed for a Licensed Product, (a) in the United States, the receipt of written notice from the FDA in accordance with 21 CFR 314.101(a)(2) that such NDA is officially “filed”, (b) in the European Union, receipt by GSK of written notice of acceptance by the EMEA of such NDA for filing under the centralized European procedure in accordance with any feedback received from European Regulatory Authorities; provided, that if the centralized filing procedure is not used, then Acceptance shall be determined upon the acceptance of such NDA by the applicable Regulatory Authority in a

Major Country in the EU, and (c) in Japan, receipt by GSK of written notice of acceptance of filing of such NDA from the Japanese Ministry of Health, Labour and Welfare (“MHLW”).

1.2  “Affiliate” shall mean any Person, whether de jure or de facto, which directly or indirectly through one (1) or more intermediaries controls, is controlled by or is under common control with another Person.  A Person shall be deemed to “control” another Person if it (a) owns, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a Person in a particular jurisdiction) of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the Person. Notwithstanding the above, neither of the Parent Companies of Regulus shall be deemed an Affiliate of Regulus for the purposes of this Agreement under any circumstances.

1.3  “Agreement” shall have the meaning assigned to such term in the Recitals.

1.4  “Agreement Term” shall have the meaning assigned to such term in Section 12.1.4.

1.5  “Alliance Manager” shall have the meaning assigned to such term in Section 2.3.

1.6  “Alnylam” shall have the meaning assigned to such term in the Recitals.

1.7  “ANDA” shall mean an Abbreviated New Drug Application and all amendments and supplements thereto filed with the FDA, or the equivalent application filed with any equivalent agency or governmental authority outside the U.S. (including any supra-national agency such as the EMEA in the EU).

1.8  “Annual” or “Annually” shall mean Calendar Year.

1.9  “Back-up Compound” shall mean, with respect to a given Leading Compound for a given Program, any other Collaboration Compound Developed under such Program that is designed to inhibit (i.e. directed to or directed against) the same Collaboration Target as the Leading Compound and [***] the Leading Compound.

1.10  “Bankruptcy Code” shall have the meaning assigned to such term in Section 12.6.2.

1.11  “Blocked Target” shall mean a miRNA from [***] that Regulus elects, by written notice to GSK, [***] and that GSK does not, in accordance with [***].

1.12  “Breaching Party” shall have the meaning assigned to such term in Section 12.2.1 or Section 12.2.2, as the case may be.

1.13  “Business Day” shall mean any day other than a Saturday or Sunday on which banking institutions in both New York, New York and London, England are open for business.

1.14  “Calendar Quarter” shall mean a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively and will also include the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls.

1.15  “Calendar Year” shall mean a year of 365 days (or 366 days in a leap year) beginning on January 1st (or, with respect to 2008, the Effective Date) and ending December 31st, and so on year-by-year.

1.16  “Candidate Selection Criteria” shall mean the criteria for advancement of a Collaboration Compound [***], which provisional criteria are included in the Initial Research Plan with respect to Programs directed against the Initial Collaboration Targets (as such provisional criteria may be [***] in accordance with Section 2.1.6) and, with respect to Programs directed against the Subsequent Collaboration Targets, as confirmed by the JSC with respect to each such Program in accordance with Section 2.1.6.  By way of guideline only, the Candidate Selection Criteria will typically include (a) data regarding the [***] of the Collaboration Compound and other [***] of the Collaboration Compound in [***] as well as a preliminary assessment of the [***], as well as evaluation of [***] models.  An assessment of [***] should be typically included with preliminary [***], [***]; (b) the properties of the Collaboration Compound regarding [***]; (c) assessment of the [***]; and (d) a preliminary assessment of [***], (provided, however, that nothing herein shall require Regulus to resolve any such issues if they are identified).

1.17  “[***]” shall have the meaning assigned to such term in Section 4.1.1.

1.18  “[***]” shall have the meaning assigned to such term in Section 6.4.

1.19  “[***]” shall have the meaning assigned to such term in Section 4.2.1.

1.20  “[***]” shall have the meaning assigned to such term in Section 4.2.1.

1.21  “[***]” shall have the meaning assigned to such term in Section 4.2.1.

1.22  “Candidate Selection Stage” shall mean, as applicable, that stage of progression of a Research Program, or a Collaboration Compound within a Research Program, which is defined by the demonstration by Regulus (as confirmed by the JSC) that a Collaboration Compound within such Research Program has met the Candidate Selection Criteria and is ready for advancement into a [***]. For purposes of clarity, notwithstanding the foregoing, the Candidate

Selection Stage shall be deemed to have been achieved if, at any time during the Research Collaboration Term for a Research Program, GSK or the JSC requests that Regulus begin a [***] of a Collaboration Compound under such Research Program prior to Regulus’ demonstration (and the JSC’s confirmation) that a Collaboration Compound meets the Candidate Selection Criteria.

1.23  “cGMP” shall mean all applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products or finished pharmaceutical products. For purposes of this Agreement, cGMPs shall mean the principles (a) detailed in the U.S. Current Good Manufacturing Practices, 21 CFR Parts 210, and The Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products, as each may be amended from time to time or (b) promulgated by any governmental body having jurisdiction over the manufacture of a Collaboration Compound, in the form of laws or regulations.

1.24  “Chairperson” shall have the meaning assigned to such term in Section 2.1.3.

1.25  “Claims” shall have the meaning assigned to such term in Section 11.1

1.26  “Clinical Studies” shall mean human studies designed to measure the safety, efficacy, tolerability and/or appropriate dosage of a Collaboration Compound or Licensed Product, as the context requires, including without limitation Phase 1 Clinical Trials, Phase 2 Clinical Trials (including any PoC Trial), Phase 3 Clinical Trials and any post-Regulatory Approval studies (such as Phase 4 Clinical Trials).

1.27  “Collaboration Compound” shall mean any miRNA Compound [***] to [***] a Collaboration Target, which compound was either identified or discovered by Regulus or any of its Affiliates or any of its Parent Companies prior to the Effective Date or is discovered or identified by or on behalf of Regulus or any of its Affiliates during the Research Collaboration Term, and [***] of such miRNA Compound which is identified or discovered by or on behalf of Regulus or GSK pursuant to the Agreement.

1.28  “Collaboration Know-How” shall mean any Know-How pertaining to a Collaboration Compound or Licensed Product that is discovered, developed, invented or created solely by a Party and/or its Affiliates (or on behalf of such Party and/or its Affiliates by such Party’s or its Affiliates’ agents or contractors in accordance with Section 3.10), or jointly by or on behalf of the Parties and/or a Party’s Affiliates (or on behalf of such Party and/or its Affiliates by such Party’s or its Affiliates’ agents or contractors in accordance with Section 3.10), in each case pursuant to activities conducted with respect to a Program during the relevant Program

Term in accordance with the Initial Research Plan, the relevant Research Plan or, if applicable, the relevant Early Development Plan.

1.29  “Collaboration Patent” shall mean any Patent Rights that claim or cover Collaboration Know-How.

1.30  “Collaboration Target(s)” shall have the meaning assigned to such term in Section 3.2.1 below.

1.31  “Collaboration Technology” shall mean the Collaboration Know-How and the Collaboration Patents.

1.32  “Collaboration Term” shall mean the period from the Effective Date until the end of the [***] with respect to all Programs hereunder.

1.33  “Combination Product” shall have the meaning assigned to such term in the definition of “Net Sales” below.

1.34  “Commercialize” or “Commercialization” shall mean any and all activities directed to marketing, promoting, detailing, distributing, importing, having imported, exporting, having exported, selling or offering to sell a miRNA Therapeutic following receipt of Regulatory Approval for such miRNA Therapeutic.

1.35  “Commercializing Party” shall mean (a) GSK, with respect to any Collaboration Compounds other than Refused Candidates, and any Licensed Products other than Refused Candidate Products and Returned Licensed Products, in each case which are being Developed and Commercialized by or on behalf of GSK, its Affiliates or Sublicensees hereunder, and (b) Regulus, with respect to any Refused Candidates, Refused Candidate Products and/or Returned Licensed Products, in each case which are being Developed and Commercialized by or on behalf of Regulus, its Affiliates or Sublicensees hereunder.

1.36  “Competitive Infringement” shall have the meaning assigned to such term in Section 8.5.1.

1.37  “[***]” shall mean the [***] by Regulus of a [***] for such PoC Trial.

1.38  “Confidential Information” shall have the meaning assigned to such term in Section 9.1.

1.39   “Control,” “Controls,” “Controlled” or “Controlling” shall mean the possession of the right (whether by ownership, license or otherwise) to assign, or grant a license, sublicense or other right, as provided for herein without violating the terms of any agreement or other arrangement with any Third Party or with any Parent Company of Regulus.

1.40  “Convertible Promissory Note” shall have the meaning assigned to such term in the Recitals.

1.41  “CREATE Act” shall have the meaning assigned to such term in Section 8.8.

1.42  “[***]” shall mean, with respect to any Collaboration Compound, a compound that is [***] from such Collaboration Compound or that is an [***] based thereupon, and that has, or is intended at the time of its synthesis to have, [***] the properties of the Collaboration Compound from which it was [***] and that is designed to [***] the same Collaboration Target as such Collaboration Compound.

1.43  “Develop” or “Development” shall mean, with respect to a miRNA Compound or miRNA Therapeutic, any and all discovery, characterization, preclinical or clinical activity with respect to such miRNA Compound or miRNA Therapeutic, including human clinical trials conducted after Regulatory Approval of such miRNA Therapeutic to seek Regulatory Approval for additional Indications for such miRNA Therapeutic.

1.44  “Development Candidate” shall mean a Collaboration Compound that has been confirmed by the JSC to have satisfied the [***].  For purposes of clarity, (a) a Collaboration Compound shall be deemed a Development Candidate if, at any time during the Research Collaboration Term for a Research Program, GSK or the JSC by mutual agreement requests that Regulus begin [***] of such Collaboration Compound under such Research Program prior to confirmation by the JSC that such Collaboration Compound has met the [***] and (b) if Regulus has [***] a Collaboration Compound as a Development Candidate on or before [***] with respect to such Research Program, in which case, upon such expiration, Regulus shall provide a [***] with respect to the Leading Compound under such Research Program.

1.45  “Diligent Efforts” shall mean, with respect to the efforts to be expended by a Party with respect to any objective or obligation under this Agreement, such commercially reasonable, diligent and good faith efforts as such Party would normally use to accomplish a similar objective or perform a similar obligation under similar circumstances, acting reasonably promptly and in a sustained manner, and taking into account scientific, medical and commercially relevant factors such as (as applicable) stage of development, product life, patent position, strategic value, [***] market potential, medical, safety and regulatory issues, in accordance with the following:

1.45.1     For Regulus:  Regulus shall apply its commercially reasonable Diligent Efforts in the conduct of all activities and obligations for which Regulus is responsible under this Agreement, in accordance with (a) the Initial Research Plan, (b) each Research Plan for each

Research Program, and (c) if GSK has not exercised its [***] with respect to a Program, the Early Development Plan for the relevant Early Development Program, in each case as established hereunder. Such efforts will be consistent at all times with the efforts and resources normally used by Regulus or, where one of its Parent Companies has already conducted or is actively conducting activities similar to those described in the Initial Research Plan, the relevant Research Plan or the relevant Early Development Plan, as applicable, but Regulus has not previously conducted such activities, the efforts and resources normally used by Regulus’ Parent Company, in the exercise of Regulus’ or its Parent Company’s (as applicable) reasonable business discretion relating to the research and development progression of a compound in its own pipeline at a [***] as compared to the Collaboration Compound or Licensed Product in question.

1.45.2     For GSK:  GSK shall apply commercially reasonable Diligent Efforts in the conduct of all activities and obligations for which GSK is responsible under this Agreement, including with respect to the further Development and Commercialization of a Leading Compound Developed under each Program for which GSK has exercised its Program Option hereunder.  Such efforts will be consistent at all times with the manner and degree in which GSK in its reasonable business discretion would apply efforts and resources for a compound in its own pipeline, at a [***] as compared to the Collaboration Compound or Licensed Product in question.

1.45.3     A Party that is required to use Diligent Efforts with respect to an obligation shall, consistent with the standard described above: (a) promptly assign responsibility for such obligation to specific employee(s) or permitted contractors who are held accountable for progress and monitor such progress on an on-going basis, (b) establish and consistently seek to achieve specific, meaningful and measurable objectives for carrying out such obligation, and (c) consistently make and implement decisions and allocate reasonably sufficient personnel and financial resources designed to advance progress with respect to such objective.

1.46  “Disclosing Party” shall have the meaning assigned to such term in Section 9.1.

1.47  “Discovery Milestone” shall mean, on a Program-by-Program basis, the milestone event that is achieved hereunder upon the later of (i) demonstration of [***] confirmed by the JSC (subject to the dispute resolution provisions in Section 2.1.7, if necessary) or (ii) [***] for a given Program.

1.48  “Early Development Plan” shall mean an overall Development plan (including all subsequent amendments or updates thereto) for the Development of a Development Candidate through to Completion of the PoC Trial.

1.49  “Early Development Program” shall have the meaning set forth in Section 3.5.1.

1.50  “Early Development Program Term” shall define the duration of each Early Development Program hereunder and shall be determined on an Early Development Program-by-Early Development Program basis as follows:  the period commencing upon the earlier of (a) the expiration of the [***] Exercise Period without GSK’s exercise of the [***] for such Program, or (b) GSK’s notice to Regulus of its decision not to exercise such [***], and ending upon [***]; provided, however, that such period shall terminate when GSK exercises the relevant [***] unless such Program is terminated earlier.

1.51  “Effective Date” shall have the meaning assigned to such term in the Recitals.

1.52  “EMEA” shall mean the European Medicines Evaluation Agency, and any successor entity thereto.

1.53  “Enabling Studies” shall have the meaning assigned to such term in Section 3.8.

1.54  “European Union” or “EU” shall include Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, Spain, Sweden, United Kingdom, Cyprus, Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, Slovakia, Slovenia, and any such other country or territory that may officially become part of the European Union after the Effective Date.

1.55  “Executive Officers” shall mean the Chief Executive Officer of Regulus (or a senior executive officer designated by such Person) and either the Chief Executive Officer or the Chairman of R&D at GSK (or another senior executive officer designated by such Persons).

1.56  “Existing In-License Agreements” shall have the meaning assigned to such term in Section 10.3.3.

1.57  “Expert Panel” shall have the meaning assigned to such term in Section 2.4.

1.58  “FDA” shall mean the U.S. Food and Drug Administration, and any successor entity thereto.

1.59  “Field” shall mean (a) the [***] of any or all Indications and (b) also, to the extent that Regulus or GSK, whichever is the licensing Party hereunder, Controls [***] any or all Indications, to the extent such [***] are [***] to Commercialize a Licensed Product or where the absence of Control by the Commercializing Party, of [***] could reasonably be considered to materially adversely affect the sales of the Licensed Product.

1.60  “Final Target Selection Date” shall have the meaning assigned to such term in Section 3.2.1.

1.61  “First Commercial Sale” means, with respect to a Royalty-Bearing Product in a country in the Territory, the first sale, transfer or disposition for value to an end user of such Royalty-Bearing Product in such country; provided, that, the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate, Parent Company or Sublicensee unless the Affiliate, Parent Company or Sublicensee is the last entity in the distribution chain of the Royalty-Bearing Product, (b) any use of such Royalty-Bearing Product in Clinical Studies, pre-clinical studies or other research or development activities, or disposal or transfer of Products for a bona fide charitable purpose, (c) compassionate use, (d) so called “treatment IND sales” and “named patient sales,” and (e) use under the ATU system in France and/or the International Pharmi system in Europe.

1.62  “Former Target” shall have the meaning assigned to such term in Section 3.2.1.

1.63  “FTC” shall have the meaning assigned to such term in Section 4.2.6.

1.64  “Fully Absorbed Costs of Goods” shall mean, with respect to the Manufacture of units or components of Collaboration Compounds or Licensed Products (including bulk drug substance), the fully-absorbed actual cost of supplying the Collaboration Compounds or Licensed Products to Regulus, GSK or a designee of either such Party as calculated under US GAAP or IFRS, as applicable, and consistent with such Party’s or, with respect to Regulus, the applicable Parent Company’s, methodology for other products.  Specifically this shall include:

(a)               if Manufactured by Regulus (or its Parent Company) or GSK, the Fully Absorbed Manufacturing Cost (“FAMC”) as described in Schedule 1.64, including without limitation incremental and/or reasonably allocable overhead costs incurred including: [***] provided, however, that with respect to Manufacture by Regulus or one of its Parent Companies and if [***], the Parties shall agree in good faith to the costs with respect to the Manufacture of Collaboration Compounds or Licensed Products, based, at least in part, on such definition; or

(b)               if Manufactured by a Third Party contract manufacturer, the actual costs of procuring such Collaboration Compounds or Licensed Products from such Third Party contract manufacturer, including any [***] payable to such Third Party contract manufacturer.

1.65  “Fundamental IP” shall have the meaning assigned to such term in Section 6.8.1.

1.66  “Generic Product” shall mean a Third Party’s product(s) or Third Parties’ product(s) having the same or substantially the same active pharmaceutical ingredient as a Royalty-Bearing Product and for which in the US an ANDA has been filed naming the Royalty-Bearing Product as the reference listed drug or ex-US, an equivalent process where bioequivalence to the Royalty-Bearing Product has been asserted.

1.67  “GLP” shall mean the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable foreign regulatory standards.

1.68  “[***]” shall mean a [***] study that is conducted in [***] that is conducted in compliance with GLP and is required to meet the requirements for filing an IND.

1.69  “GSK” shall have the meaning assigned to such term in the Recitals.

1.70  “GSK Collaboration Know-How” shall have the meaning assigned to such term in Section 8.1.2.

1.71  “GSK Collaboration Patents” shall have the meaning assigned to such term in Section 8.1.2.

1.72  “GSK Collaboration Technology” shall have the meaning assigned to such term in Section 8.1.2.

1.73  “GSK Diligence Failure Event” shall have the meaning assigned to such term in Section 12.2.4.

1.74  “GSK Enabling Studies Know-How” shall mean any Know-How conceived or reduced to practice by or on behalf of GSK or its Affiliates during the course of conducting Enabling Studies.

1.75   “GSK Enabling Studies Patents” shall mean all Patent Rights which claim or cover GSK Enabling Studies Know-How.

1.76  “GSK Know-How” shall mean any Know-How to the extent pertaining specifically and primarily to a Collaboration Compound or Licensed Product that (a) is Controlled by GSK and/or its Affiliates on the Effective Date or during the Agreement Term; and (b) is [***] for Regulus (i) to conduct activities for which Regulus is responsible under the Initial Research Plan, Research Plan and/or Early Development Plan during the Collaboration Term; or (ii) to  Develop, Manufacture or Commercialize Refused Candidates, Refused Candidate Products and Returned Licensed Products.  GSK Know-How shall exclude Collaboration Know-How, but shall include GSK Enabling Studies Know-How.

1.77  “GSK Patents” shall mean all Patent Rights in the Territory Controlled by GSK and/or its Affiliates as of the Effective Date or during the Agreement Term, to the extent containing a claim which [***] to a Collaboration Compound and which is [***] for Regulus (a) to conduct activities for which Regulus is responsible under the Initial Research Plan, Research Plan and/or Early Development Plan during the Collaboration Term; or (b) to Develop,

Manufacture or Commercialize Refused Candidates, Refused Candidate Products and Returned Licensed Products.  GSK Patents shall exclude Collaboration Patents, but shall include GSK Enabling Studies Patents.

1.78  “GSK Patent Royalty” shall have the meaning assigned to such term in Section 6.6.1.

1.79  “GSK Technology” shall mean any GSK Patents and GSK Know-How, excluding any Collaboration Technology owned by GSK either jointly or solely.

1.80  “HSR” shall have the meaning assigned to such term in Section 4.2.6.

1.81  “IND” shall mean any investigational new drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the U.S. (such as a Clinical Trial Application in the European Union).

1.82  “Indemnitee” shall have the meaning assigned to such term in Section 11.3.

1.83  “Indication” shall mean any [***] (to the extent that Regulus or GSK, whichever is the licensing Party hereunder, Controls [***]) [***], or [***], or [***].

1.84  “Initial Collaboration Target” shall have the meaning assigned to such term in Section 3.2.1.

1.85  “Initial Research Plan” shall mean the preliminary research plan attached hereto as Exhibit A, which plan sets forth (a) the activities of the Parties commencing on the Effective Date until the Final Target Selection Date, including the Collaboration Target selection process, Screening Assays to be conducted, and contemplated time periods associated with such activities, and (b) a general description of the types of activities to be conducted by the Parties during the remainder of the Collaboration Term.  For purposes of clarity, upon final JSC approval of the Research Plan with respect to any Program, the terms of such Research Plan shall supersede the terms of the Initial Research Plan with respect to such Program.

1.86  “Initiation” shall mean, with respect to any human Clinical Studies set forth in Section 6.4, the first dosing of the first patient or subject in such study.

1.87  “Isis” shall have the meaning assigned to such term in the Recitals.

1.88  “Joint Patent Subcommittee” shall have the meaning assigned to such term in Section 2.2.2.

1.89  “Joint Program Subcommittee” or “JPS” shall have the meaning assigned to such term in Section 2.2.1.

1.90  “Joint Steering Committee” or “JSC” shall have the meaning assigned to such term in Section 2.1.

1.91  “Jointly-Owned Collaboration Know-How” shall have the meaning assigned to such term in Section 8.1.2.

1.92  “Jointly-Owned Collaboration Patents” shall have the meaning assigned to such term in Section 8.1.2.

1.93  “Jointly-Owned Collaboration Technology” shall have the meaning assigned to such term in Section 8.1.2.

1.94  “JV Agreements” shall have the meaning assigned to such term in the Recitals.

1.95  “Know-How” shall mean any information, inventions, trade secrets or technology (excluding Patent Rights), whether or not proprietary or patentable and whether stored or transmitted in oral, documentary, electronic or other form.  Know-How includes ideas, concepts, formulas, methods, procedures, designs, compositions, plans, documents, data, discoveries, developments, techniques, protocols, specifications, works of authorship, biological materials, and any information relating to research and development plans, experiments, results, compounds, therapeutic leads, candidates and products, clinical and preclinical data, clinical trial results, and Manufacturing information and plans.

1.96   “Leading Compound” shall mean the furthest advanced Collaboration Compound under a given Program.

1.97  “Licensed Product(s)” shall mean any miRNA Therapeutic having one or more Collaboration Compounds as an active ingredient(s).  For purposes of clarity, Licensed Products include Combination Products.

1.98  “Losses” shall have the meaning assigned to such term in Section 11.1.

1.99  “Major Country” shall mean any of the following countries:  the [***]

1.100  “Manufacture” or “Manufacturing” shall mean any activity involved in or relating to the manufacturing, quality control testing (including in-process, release and stability testing), releasing or packaging, for pre-clinical, clinical or commercial purposes, of a miRNA Compound or a miRNA Therapeutic.

1.101  “Manufacturing Patents” shall have the meaning assigned to such term in Section 6.6.2.

1.102  “Milestone Event” shall have the meaning assigned to such term in Section 6.4.

1.103  “miRNA” shall mean a structurally defined functional RNA molecule usually between [***] and [***] nucleotides in length, which is derived from genetically-encoded non-coding RNA which is predicted to be  processed into a hairpin RNA structure that is a substrate for the double-stranded RNA-specific ribonuclease Drosha and subsequently is predicted to serve as a substrate for the enzyme Dicer, a member of the RNase III enzyme family; including, without limitation, those miRNAs exemplified in miRBase (http://microrna.sanger.ac.uk/).  To the extent [***] for purposes of this Agreement; provided, however, that nothing contained herein shall require any Party hereto to [***].  The miRNAs exemplified in miRBase (http://microrna.sanger.ac.uk/) as of the Effective Date are specified in Schedule 1.103, however, the Parties understand that the content of such database may change after the Effective Date.

1.104  “miRNA Antagonist” shall mean a single-stranded oligonucleotide (or a single stranded analog thereof) that [***] interfere with or inhibit a particular miRNA.  For purposes of clarity, the definition of “miRNA Antagonist” is not intended to include oligonucleotides that function predominantly through [***].

1.105  “miRNA Compound” shall mean a compound consisting of a miRNA Antagonist.  For purposes of clarity, miRNA Compound [***].

1.106  “miRNA Library” shall mean a library of oligonucleotides [***] modulate the activity of miRNAs [***], from which library Regulus shall identify the miRNA Pool through the conduct of Screening Assays in accordance with the Initial Research Plan.   The library of oligonucleotides [***] however, the Parties understand that the content of such [***] may change after the Effective Date.

1.107  “miRNA Mimic” shall mean a double-stranded or single-stranded oligonucleotide or analog thereof with a substantially similar base composition as a particular miRNA and which [***] mimic the activity of such miRNA.

1.108  “miRNA Pool” shall mean a prioritized list of [***] miRNAs to be identified in accordance with the procedures set forth in the Initial Research Plan and from which list GSK shall select up to [***] Collaboration Targets in accordance with the terms hereof, which list shall exclude (a) any Collaboration Target once selected by GSK, including any Former Targets,

Initial Collaboration Targets and Subsequent Collaboration Targets, and (b) any Blocked Targets.

1.109  “miRNA Precursor” shall mean a transcript that originates from a genomic DNA and that contains, but not necessarily exclusively, a non-coding, structured RNA comprising one or more mature miRNA sequences, including, without limitation, (a) polycistronic transcripts comprising more than one miRNA sequence, (b) miRNA clusters comprising more than one miRNA sequence, (c) pri-miRNAs, and/or (d) pre-miRNAs.

1.110  “miRNA Precursor Antagonist” shall mean a single-stranded oligonucleotide (or a single stranded analog thereof) that [***] bind to a miRNA Precursor to prevent the production of one or more miRNAs. For purposes of clarity, the definition of “miRNA Precursor Antagonist” is not intended to include oligonucleotides that function predominantly through the RNAi mechanism of action or the RNase H mechanism of action.

1.111  “miRNA Therapeutic” shall mean a therapeutic product having one or more miRNA Compounds as an active ingredient(s).

1.112  “NDA” shall mean a New Drug Application (as more fully defined in 21 C.F.R. 314.5 et seq. or its successor regulation) and all amendments and supplements thereto filed with the FDA, or the equivalent application filed with any equivalent agency or governmental authority outside the U.S. (including any supra-national agency such as the EMEA in the EU).

1.113  “Net Sales” shall mean, with respect to any Royalty-Bearing Product, the gross invoiced sales of such Royalty-Bearing Product sold by either (i) GSK, its Affiliates or Sublicensees or (ii), as the case requires, Regulus, its Affiliates or Sublicensees (in each case, the “Selling Party”), in finished product form, packaged and labelled for sale, under this Agreement in arm’s length sales to Third Parties, less the following deductions which are actually incurred, allowed, paid, accrued or specifically allocated to the Third Party customer by the Selling Party, to the extent actually taken by such Third Party customer, on such sales for:  (a) [***]trade, quantity, and cash discounts; (b) [***]credits, rebates and chargebacks (including those to [***]including [***], and allowances or credits to customers on account of [***] or on account of [***] affecting such Royalty-Bearing Product; (c) [***] charges relating to such Royalty-Bearing Product, including [***] thereto; (d) [***] directly linked to the sales of such Royalty-Bearing Product to the extent included in the gross amount invoiced; (e) the lesser or [***] of Net Sales or [***]; (f) [***]allowed or paid to [***] employed by the Selling Party; and (g) any other items actually deducted from gross invoiced sales amounts as reported by such Party in its financial statements in accordance with, in the case of GSK’s Net Sales, the International

Financial Reporting Standards, applied on a consistent basis, and, in the case of Regulus’ Net Sales, the U.S. generally accepted accounting principles applied on a consistent basis.

Net Sales will not include any transfer or sale between or among a Party and any of its Affiliates or Parent Companies or direct Sublicensees.

Licensed Product provided to patients for [***] will not be included in Net Sales.

In the event a Royalty-Bearing Product is sold as part of a Combination Product (as defined below), the Net Sales from the Royalty-Bearing Product, for the purposes of determining royalty payments, will be determined by multiplying the Net Sales (as determined without reference to this paragraph) of the Combination Product, by the fraction, A/A+B, where A is the [***] price (determined substantially in accordance with the above) of the Royalty-Bearing Product when sold separately in finished form and B is the [***] price (determined substantially in accordance with the above) [***] in the Combination Product when sold separately in finished form, each during the applicable royalty period or, if sales of all compounds did not occur in such period, then in the most recent royalty reporting period in which sales of all occurred.  In the event that such [***] price cannot be determined for both the Royalty-Bearing Product and all other therapeutically active pharmaceutical compounds included in the Combination Product, Net Sales for the purposes of determining royalty payments will be calculated as above, but the [***] price in the above equation will be replaced by a good faith estimate of the [***] for which no such price exists.  As used above, the term “Combination Product” shall mean any pharmaceutical product which consists of a Royalty-Bearing Product and other therapeutically active pharmaceutical compound(s).

1.114  “Non-breaching Party” shall have the meaning assigned to such term in Section 12.2.1 or Section 12.2.2, as the case may be.

1.115  “Option Compound” shall mean (a) a Collaboration Compound which has qualified as a Development Candidate under a Program, with respect to which Program GSK has notified Regulus that it plans to exercise its [***] Option, (b) if GSK has not exercised its [***] Option for a Program, a Collaboration Compound for which Regulus has Completed a PoC Trial conducted with such Collaboration Compound under such Program, with respect to which Program GSK has notified Regulus that it plans to exercise its [***], and (c) all other Collaboration Compounds Developed under, or that is otherwise [***] to interfere with or inhibit (i.e. is directed to or directed against) the Collaboration Target that is the subject of, the same Program as the Collaboration Compound set forth in the foregoing clauses (a) or (b), including any Back-up Compounds and Derivatives of any of the foregoing.  For purposes of clarity, “Option Compounds” shall include all Collaboration Compounds Developed under a Program with respect to which GSK has exercised a Program Option or where pursuant to the termination of a Program, GSK acquired exclusive rights to the Collaboration Compounds of such Program in accordance with Article 12, regardless of whether or not any such Collaboration Compound has qualified as a Development Candidate or has satisfied the PoC Criteria.

1.116  “Option Period” shall mean any option exercise period applicable with respect to a Program Option hereunder.

1.117  “Option Period Extension” shall have the meaning assigned to such term in Section 4.2.6.

1.118  “Parent Company” shall have the meaning assigned to such term in the Recitals.

1.119  “Parent Company Know-How” shall mean, with respect to each Parent Company, all Know-How Controlled by such Parent Company on the Effective Date or during the term of the Regulus License Agreement (except as otherwise expressly provided therein) that relates to:

(a)               miRNA Compounds or miRNA Therapeutics in general,

(b)               specific miRNA Compounds or miRNA Therapeutics,

(c)               [***] of miRNA Compounds or miRNA Therapeutics,

(d)               [***] by which a miRNA Antagonist directly prevents the production of a specific miRNA, or

(e)               [***], by modulating one or more miRNAs;

provided, however, that in each case (i) for any such Know-How that include [***] (as defined in the Regulus License Agreement), the provisions of Section 2.4 of the Regulus License Agreement will govern whether, with respect to Know-How licensed under an Optional In-License (as defined in the Regulus License Agreement) or as an Additional Right (as defined in the Regulus License Agreement), such Know-How will be included as Parent Company Know-How and (ii) Parent Company Know-How does not include [***]).[***]

1.120  “Parent Company Patents” shall mean, with respect to each Parent Company,

(a)               all Patent Rights Controlled by such Parent Company on the Effective Date and listed on Exhibit B hereto, and

(b)               all Patent Rights Controlled by such Parent Company during the term of the Regulus License Agreement (except as otherwise expressly provided therein) that claim

(i)            miRNA Compounds or miRNA Therapeutics in general,

(ii)           specific miRNA Compounds or miRNA Therapeutics,

(iii)          [***] of miRNA Compounds or miRNA Therapeutics,

(iv)          [***] by which a miRNA Antagonist directly prevents the production of the specific miRNA, or

(v)           [***], by modulating one or more miRNAs;

 provided, however, that in each case of (a) and (b), (x) for any such Patent Rights that include [***] (as defined in the Regulus License Agreement), the provisions of Section 2.4 of the Regulus License Agreement will govern whether, with respect to a Patent Right licensed under an Optional In-License (as defined in the Regulus License Agreement) or as an Additional Right (as defined in the Regulus License Agreement), such Patent Right will be included as a Parent Company Patents, and (y) Parent Company Patents do not include [***]).

1.121  “Party” or “Parties” shall have the meaning assigned to such term in the Recitals.

1.122  “Patent Costs” shall mean the reasonable fees and expenses paid to [***] and [***] and other reasonable [***]expenses paid to[***] incurred in connection with the Prosecution and Maintenance of Patent Rights.

1.123  “Patent Rights” shall mean (a) patent applications (including provisional applications and for certificates of invention), (b) any patents issuing from such patent applications (including certificates of invention), (c) all patents and patent applications based on, corresponding to, or claiming the priority date(s) of any of the foregoing, and (c) any substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals and foreign counterparts thereof.

1.124  “Payee” shall mean the Party to whom milestone payments or royalties are payable hereunder.

1.125  “Payor” shall mean the Commercializing Party and, with respect to milestone payments, GSK.

1.126  “Pending Claim” shall have the meaning assigned to such term in Section 6.6.2.

1.127  “Permitted Licenses” shall mean a license granted by a Parent Company to a Third Party to enable such Third Party to [***] but not to engage in any [***], where such Third Party is primarily engaged in [***] and is not engaged in any [***] activities with respect to any

Collaboration Targets.  As used in this definition, the term “drug” includes, in addition to [***] and other [***].

1.128  “Person” shall mean any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

1.129  “Phase 1 Clinical Trial” means a Clinical Study in any country, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients that would satisfy the requirements of 21 CFR 312.21(a), or an equivalent clinical study required by a Regulatory Authority in a jurisdiction outside of the United States.

1.130  “Phase 2 Clinical Trial” means a Clinical Study conducted in any country that is intended to explore a variety of doses, dose response and duration of effect to generate initial evidence of clinical safety and activity in a target patient population, that would satisfy the requirements of 21 CFR 312.21(b), or an equivalent clinical study required by a Regulatory Authority in a jurisdiction outside of the United States.

1.131   “Phase 3 Clinical Trial” means a Clinical Study in any country performed after preliminary evidence of efficacy has been obtained, which if successful, would provide sufficient evidence of the safety and efficacy of a product to support a Regulatory Approval, and that would satisfy the requirements of 21 CFR 312.21(c), or an equivalent clinical study required by Regulatory Authority in a jurisdiction outside of the United States.

1.132  “Phase 4 Clinical Trial” means a Clinical Study in any country which is conducted after Regulatory Approval of a product has been obtained from an appropriate Regulatory Authority, consisting of trials conducted voluntarily for enhancing marketing or scientific knowledge of an approved indication and trials conducted due to request or requirement of a Regulatory Authority.

1.133  “PoC” shall mean the confirmation by the JSC or by GSK in accordance with the applicable PoC Criteria that a Collaboration Compound has met (i) the primary, and, if relevant, secondary endpoints regarding clinical efficacy and safety after Completion of the PoC Trial and (ii) any other PoC Criteria.

1.134  “PoC Costs” shall have the meaning assigned to such term in Section 1.136.

1.135  “PoC Criteria” shall mean the clinical and non-clinical criteria to be established by the Joint Program Subcommittee, subject to the agreement of the JSC and the final approval of GSK, to establish proof of concept for a given Development Candidate through the PoC Trial in a Program.  The PoC Criteria shall set forth: (a) the [***] and relevant [***] for the PoC Trial in such a manner that, following the PoC Trial, a determination can reasonably be made that such [***]; (b) where reasonable and appropriate, a [***]; (c) appropriate and validated [***] (d) [***] (i) which is appropriate [***] as to which there is no[***]which would prevent the compound from being developed into a [***] (i.e., there is no known impediment which would render [***] the [***]) and (ii) that show [***]safety and tolerability profile in view of relevant clinical and regulatory considerations; (e) a [***] which is in a [***] that is suitable for [***] (i.e., there is no known impediment which would render [***]); (f) a [***] taking into account suitable [***] who could run such [***], any such contractors to be agreed by the JSC are understood and controlled [***] is reasonable for such indication; and (g) a [***] that is consistent with the applicable Target Product Profile.

1.136  “PoC Financial Cap” shall mean the limitation on the total [***] costs and expenditures, including [***], all of which are specifically attributable to the PoC Trial for each Program (such costs and expenditures, the “PoC Costs”), which shall not exceed [***], except as provided in Section 3.5.5.

1.137  “[***]” shall have the meaning assigned to such term in Section 4.1.1.

1.138  “[***] Exercise Fee” shall have the meaning assigned to such term in Section 6.4.

1.139  “[***] Exercise Period” shall have the meaning assigned to such term in Section 4.2.2.

1.140  “PoC Report Date” shall have the meaning assigned to such term in Section 4.2.2.

1.141  “PoC Trial” shall mean, with respect to a Program, the first human in-patient study designed to provide evidence of efficacy, safety and tolerability of a Collaboration Compound within such Program, which if conducted by Regulus, shall be consistent with the [***]agreed upon by the Parties and the PoC Financial Cap, subject to Section 3.5.5.  For purposes of clarity, the PoC Trial is intended only to demonstrate the [***] of a particular Development Candidate, and is not intended to be a [***], or intended to otherwise provide data [***].

1.142  “PoC Trial Report” shall have the meaning assigned to such term in Section 4.2.2.

1.143   “Pre-Clinical Studies” shall mean in vitro and in vivo studies of a Collaboration Compound, not in humans, including those studies conducted in whole animals and other test systems, designed to determine the toxicity, bioavailability, and pharmacokinetics of a Collaboration Compound and whether the Collaboration Compound has a desired effect.

1.144  “Preliminary PoC Plan” shall have the meaning assigned to such term in Section 3.4.4.

1.145  “Proceeding” shall mean an action, suit or proceeding.

1.146  “Program” shall mean, with respect to a Collaboration Target, the Research Program and, if GSK has not exercised its [***] Option, the Early Development Program, taken together.  For purposes of clarity, except as stated to the contrary in this Agreement, all references to rights and obligations in connection with a Program which has been terminated  under the Agreement or with respect to which GSK has exercised a Program Option, shall refer to the  continuing or surviving rights and obligations of the Parties  as applicable in accordance with the relevant provisions of the Agreement with respect to Collaboration Compounds Developed under such Program, and any Derivatives of such Collaboration Compounds Developed thereafter by the Commercializing Party.

1.147  “Program Data” shall have the meaning assigned to such term in Section 3.7.1.

1.148  “Program Option” shall have the meaning assigned to such term in Section 4.1.1.

1.149  “Program Option Exercise Fee” shall mean either the [***] Option Exercise Fee or the [***] Exercise Fee.

1.150  “Program-Specific Technology” shall have the meaning assigned to such term in Section 6.8.

1.151  “Program Term” shall define the duration of each Program hereunder and shall be determined on a Program-by-Program basis.  For each Program, the Program Term shall consist of: (a) the Research Collaboration Term and (b), if GSK has not exercised its [***] Option for such Program, the Early Development Program Term; provided, however, that the Program Term shall terminate when GSK exercises a Program Option with respect to such Program, or GSK’s right to exercise the [***] with respect to such Program has expired without GSK’s exercise of such Program Option, or such Program is otherwise earlier terminated.

1.152  “Prosecution and Maintenance” or “Prosecute and Maintain” shall mean, with regard to a Patent Right, the preparing, filing, prosecuting and maintenance of such Patent Right, as well as handling re-examinations, reissues, and requests for patent term extensions with respect to such Patent Right, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent.  For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement actions taken with respect to a Patent Right.

1.153  “Receiving Party” shall have the meaning assigned to such term in Section 9.1.

1.154  “Refused Candidate” shall have the meaning assigned to such term in Section 4.2.7.

1.155  “Refused Candidate Product” shall have the meaning assigned to such term in Section 4.2.7.

1.156  “Regulatory Approval” shall mean any and all approvals (including price and reimbursement approvals, if required prior to sale in the applicable jurisdiction), licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, department, bureau or other government entity that are necessary for the manufacture, use, storage, import, transport and/or sale of a particular Licensed Product in the applicable jurisdiction.

1.157  “Regulatory Authority” or “Regulatory Authorities” shall mean the FDA in the U.S., and any health regulatory authority(ies) in any country in the Territory that is a counterpart to the FDA and holds responsibility for granting Regulatory Approval for a Licensed Product in such country, and any successor(s) thereto.

1.158  “Regulus” shall have the meaning assigned to such term in the Recitals.

1.159  “Regulus Collaboration Know-How” shall have the meaning assigned to such term in Section 8.1.2.

1.160  “Regulus Collaboration Patents” shall have the meaning assigned to such term in Section 8.1.2.

1.161  “Regulus Collaboration Technology” shall have the meaning assigned to such in Section 8.1.2.

1.162  “Regulus Diligence Failure Event” or “Regulus Exclusivity Breach” shall have the respective meanings set forth in Section 12.2.3.

1.163  “Regulus Know-How” shall mean:

(a)               all Parent Company Know-How Controlled by Regulus or any of its Affiliates as of the Effective Date or during the Agreement Term,

(b)               all Know-How, other than Parent Company Know-How, Controlled by Regulus or any of its Affiliates as of the Effective Date or during the Agreement Term (except as otherwise expressly provided herein) that relates to:

(i)            miRNA Compounds or miRNA Therapeutics in general,

(ii)           specific miRNA Compounds or miRNA Therapeutics,

(iii)          [***] of miRNA Compounds or miRNA Therapeutics,

(iv)          [***] by which a miRNA Antagonist directly prevents the production of a specific miRNA,

(v)           [***], by modulating one or more miRNAs, and

(vi)          [***] relating to miRNA Compounds or miRNA Therapeutics (including but not limited to [***]);

 provided, however, that in each case of (a) and (b), (x) for any such Know-How other than Parent Company Know-How that includes [***] and which is not [***] as defined in Section [***] the provisions of Section 6.8.2 will govern whether such Know-How will be included as Regulus Know-How, and (y) Regulus Know-How shall exclude Collaboration Know-How.

1.164  “Regulus License Agreement” shall have the meaning assigned to such term in the Recitals.

1.165  “Regulus LLC Agreement” shall have the meaning assigned to such term in the Recitals.

1.166  “Regulus Patents” shall mean:

(a)               all Parent Company Patents Controlled by Regulus or any of its Affiliates as of the Effective Date or during the Agreement Term, including all Parent Company Patents licensed to Regulus or any of its Affiliates under the Regulus License Agreement and listed on Exhibit B,

(b)               all Patent Rights, other than Parent Company Patents, owned by Regulus or any of its Affiliates as of the Effective Date and listed on Exhibit C or otherwise Controlled by Regulus or any of its Affiliates as of the Effective Date and listed on Exhibit D, and

(c)               all Patent Rights, other than Parent Company Patents, Controlled by Regulus or any of its Affiliates during the Agreement Term (except as otherwise expressly provided herein) that claim:

(i)            miRNA Compounds or miRNA Therapeutics in general,

(ii)           specific miRNA Compounds or miRNA Therapeutics,

(iii)          [***] of miRNA Compounds or miRNA Therapeutics,

(iv)          [***] by which a miRNA Antagonist [***] of the specific miRNA,

(v)           [***], by modulating one or more miRNAs, or

(vi)          [***] relating to miRNA Compounds or miRNA Therapeutics (including but not limited to [***]);

1.167   provided, however, that in each case of (a) through (c), (x) for any such Patent Rights other than Parent Company Patents and which is not [***] as defined in Section [***] that include [***], the provisions of Section 6.8.2 will govern whether such Patent Right will be included as a Regulus Patent hereunder, and (y) Regulus Patents shall exclude Collaboration Patent Rights.  “Regulus Technology” shall mean the Regulus Patents and Regulus Know-How, excluding any Collaboration Technology owned by Regulus either solely or jointly (including by assignment from any permitted subcontractor of Regulus pursuant to Section 3.10).

1.168  “Replaceable Target” shall have the meaning assigned to such term in Section 3.2.1.

1.169  “Reports” shall have the meaning assigned to such term in Section 4.2.2.

1.170  “Research Collaboration Term” shall define the duration of each Research Program hereunder and shall be determined on a Research Program-by-Research Program basis as follows: the period ending upon the later of (a) [***] years following the Final Target Selection Date, or (b) the date on which the activities set forth under the Research Plan for a given Research Program are all completed; provided, however, that such period shall terminate when (i) GSK exercises the relevant [***] Option, (ii) the JSC ([***] as applicable) terminates such Program, (iii) the Collaboration Compound which is the subject of such Research Program is confirmed by the JSC as a Development Candidate, or (iv) the date on which such Program is terminated earlier in accordance with the applicable provisions of this Agreement.

1.171  “Research Plan” shall mean a research plan (including any subsequent updates or amendments thereto) for each given Research Program that sets forth the outline of activities to be conducted by Regulus comprising such Research Program. Such Research Plan shall be based on the activities outlined in the Initial Research Plan.

1.172  “Research Program” shall mean, with respect to a Collaboration Target,  the Development activities performed or to be performed by Regulus in accordance with the Research Plan during the Research Collaboration Term directed to identifying a Development Candidate for such Collaboration Target, including research, identification, characterization, optimization and pre-clinical testing of Collaboration Compounds up until initiation of a [***]

1.173  “Returned Licensed Product” shall have the meaning assigned to such term in Section 4.3.2.

1.174  “Reverse Royalty” shall have the meaning set forth in Section 6.7.

1.175  “Royalty-Bearing Product” shall mean (a) any Licensed Product Commercialized by or on behalf of GSK, its Affiliates or Sublicensees hereunder, upon the sale of which GSK would owe Regulus a royalty pursuant to Section 6.6; and (b) any Refused Candidate Product or Returned Licensed Product Commercialized by or on behalf of Regulus, its Affiliates or Sublicensees hereunder, upon the sale of which Regulus would owe a royalty to GSK pursuant to Section 6.7.  For purposes of clarity, Royalty-Bearing Product includes the relevant Combination Products.

1.176   [***].

1.177  “Screening Assays” shall mean the screening assays as defined in the Initial Research Plan.

1.178  “SEC” shall mean the U.S. Securities and Exchange Commission.

1.179  “Selling Party” shall have the meaning assigned to such term in Section 1.113.

1.180  “Services Agreement” shall have the meaning assigned to such term in the Recitals.

1.181  “Side Agreement” shall have the meaning assigned to such term in the Recitals.

1.182  “Subcommittee” shall have the meaning assigned to such term in Section 2.2.

1.183  “Sublicensee” shall mean a Third Party or Parent Company to whom a Party or its Affiliates or Sublicensees has granted a sublicense or license under any Collaboration Technology and/or Regulus Technology or GSK Technology, as the case may be, licensed to such Party in accordance with the terms of this Agreement.

1.184  “Subsequent Collaboration Target” shall have the meaning assigned to such term in Section 3.2.1.

1.185  “Target” shall mean a miRNA.

1.186  “Target Product Profile” or “TPP” shall mean, with respect to a given Development Candidate or class of compounds, and a given Indication, the targeted attributes for an aspirational drug product for the treatment and/or prophylaxis of such Indication. These attributes will be determined through an understanding of current and future unmet medical and market needs, and of the product performance necessary for Regulatory Approval and competitive differentiation at the time of anticipated launch.  By way of guideline only, a TPP typically contains information on at least the following parameters: [***].

1.187  “Target Selection Period” shall have the meaning assigned to such term in Section 3.2.1.

1.188  “Terminated Program Option” shall have the meaning assigned to such term in Section 4.1.1.

1.189  “Territory” shall mean all of the countries and territories of the world.

1.190  “Third Party” shall mean any Person other than Regulus or GSK or an Affiliate of Regulus or GSK or a Parent Company of Regulus.

1.191  “Third Party License Pass-Through Costs” shall mean, (a) with respect to Regulus, the licensing costs and payments that Regulus owes to Third Parties, but excluding any costs and payments of any kind owed by Regulus to [***], or (b) with respect to GSK, the licensing costs and payments that GSK owes to Third Parties, in each case as a result of the practice of intellectual property licensed from such Third Parties in the Development, Manufacture and/or Commercialization of Collaboration Compounds and/or Licensed Products hereunder, including, without limitation, [***] payments.  For clarity, any such costs and payments owed to Third Parties by a Party (x) shall only include the share of such costs and payments which is [***], and not by any of its Affiliates or by [***], as applicable (although, for clarity, if such costs and payments are paid by [***], as applicable, solely in order for such [***] to the relevant Third Party in those situations in which (i) GSK is a sublicensee of such Third Party, through its Affiliate, then such costs and payments shall be [***], or (ii) Regulus is a sublicensee of such Third Party through its Affiliate or Parent Company, then such costs and payments shall be [***], in each case subject to the following clause (y)), and (y) shall only include any such costs and payments to the [***].

1.192  “Third Party and Parent-Originated Rights and Obligations” shall mean the rights of, and any limitations, restrictions or obligations imposed by, (a) Parent Companies pursuant to the Regulus License Agreement and (b) Third Parties pursuant to (i) the contracts assigned to Regulus pursuant to Section 2.1 of the Regulus License Agreement, [***](as defined in the Regulus License Agreement)[***](as defined in the Regulus License Agreement)[***](as defined in the Regulus License Agreement)[***](each as defined in the Regulus License Agreement)[***].

1.193  “Total License Pass-Through Costs” shall mean the licensing costs and payments that [***] as a result of the practice of intellectual property licensed from any such

[***] in the Development, Manufacture and/or Commercialization of Collaboration Compounds and/or Licensed Products hereunder, including, without limitation, all upfront fees, annual payments, milestone payments and royalty payments.  For clarity, any such costs and payments (a) shall only include the share of such costs and payments which is [***], and not by any [***] (although, for clarity, if such costs and payments are [***] solely in order for [***] to the relevant Third Party in those situations in which [***], of such Third Party, then such costs and payments shall be [***], subject to clause (b)), and (b) shall only include any such costs and payments to the [***].

1.194  “United States” or “U.S.” shall mean the fifty states of the United States of America and all of its territories and possessions and the District of Columbia.

1.195  “Upfront Payment” shall have the meaning assigned to such term in Section 6.1.

1.196  “Valid Claim” shall mean a claim (a) of any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; [***].

1.197  [***] shall have the meaning assigned to such term in Section 12.7.7(a).

ARTICLE 2

GOVERNANCE OF THE COLLABORATION

2.1  The Joint Steering Committee.

2.1.1       Generally.  Promptly, and in any event within [***] days, after the Effective Date, the Parties shall establish and convene a committee (the “Joint Steering Committee” or “JSC”) as more fully described in this Section 2.1.  The JSC shall have review and oversight responsibilities, including the responsibilities set forth in Section 2.1.6 below, for all Development activities performed by the Parties under the Initial Research Plan, the Research Plans and, if applicable, the Early Development Plans during the Collaboration Term.  After the exercise by GSK of a Program Option for a Program, the JSC shall remain in place solely to serve as a vehicle to facilitate the communication of information between the Parties with respect to any subsequent Development activities by GSK with respect to the Option Compounds and related Licensed Products Developed under such Program and, once Commercialization is underway with respect to such Program (as measured by the Regulatory Approval, in any country of the world, of a Licensed Product with respect to such Program), GSK will keep

Regulus informed of activities through an annual progress report and the JSC shall no longer be required to meet with respect to such Program.  Each Party agrees to keep the JSC informed of the progress of the Development and/or Commercialization activities for which such Party is responsible hereunder with respect to each Program.

2.1.2       Regulus’ Right to Discontinue Participation.  Notwithstanding anything in this Agreement to the contrary, at any time following the end of the Program Term with respect to a Program hereunder, Regulus shall have the right, upon written notice to GSK, to discontinue its participation in the Joint Steering Committee or any Subcommittee thereof with respect to such Program, and such discontinuation by Regulus shall not constitute a breach of Regulus’ obligations hereunder.  For the avoidance of doubt, the exercise by Regulus of its right to discontinue its participation in the JSC pursuant to this Section 2.1.2 will not relieve Regulus of the obligation to perform any of its activities under any Program hereunder, and GSK shall have the right in such event to make decisions on matters where the JSC would have had such right and authority with respect to such Program, as necessary in order to continue such Programs.  For clarity, in the event that Regulus obtains rights to Refused Candidates, Refused Candidate Products or Returned Licensed Products hereunder, Regulus shall have the right in such event to make decisions on all matters related to the Development, Manufacture and/or Commercialization of such Refused Candidates, Refused Candidate Products or Returned Licensed Products.

2.1.3       Membership.  The JSC shall be comprised of [***] representatives (or such other number of representatives as the Parties may agree) from each of GSK and Regulus.  Each Party shall provide the other with a list of its initial members of the JSC on the Effective Date.  Each Party may replace any or all of its representatives on the JSC at any time upon written notice to the other Party in accordance with Section 13.6 of this Agreement.  Each representative of each Party shall be of the seniority and have expertise (either individually or collectively) in business and pharmaceutical drug discovery and development appropriate for service on the JSC in light of the functions, responsibilities and authority of the JSC and the status of Development of the Collaboration Compounds and related Licensed Products.  Any member of the JSC may designate a substitute to attend and perform the functions of that member at any meeting of the JSC.  Each member of the JSC, and any such substitute, shall be subject to the confidentiality obligations of Article 9.  Each Party may, in its reasonable discretion, invite non-member representatives of such Party to attend meetings of the JSC as a non-voting participant, subject to the confidentiality obligations of Article 9.  The Parties shall designate a chairperson (each, a “Chairperson”) to oversee the operation of the JSC, each such

Chairperson to serve a twelve (12) month term. The right to name the Chairperson shall alternate between the Parties, with [***] designating the first such Chairperson.

2.1.4       Meetings.  During the Collaboration Term (subject to Section 2.1.2), the JSC shall meet in person or otherwise once each Calendar Quarter, and less or more frequently as the Parties mutually deem appropriate, on such dates, and at such places and times, as provided herein or as the Parties shall agree.  Upon the conclusion of the Collaboration Term (subject to Section 2.1.2), the JSC shall meet, in person or otherwise, once every two (2) Calendar Quarters or more or less frequently as mutually agreed between the Parties, to provide Regulus an update regarding GSK’s efforts after exercise of its Program Option(s) and otherwise to perform the responsibilities assigned to it under this Agreement while a Collaboration Compound is in Development; provided, however, that the Parties agree to periodically discuss in good faith the frequency and scope of such ongoing meetings and such JSC meetings will not occur once all Programs are in Commercialization (as measured by the Regulatory Approval, in any country of the world, of a Licensed Product with respect to each such Program).  Meetings of the JSC that are held in person shall alternate between the offices of the Parties, or such other place as the Parties may agree.  The members of the JSC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.

2.1.5       Minutes.  During the Collaboration Term (subject to Section 2.1.2), the Chairperson shall designate to the Alliance Manager of the other Party, responsibility for preparing and circulating minutes within [***] days after such meeting setting forth, a brief summary of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JSC and a list of any issues to be resolved by the Executive Officers pursuant to Section 2.1.7.  Such minutes shall be effective only after written approval of such minutes by both Parties.  With the sole exception of specific items of the meeting minutes to which the members cannot agree and which are escalated to the Executive Officers as provided in Section 2.1.7 below, definitive minutes of all JSC meetings shall be finalized no later than [***] days after the meeting to which the minutes pertain. If at any time during the preparation and finalization of the JSC minutes, the Parties do not agree on any issue with respect to the minutes, such issue shall be resolved by the escalation process as provided in Section 2.1.7.  The decision resulting from the escalation process shall be recorded by the designated Alliance Manager in amended finalized minutes for said meeting.  Notwithstanding any of the foregoing, in no event shall such minutes be deemed to amend, or be incorporated into, the terms of this Agreement.

2.1.6       Specific Responsibilities of the JSC. Without limiting any of the foregoing, subject to Sections 2.1.7 and 2.2.2, the JSC shall perform the following functions for any given Program, some or all of which may be addressed directly at any given meeting of the JSC:

(a)               Review [***] each Research Plan and any amendments thereto as it relates to either an Initial Collaboration Target or a Subsequent Collaboration Target;

(b)               Confirm that the Discovery Milestone has been achieved for a Program, [***];

(c)               review, update [***] (upon unanimous agreement of the Parties) the Candidate Selection Criteria within [***] days of recommendation by the JPS, including any amendments thereto proposed by either Party (through the JPS, JSC or otherwise);

(d)               amend ([***] of the Parties) the Candidate Selection Criteria from time to time;

(e)               confirm ([***] of the Parties) whether a Collaboration Compound meets the Candidate Selection Criteria;

(f)                review, update [***] (upon unanimous agreement of the Parties) the (i) design and content of the PoC Criteria, (ii) Target Product Profile upon which such PoC Criteria was based, and (iii) design, content and endpoints of the PoC Trial, in each case within [***] days of recommendation by the JPS, including any amendments to the PoC Criteria design and content, Target Profit Profile or PoC Trial design, content and endpoints which may be proposed by either Party (through the JPS, JSC or otherwise), each of (i), (ii) and (iii) shall be subject to GSK final decision-making authority as described in Section 2.1.7(b);

(g)               review the overall progress of Regulus’ efforts to discover, identify, optimize and otherwise Develop Collaboration Compounds under each Program, including review and [***] of any proposal for termination of a Program;

(h)               review [***] the Development of any Collaboration Compound for the treatment of any potential additional Indications;

(i)                review, update [***] (upon unanimous agreement of the Parties) the Initial Research Plan, the Research Plans and, if applicable, the Early Development Plans, including any technical changes or amendments thereto which may be proposed by either Party (through the JPS, JSC or otherwise) to reflect [***], with the aim of achieving the [***] Criteria and [***] Criteria;

(j)                discuss and attempt to resolve (by unanimous agreement of the Parties) any deadlock issues submitted to it by any Subcommittee, including the resolution of any disputes regarding [***]; and

(k)               such other responsibilities as may be assigned to the JSC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time;

provided, however, that in no event shall the JSC have any authority to (x) resolve any disputes involving the breach or alleged breach of this Agreement, (y) amend any budget or allocation of costs between the Parties, or require either Party to expend additional resources, whether internal or external, except as stated under this Agreement pursuant to the exercise of discretionary authority expressly granted to the JSC or (z) otherwise amend or modify this Agreement or the Parties’ respective rights and obligations hereunder.

2.1.7       Decision-Making Authority and Escalation Process.

(a)               Generally, except as otherwise expressly provided herein, all decisions of the JSC shall be made by consensus, with each Party having collectively [***] in all decisions.

(b)               Prior to the exercise by GSK of its Program Option for a given Program, unless such Program is earlier terminated, if the JSC cannot agree on a matter within its purview, the matter will be escalated to the Parties’ Executive Officers, who shall have a period of [***] days (unless extended by mutual agreement of the Executive Officers) to resolve such dispute by cooperating in good faith.  Except as otherwise stated below in this Section 2.1.7, if the Parties still cannot agree on a matter after such escalation to the Executive Officers, the Parties will submit such matter to binding arbitration in accordance with Section 13.1; provided, however, that, in lieu of binding arbitration, (i) if the dispute relates primarily to [***], the dispute will instead be resolved by [***] in accordance with [***] and (ii) for each Program, GSK will have final decision-making authority with respect to any disputes between the Parties concerning (A) the [***], (B) the [***], and/or (C) the [***], and none of such disputes listed in [***] above will be subject to arbitration under Section 13.1 or any other form of review, provided, that, in the case of any dispute regarding (ii) above GSK asserts such final decision-making right in good faith, based upon [***] or upon some other rational basis in light of [***], and subject to Section 3.5.5 with respect to the [***].

(c)               After the exercise by GSK of its Program Option for a given Program, GSK will have sole decision-making authority on all decisions relating to the Development and Commercialization of any Option Compounds and related Licensed Products under such Program.  If Regulus disagrees with any such decisions taken by GSK, such disagreement will not be escalated to the Executive Officers nor shall any such disagreement be submitted to arbitration under Section 13.1 or any other form of review; provided, however, that GSK will comply with its diligence obligations (as described below in Article 4) and other relevant obligations as expressly stated hereunder (including payment obligations) and any dispute with respect to whether there has been a material breach by GSK of such obligation may be escalated to the Executive Officers and, if the Executive Officers are unable to resolve such dispute within thirty (30) days thereof, to binding arbitration under Section 13.1.

(d)               Regulus shall not have the right to progress any [***] without the express prior unanimous approval of the JSC, and shall not have the right to research or pursue any [***] for any Collaboration Compound (other than [***] applicable to such Collaboration Compound) without the express prior unanimous approval of the JSC, except with respect to Refused Candidates, Refused Candidate Products and Returned Licensed Products.

(e)               Notwithstanding anything in this Agreement to the contrary, if the JSC is unable to unanimously agree on any matter before it (including the resolution of any dispute arising at any Subcommittee level), such matter shall be subject to escalation to the Executive Officers and resolution as described in this Section 2.1.7, except in the case of matters which pertain to Prosecution and Maintenance which shall be resolved in accordance with Article 8.

2.2  Subcommittee(s).  From time to time, the JSC may establish subcommittees to oversee particular projects or activities, as it deems necessary or advisable (each, a “Subcommittee”).  Each Subcommittee shall consist of such number of members as the JSC determines is appropriate from time to time.  Such members shall be individuals with expertise and responsibilities in the areas relevant to the function and purpose of the proposed Subcommittee.  Generally, except as otherwise expressly provided herein (including Section 2.2.2), all decisions of any Subcommittee shall be made by consensus, with each Party having collectively one (1) vote in all decisions.

2.2.1       Joint Program Subcommittee.

(a)               Promptly after the establishment of the JSC pursuant to Section 2.1, the JSC shall establish the Joint Program Subcommittee (the “JPS”).  The JPS shall be comprised of [***] representatives (or such other number of representatives as the Parties may agree) from each of GSK and Regulus and shall meet once every Calendar Quarter or more or less frequently as the Parties mutually agree (subject to Section 2.1.2).  The JPS will report to the JSC and will be responsible for the recommendation to the JSC with respect to each Program of

(i) the Candidate Selection Criteria for such Program, which shall be recommended to the JSC no more than [***] days following the selection of the relevant Collaboration Target, (ii) the design and content of all PoC Criteria and Target Product Profiles for such Program as set forth below, which shall be recommended to the JSC no more than [***] days following the nomination of a Development Candidate, and (iii) the design, content and endpoints of all PoC Trials, which shall be recommended to the JSC no more than [***] days following the nomination of a Development Candidate.  In the event of a dispute within the JPS on any matter, such matter shall be submitted to the JSC for resolution in accordance with the provisions of Section 2.1.7(b).

(b)               For each Program, a Target Product Profile shall be prepared by GSK, in consultation with Regulus and through the JPS, for adoption by the Joint Steering Committee; provided, that each TPP shall (i) be consistent with and no broader than the Indication and Collaboration Targets for its corresponding Program, and (ii) set as the objective for the Program competitiveness in the applicable market, but not necessarily superiority in all aspects relevant to pharmaceutical commercialization.  Upon nomination of a Development Candidate, each such aspirational TPP shall be updated, amended or modified to specifically address the particular qualities and features of such Development Candidate.  In the event of a disagreement at the JSC level, GSK shall have the final decision-making authority on the content of the Target Product Profile or any amended TPP as set forth in Section 2.1.7(b).  It is understood and agreed that the Target Product Profile is aspirational in nature, and that any given Development Candidate may not meet all targeted features and requirements of a given TPP, and that certain features of the TPP may only apply to later stages of Development of a given Development Candidate (such as development of a sustained release formulation, etc.).

2.2.2       Joint Patent Subcommittee.  Promptly after the establishment of the JSC pursuant to Section 2.1, the JSC shall establish a Joint Patent Subcommittee (the “Joint Patent Subcommittee”).  The Joint Patent Subcommittee shall be comprised of an equal number of representatives from each of GSK and Regulus.  The Joint Patent Subcommittee will report to the JSC and will be responsible for the coordination of the Parties’ efforts in accordance with the provisions set forth in Article 8 of this Agreement (subject to Section 2.1.2).  In the event of a dispute within the Joint Patent Subcommittee, such matter shall be submitted to the JSC for resolution; provided, however, that the provisions of Article 8 shall determine which Party shall have control and the final decision-making authority with respect to matters related to Prosecution and Maintenance, enforcement of Patent Rights, the determination of inventorship, and patent listing obligations.

2.3  Alliance Managers.  Promptly after the Effective Date, each Party shall appoint an individual (other than an existing member of the JSC) to act as the project leader for such Party (each, an “Alliance Manager”).  Each Alliance Manager shall thereafter be permitted to attend meetings of the JSC and any other Subcommittee as a nonvoting observer, subject to the confidentiality provisions of Article 9.  The Alliance Managers shall be the primary point of contact for the Parties regarding the activities of the Parties contemplated by this Agreement during the Agreement Term and shall facilitate all such activities hereunder, including, but not limited to, communications between the Parties following any decisions made by the JSC, and the exchange of information between the Parties as described in Section 3.9.2.  The Alliance Managers shall also be responsible for assisting the JSC and the Joint Program Subcommittee in performing their respective responsibilities.  The name and contact information for such Alliance Manager, as well as any replacement(s) chosen by Regulus or GSK, in each such Party’s sole discretion, from time to time, shall be promptly provided to the other Party in accordance with Section 13.6 of this Agreement.

2.4  Certain Matters Subject to Expert Panel.  If, at any time during the relevant Program Term, the JSC is unable to agree whether to [***], the Parties shall submit such matter to a panel of three (3) experts who are experienced in the field of biopharmaceuticals (an “Expert Panel”).  All members of the Expert Panel must be mutually agreed by the Parties in good faith and as promptly as possible and must be free of any conflicts of interest with respect to either or both Parties.  The Expert Panel shall promptly hold a hearing to review the matter, at which they will consider briefs submitted by each Party at least [***] days before the hearing, as well as reasonable presentations that each Party may present.  The Parties may elect to use separate Expert Panels for different Programs in order to align the expertise of the members of the Expert Panels with the subject matter of the respective Programs.  The Expert Panel will only [***] if the Expert Panel unanimously agrees that [***] is [***]. The Expert Panel shall not be permitted to take into account [***].  The determination of the relevant Expert Panel as to such dispute shall be binding on both Parties.  The Parties shall share equally in the costs of the Expert Panel, and each Party shall bear its own costs associated with preparing for and presenting to the Expert Panel.  The Parties may also elect by mutual agreement to use an Expert Panel (or other panels of key opinion leaders) for guidance on other issues that may arise during the Collaboration Term.

ARTICLE 3

THE CONDUCT OF THE COLLABORATION; REGULUS DILIGENCE

3.1  Overview.  Subject to and in accordance with the terms of this Agreement, Regulus will be responsible for conducting [***] Programs, each to be directed at a different Collaboration Target to be selected as set forth in Section 3.2 below, with the goal of researching, identifying and otherwise Developing [***] Collaboration Compounds under each Program through to [***], subject to earlier termination of such Program or the exercise of the [***] Option as described in this Agreement.

3.2  Selection of Targets.

3.2.1       Initial Collaboration Targets; Subsequent Collaboration Targets.  As of the Effective Date, GSK has selected [***] Targets to be the subject of Programs to be progressed by Regulus under Section 3.3 (each such Target, an “Initial Collaboration Target”), which [***] Initial Collaboration Targets are listed on Exhibit E hereto.  GSK shall have the right to identify an additional [***] Targets (each, a “Subsequent Collaboration Target”, and together with the Initial Collaboration Targets, the “Collaboration Targets”) from the miRNA Pool within [***] months of identification of such miRNA Pool from within the miRNA Library in accordance with the Initial Research Plan (such [***] period, the “Target Selection Period” and the end of such [***] period being the “Final Target Selection Date”); provided, further, that GSK may, at any time during the Target Selection Period, replace up to [***] previously-identified Collaboration Targets which have not reached [***] (each, a “Replaceable Target”) with a different Target from the miRNA Pool, in which case, such different Target shall become a Collaboration Target and such previously-identified Collaboration Target (as such, a “Former Target”) shall no longer be a Collaboration Target.  For purposes of clarity, notwithstanding anything in this Agreement to the contrary, in no event shall GSK have the ability to replace more than [***] previously-identified Collaboration Targets under this Agreement, nor shall there be more than a total of [***] Collaboration Targets as of the Final Target Selection Date. Any Target which is not a Collaboration Target as of the Final Target Selection Date shall thereafter be a Former Target.

3.2.2       Selection to be Completed by Final Target Selection Date.  After the selection of the Subsequent Collaboration Targets by GSK from the miRNA Pool, to be completed by the Final Target Selection Date, Regulus will progress Programs against such Subsequent Collaboration Targets in accordance with the Research Plan for each Program as set forth in Section 3.3.  If any Subsequent Collaboration Target is not selected within the Target

Selection Period, GSK’s rights and Regulus’ obligations under the Agreement with respect to such Subsequent Collaboration Target and related Program shall terminate.

3.2.3       Blocked Targets.  Additionally, if during the Target Selection Period, Regulus intends to work outside of the Research Program, along with or for the benefit of an Affiliate, Parent Company or a Third Party, to identify, research, optimize, otherwise Develop or Commercialize any [***] prior to the selection by GSK of all [***] final Collaboration Targets, then Regulus shall first offer in writing to GSK the right to select such miRNA as one of the remaining Collaboration Targets hereunder, including as a replacement for any Replaceable Target, in each case solely to the extent that GSK has the right to do so under Section 3.2.1 above (including the [***] limitation set forth therein), such right to expire [***] days after GSK’s receipt of such written offer.  If GSK does not select such miRNA as a Collaboration Target hereunder, such miRNA shall thereafter be excluded from the miRNA Pool and deemed a Blocked Target; provided, however, that no more than [***] of the number of miRNAs in the miRNA Pool may be deemed to be a Blocked Target under the Agreement.

3.2.4       Expansion of Agreement.  The Parties hereby agree that, on or about the date that is [***] years after the Effective Date as may be mutually agreed by the Parties, the Parties shall meet to discuss and consider in good faith the possible expansion of the Agreement to include additional Targets, on [***], but without any obligation on either Party to enter into any such expanded Agreement.

3.3  Commencement of the Programs; Research Program; Research Plan.

3.3.1       Commencement of Program.  Commencing on the Effective Date, Regulus will progress Programs directed against the Initial Collaboration Targets in accordance with the Research Plan for each such Program.  The Programs directed against the Subsequent Collaboration Targets shall each commence as soon as practicable after the selection of such Subsequent Collaboration Targets and the final JSC approval of the Research Plan with respect to such Program.

3.3.2       Research Program.  Subject to the oversight of the JSC and except as may be mutually agreed by the Parties, Regulus shall be solely responsible for conducting all Development activities set forth in the Research Plan with respect to Collaboration Compounds under each Research Program, and for all costs and expenses associated therewith, during the relevant Research Collaboration Term.

3.3.3       Research Plan.  Each Research Program will be carried out by Regulus pursuant to a Research Plan, which will outline (subject to JSC [***] and/or amendment as set forth in Section 2.1.6), for each Collaboration Target, as appropriate:  discovery, research and optimization activities in connection with the identification and progression of Collaboration Compound to Candidate Selection Stage; and estimated timelines for completion of the studies and activities to be undertaken by Regulus thereunder.  The Research Plan shall be updated by Regulus as needed, but at least once Annually and submitted to the JSC for its review and comment and may be further amended, at any time and from time to time, by Regulus, to reflect material events or changes under the then-current Research Plan.  It is expected that the level of detail required for activities with respect to each Collaboration Target will vary depending on the state of progression of Regulus’ efforts with regard to such Collaboration Target.

3.4  Development Candidate Selection; Preliminary PoC Plan.

3.4.1       Selection of Development Candidate.  During the relevant Research Collaboration Term, using the Candidate Selection Criteria and Target Product Profile as a guide, Regulus shall use Diligent Efforts to conduct studies under each Research Program that it determines appropriate to Develop a Development Candidate, and to select [***] Collaboration Compound that it determines has met the Candidate Selection Criteria.  Upon such determination, Regulus shall seek confirmation by the JSC that such Collaboration Compound meets the Candidate Selection Criteria.  The JSC shall review all relevant information and study results concerning each such proposed Development Candidate, and, if the JSC unanimously confirms such selection, then (x) such Collaboration Compound shall be designated a Development Candidate, (y) the Parties shall agree upon an Early Development Plan for such Development Candidate, and (z) following JSC approval of such Early Development Plan, the Early Development Program for such Development Candidate shall commence in accordance with Section 3.5.  If the JSC does not confirm that such Collaboration Compound meets the Candidate Selection Criteria, then the procedures set forth in Section 3.4.3 shall apply.

3.4.2       Identification of Back-Up Compounds.  Upon JSC confirmation of a Development Candidate, Regulus may also identify Collaboration Compounds as preliminary Back-up Compounds to such Development Candidate.  With respect to any Back-up Compound for such Program, if such Back-up Compound has not yet reached the [***] Stage as of the expiration of the [***] Option Exercise Period with respect to such Program, Regulus shall have the right, but not the obligation, to conduct Development activities to advance such Back-up Compound to the [***] Stage [***].

3.4.3       If No [***] is Selected.  For clarity, if no Collaboration Compound under a Program meets the [***] Criteria, or the JSC does not confirm Regulus’ nomination of a Collaboration Compound as a [***] after completion of the activities outlined in the applicable

Research Plan or otherwise decides to terminate the Program by the end of the Research Collaboration Term, the Program shall be deemed terminated by the JSC, Regulus shall not be required to conduct any activities under any Early Development Program with respect to such Collaboration Target, and the Collaboration Compounds directed against such Collaboration Target shall be deemed Refused Candidates and revert to Regulus, subject to Section 4.2.7; provided, however, that GSK shall have the right to exercise its Terminated Program Option for any Program in accordance with Section 4.2.3.

3.4.4       Preliminary PoC Plan.  At the time of, and as part of the process of selection of the Development Candidate as provided in Section 3.4.1, the Parties, through the JSC and/or JPS, shall discuss and agree upon the appropriate preliminary development strategy and a preliminary plan for establishing PoC for such Development Candidate, including the possible trial design and protocol for the PoC Trial, and estimated associated costs and timelines, it being understood that such trial design and timelines are merely provisional and preliminary, and are subject to modification (the “Preliminary PoC Plan”).  Regulus shall have the right, but not the obligation, to reasonably rely on such Preliminary PoC Plan in undertaking any Phase 1 Clinical Trials of such Development Candidate under any Early Development Program for such Development Candidate.  Notwithstanding the foregoing, and Regulus’ discretion in the overall conduct of the Research Program and Early Development Programs, the final PoC Criteria and the final PoC Trial for such Development Candidate shall be subject to the further design of the JPS and the review and unanimous approval of the JSC as set forth in Section 2.1.6, and any disputes related thereto shall be resolved in accordance with Section 2.1.7.

3.5  Early Development Program; Early Development Plan.

3.5.1       Early Development Program.  Unless GSK exercises its [***] Option for a given Research Program within the [***] Option Exercise Period, Regulus shall proceed with conducting Development activities directed toward progressing the Development Candidate for such Research Program through Completion of the PoC Trial, including the conduct of a Phase 1 Clinical Trial and such PoC Trial, in accordance with the Early Development Plan (“Early Development Program”).  In such case, subject to the oversight of the JSC and except as may be mutually agreed by the Parties, Regulus shall be solely responsible for conducting all Development activities set forth in the Early Development Plan with respect to Collaboration Compounds under each Early Development Program, and for all costs and expenses associated therewith, during the Early Development Program Term.  GSK, through the JSC, shall have the right to provide consultation and advice with respect to such activities, which shall be considered in good faith by Regulus.

3.5.2       Early Development Plan.  Each Early Development Program will be carried out by Regulus pursuant to an Early Development Plan, subject to JSC approval and/or amendment as set forth in Section 2.1.6.  The Early Development Plan shall be updated by Regulus as needed, but at least once Annually and submitted to the JSC for its review and comment and may be further amended, at any time and from time to time, by Regulus, to reflect material events or changes under the current Early Development Plan, subject to JSC approval and GSK final decision-making authority on the PoC Criteria and the PoC Trial design.  It is expected that the level of detail required for activities with respect to each Development Candidate will vary depending on the state of progression of Regulus’ efforts with regard to such Development Candidate.

3.5.3       Substitution of Development Candidate with Back-Up Compound.  If, at any time during the Early Development Program prior to initiation of the [***], the Parties mutually agree through the JSC to substitute for the Development Candidate any Back-up Compound for further Development, including without limitation mutual agreement in good faith with respect to the [***] and GSK’s ability to [***], then Regulus shall undertake such substitution and Development of the Back-up Compound upon such mutually-agreed terms.

3.5.4       Completion of PoC Trial.  Following the conduct of the PoC Trial by Regulus for any Development Candidate, Regulus shall promptly notify GSK in writing thereof and provide to the JSC and GSK the PoC Trial Report which will initiate the [***] Exercise Period.  Regulus shall endeavor in good faith to provide GSK with a reasonably accurate estimate of the time that the PoC Trial Report will be available at least [***] months in advance.  In the event that such estimate of delivery date is found to be more than [***] months past the estimated date, GSK shall have a [***] extension for the time allowed hereunder to exercise the PoC Option.

3.5.5       Conduct of PoC Trial within PoC Financial Cap.  In the event that (a) GSK, in accordance with Section 2.1.7, exercises its final decision-making authority with respect to the PoC Criteria or the design, content and end points of any PoC Trial, and the JSC agrees  (such agreement not to be unreasonably withheld) that the [***] of such PoC Trial would [***] or (b) the [***] of such PoC Trial actually [***] except to the extent due to [***], then, in each case, (i) Regulus shall use its Diligent Efforts to conduct such PoC Trial and [***], the amount of such [***] to be agreed prior to the initiation of the PoC Trial (to the extent possible), and in such event any [***] on account of such PoC Trial [***] shall be [***] of GSK arising under the relevant Program hereunder, or (ii) if Regulus does not have [***] to conduct such PoC Trial which has been [***], then GSK shall either, such choice to be made at GSK’s sole discretion,

(A) agree to [***] such agreement not subject to [***] in making such decision, the PoC Trial, and then [***] as would have been required of Regulus hereunder, and Regulus shall be required to [***] attributable to the PoC Trial which would have been equivalent to [***] for conducting the PoC Trial if a good-faith estimate of such [***] based on the PoC Trial design, content and end points, plus, the first [***] in PoC Costs of such PoC Trial, and [***] on account of such PoC Trial above [***] shall be [***] of GSK arising under the relevant Program hereunder or (B) revise the PoC Criteria or the design, content and end points of any PoC Trial to [***].

3.6  Regulus Diligence. The common objective of the Parties is to identify and Develop [***] Collaboration Compound for each Program for Development and Commercialization as Licensed Products containing such Collaboration Compound(s) in the Field in the Territory under the terms of this Agreement.  Regulus shall use its Diligent Efforts to conduct the identification, screening, characterization, optimization and other discovery and research activities in accordance with the Initial Research Plan during the Target Selection Period, and to carry out and conduct each Research Program and Development in accordance with the Research Plan, and, if GSK has not exercised its [***] Option for such Program, each Early Development Program in accordance with the relevant Early Development Plan during the Program Term.  To that end, Regulus shall dedicate to the conduct of the initial discovery and research activities under the Initial Research Plan, and the Development activities under each Program, appropriate resources and allocate personnel with an appropriate level of education, experience and training in order to achieve the objectives of this Agreement efficiently and expeditiously, which resources and personnel shall be consistent with the applicable requirements of the Initial Research Plan, the Research Plan and any Early Development Plan and shall be consistent always with the standard under this Agreement applicable to Regulus for its Diligent Efforts.  For purposes of clarity, Regulus shall be deemed to have met its diligence obligation hereunder with respect to each Program (a) upon achievement of the [***] Stage if GSK exercises the relevant Program Option at the [***] Stage or (b) if GSK does not exercise the relevant Program Option before [***], upon Completion of the PoC Trial and completion of all other activities set forth in the Early Development Program; provided, however, that the Parties acknowledge that such clauses (a) and (b) may not be the only proof that Regulus has met its diligence obligations.

3.7  Specific Regulus Responsibilities.  During the  Program Term with respect to each Program, and consistent with and subject to the applicable Research Plan and Early Development Plan (as each such plan may be updated or amended from time to time hereunder), Regulus shall be responsible for the following activities.

3.7.1       General.  Regulus shall use its Diligent Efforts to:

(a)              conduct Development activities to identify, research, optimize, and otherwise Develop Collaboration Compounds under such Program, including, without limitation, screening for new Collaboration Compounds against the relevant Collaboration Target as necessary and conducting medicinal chemistry with respect to a potential Development Candidate under the Program with the aim of achieving Candidate Selection Criteria and PoC Criteria;

(b)              if GSK has not exercised the Candidate Selection Option, conduct Pre-Clinical Studies and Clinical Studies through and including the Completion of the PoC Trial for a Development Candidate and conduct formulation development of such Development Candidate for each Program;

(c)              provide to the JSC reasonable progress updates at each Calendar Quarter meeting of the JSC on the status of each Program, summaries of data associated with Regulus’ Development activities (“Program Data”), and the likelihood of and general timetable for completion of such Development activities and advancement of Collaboration Compounds to the next phase of Development, as applicable;

(d)              consider in good faith all reasonable suggestions received from GSK regarding the Initial Research Plan and any Research Plan, Research Program, Early Development Plan and/or Early Development Program; and

(e)              perform such other obligations with respect to each Research Program and each Early Development Program as the JSC may assign to Regulus from time to time under the Initial Research Plan and any Research Plan, Research Program, Early Development Plan and/or Early Development Program.

3.7.2       Data Integrity.

(a)              Regulus acknowledges the importance to GSK of ensuring that the activities under the Initial Research Plan, Research Programs and any Early Development Programs are undertaken in accordance with the following good data management practices (“Good Data Management Practices”):

(i)            Data are being generated using sound scientific techniques and processes;

(ii)           Data are being accurately recorded in accordance with good scientific practices by persons conducting research hereunder;

(iii)          Data are being analyzed appropriately without bias in accordance with good scientific practices;

(iv)          Data and results are being stored securely and can be easily retrieved, and

(v)           where, pursuant to then-existing policies and procedures, Regulus’ senior management documents in writing its key decisions, it will follow its internal procedures and policy, so as to demonstrate and/or reconstruct key decisions made by such senior management during the conduct of the research and development activities under this Agreement.

(b)              Regulus agrees that it shall carry out the Research Programs, Initial Research Plan, and the Early Development Programs and collect and record any data generated therefrom in a manner consistent with the above requirements as set forth in (a) above, and shall, upon reasonable request by GSK, permit review of relevant notebooks and records as needed as a result of GSK responsibilities under Article 8 in relation to Prosecution and Maintenance.

3.7.3       Regulatory Matters.  During the Collaboration Term, with respect to any Program for which the Program Options have not yet been exercised or expired and which Program has not otherwise been terminated, and the Collaboration Compounds therein, Regulus shall use its Diligent Efforts to:

(a)              own and maintain all regulatory filings filed by or on behalf of Regulus for Collaboration Compounds Developed pursuant to this Agreement, including all INDs filed by Regulus.  Upon exercise by GSK of its Program Option with respect to a Program, Regulus shall transfer to GSK ownership of such regulatory filings for all Option Compounds Developed under such Program, as further described in Section 5.3;

(b)              report all adverse drug reaction experiences related to Collaboration Compounds in connection with the activities of Regulus under this Agreement to the appropriate Regulatory Authorities in the countries in the Territory in which such Collaboration Compounds are being Developed, in accordance with the applicable laws and regulations of the relevant countries and Regulatory Authorities, and to provide GSK notice of such event and provide copies of all reports to GSK as promptly as practicable, which GSK shall use solely for purposes of facilitating GSK’s decision-making with respect to its exercise of any relevant Program Option hereunder, and for no other purpose unless and until GSK exercises such Program Option.  Through the JSC, GSK shall have the right, upon reasonable request, to review from time to time Regulus’ pharmacovigilance policies and procedures.  GSK and

Regulus agree to cooperate and use good faith efforts to ensure that Regulus’ adverse event database is organized in a format that is reasonably compatible with GSK’s adverse event databases.  The Parties will consider in good faith from time to time whether a safety data exchange agreement is required.

3.7.4       Manufacturing Obligations.  Regulus shall [***] use its Diligent Efforts to manufacture pre-clinical supplies and clinical supplies of Collaboration Compounds, including all bulk drug substance, for all Pre-Clinical Studies and Clinical Studies, including process development and scale-up, conducted by Regulus under such Program during the Program Term for such Program.  At GSK’s request, Regulus shall also supply to GSK reasonable (as determined by the Joint Steering Committee) quantities of bulk drug substance for Collaboration Compounds as reasonably required by GSK for certain supplemental Enabling Studies which GSK may from time to time undertake pursuant to Section 3.8, unless Regulus is unable to do so due to [***], provided, that the determination of whether [***] shall not take into account [***].  Regulus shall carry out its manufacturing obligations consistent with Regulus’ reasonable internal practices, industry standards, cGMP requirements, and all applicable laws and regulations.  For purposes of clarity, upon GSK’s exercise of its Program Option for a Program, GSK will thereafter be responsible for manufacturing, [***] all pre-clinical, clinical and commercial supplies of the Option Compounds and related Licensed Products under such Program, as set forth in Section 4.4.2.  The Parties shall discuss in good faith at the JSC the manufacturing process as then being used or planned to be used by Regulus for Collaboration Compounds under each Program well in advance of the Program reaching the Candidate Selection Stage, in order that, wherever practical, (a) the Parties can plan together to minimize [***], and (b) the Parties can [***] for Commercialization by GSK in the event that GSK exercises its Program Option.

3.8  GSK Enabling Studies. GSK shall have the right at all times during the Research Collaboration Term and during any relevant Early Development Program Term, to conduct, at its sole cost and expense, certain reasonable supplemental enabling activities such as additional formulation development, additional pre-clinical animal studies and/or compound scale-up (“Enabling Studies”) which GSK reasonably deems as useful for supplementing pre-clinical and/or clinical activities conducted by Regulus pursuant to the Research Program and the Early Development Program and relating to one or more of the Collaboration Compounds.  At GSK’s request, Regulus shall offer GSK reasonable cooperation in relation to such Enabling Studies, including, subject to availability and Section 3.7.4, the transfer of reasonable quantities of Collaboration Compounds, if necessary.  It is understood and agreed by the Parties that any such supplemental Enabling Studies are to be conducted by GSK in its reasonable discretion and not as part of any Program, Pre-Clinical Study, PoC Trial or other Clinical Study conducted by Regulus and that Regulus shall not be permitted or required to delay the progress of any Research Program or Early Development Program to await the results of any such supplemental Enabling Studies or to transfer any responsibility to GSK for the conduct of any activities under the Research Plan or Early Development Plan and that GSK shall not be permitted (without Regulus’ consent) to transfer any responsibility to Regulus for the conduct of any Enabling Studies.

3.9  Cooperation; Exchange of Information.

3.9.1       Cooperation. The Parties agree to cooperate in good faith during the Collaboration Term in identifying and implementing opportunities to reduce the costs incurred in the conduct of the Programs, including costs of equipment, consumables such as laboratory supplies, and Third Party services such as toxicology, clinical studies, drug substance and drug product process development, or manufacturing services, provided, that such cooperation does not delay or hamper Regulus in the performance of its activities thereunder and in no event shall Regulus be obligated to incur additional costs or expenses as a result of such new opportunities.  These attempts may include exploration of [***].

3.9.2       Exchange of Information.  During the Research Collaboration Term and the Early Development Term, Regulus shall provide to the JSC reasonable progress updates at each Calendar Quarter meeting of the JSC on the status of the Research Program for each Collaboration Target and of the Early Development Programs, summaries of data associated with Regulus’ research and development efforts and the likelihood of and timetable for completion of the respective Programs or Development activities and advancement of Collaboration Compounds to the next phase of research or Development, as applicable.  Any such written summaries shall be provided to JSC members at least [***] Business Days in advance of the upcoming JSC meeting.  Regulus will use Diligent Efforts to share any data or information, as well as any correspondence received from or submitted to any Regulatory Authority, directly relating to Collaboration Compounds that is generated in the course of Regulus’ activities hereunder, with the JSC, on an ongoing basis, regardless of whether such data or information would have a positive, neutral or negative impact on the potential commercial, scientific or strategic value of such Collaboration Compounds, in order to facilitate GSK’s decision-making in connection with the exercise of an applicable Program Option and to monitor Regulus’ obligations during the applicable Program Term.  The provision of all such data or information shall be performed in a timely matter to accommodate all regulatory deadlines and ensure compliance with the timelines set forth in any agreed plan.

3.9.3       Publication of Clinical Trials Results.  Each of GSK and Regulus shall have the right to publish summaries of results from any human clinical trials conducted by such Party under this Agreement, without requiring the consent of the other Party; provided however that GSK shall have no right, without the consent of Regulus, to so publish data generated by Regulus prior to GSK’s exercise of its Program Option with respect to the relevant Collaboration Compounds, and, after the exercise of its Program Option, GSK shall have the right to so publish any such existing and future data generated by Regulus or GSK with respect to the relevant Collaboration Compound(s) without obtaining the consent of Regulus except with respect to any Refused Candidates, Refused Candidate Products or Returned Licensed Products.  In addition, after the exercise of its Program Option by GSK, Regulus shall not have the right to publish any of such data, without the prior consent of GSK, for any data pertaining to the relevant Collaboration Compounds, except (a) with respect to any Refused Candidates, Refused Candidate Products or Returned Licensed Products and (b) as described in Section 9.2(ii).  The Parties shall discuss and reasonably cooperate in order to facilitate the process to be employed in order to ensure the publication of any such summaries of human clinical trials data and results as required on the clinical trial registry of each respective Party, and shall provide the other Party via submission to the Joint Patent Subcommittee established under Section 2.2.2, at least [***] days prior notice to review the clinical trials results to be published for the purposes of preparing any necessary Patent Right filings.

3.10  Subcontracting.  Each Party shall have the right to engage Third Party subcontractors and, in the case of Regulus, its Parent Companies, to perform certain of its obligations under this Agreement; provided that Regulus shall not have the right to subcontract, in whole or in part, the discovery, research or optimization of miRNA Antagonists against Collaboration Targets except to its Parent Companies pursuant to the Services Agreement.  Any subcontractor to be engaged by a Party to perform a Party’s obligations set forth in the Agreement shall meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity.  Notwithstanding the preceding, any Party engaging a subcontractor hereunder (including, without limitation, for the performance of clinical trials) shall remain responsible and obligated for such activities and shall in all cases retain or obtain exclusive [***], at the sole cost and expense of the Party engaging such subcontractor, and any such costs and expenses [***], unless the JSC agrees, in advance as documented in the relevant meeting minutes, to engage such subcontractor and to assume the proposed financial obligations that would result under any agreement with such subcontractor, in which case the allocation of such costs and expenses between the Parties shall be governed by [***].  To the extent that such exclusive [***] cannot be obtained by Regulus with respect to

[***] of Regulus, prior to entering into any such arrangement with any such subcontractor, Regulus shall bring such matter to GSK in writing in a timely fashion in order to seek the prior written consent from GSK to enter into such an arrangement, such consent not to be unreasonably withheld.  For clarity, this Section 3.10 shall not apply to restrict or otherwise limit the rights of GSK to use a subcontractor after the exercise of its Program Option or the acquisition of exclusive rights to the Collaboration Compounds of a Program pursuant to the express provisions of Article 12 for the relevant Program beyond the restrictions and limitations expressly stated in Section 5.2.2.

ARTICLE 4

GSK’S PROGRAM OPTION RIGHTS; EXERCISE OF PROGRAM OPTIONS;
GSK DILIGENCE

4.1  Program Options.

4.1.1       Program Options.  For each Program, Regulus hereby grants to GSK the exclusive right, exercisable in accordance with this Article 4, to assume the Development, Manufacture and Commercialization of Collaboration Compounds Developed under such Program and to obtain the licenses described in Section 5.2 under the terms and conditions set forth in this Agreement (each, a “Program Option”), which right is exercisable, at GSK’s sole discretion in accordance with the procedures set forth below, (a) at the [***] Stage (“[***] Option”), (b) if GSK does not exercise its Candidate Selection Option for a Program, upon Completion of the PoC Trial (the “[***] Option”) which may include GSK’s immediate termination of the Leading Compound in accordance with Section 4.2.4, (c) upon termination of such Program by the JSC [***], or otherwise for a termination of such Program pursuant to Section 3.4.3 on or before the Completion of the PoC Trial (the “Terminated Program Option”), or (d) as provided in Section 4.2.5.  For the sake of clarity, the Program Option may be exercised once per Program, and, upon such exercise, all Collaboration Compounds under such Program are licensed to GSK under the terms and conditions set forth in this Agreement. GSK may exercise a Program Option as permitted herein by providing written notice thereof to Regulus.

4.1.2       Upon Exercise of Program Option.  Upon exercise of a Program Option for a Program and payment of the Program Option Exercise Fee as set forth in Article 6 (as applicable), GSK shall receive the license grant described in Section 5.2 for all Collaboration Compounds which were Developed pursuant to such Program and GSK shall be responsible for the milestone and royalty payments described in Article 6 with respect to such Collaboration Compounds and related Licensed Products and for diligence obligations with respect thereto as set forth in Section 4.4.

4.1.3       During the relevant Program Term, Regulus will not grant to any Third Party or to any of its Parent Companies rights to any Regulus Technology which are inconsistent with or which would interfere with the grant of the licenses resulting from the exercise of the Program Options to GSK hereunder.  For the avoidance of doubt, the Parties understand and agree that GSK’s Program Option rights, as described herein, shall be exclusive options over the Collaboration Compounds that are the subject of a given Research Program and/or Early Development Program, and unless and until such time (if any) as GSK declines to exercise or permits to lapse all of its pending or outstanding Program Option rights with respect to any such Research Program or Early Development Programs or the relevant Program is otherwise terminated, Regulus shall not have the right to offer or negotiate with any Third Party or any of its Parent Companies with respect to the grant to such Third Party or Parent Company of any right or license or other encumbrance of any kind in or to any of such Collaboration Compounds.

4.2  Exercise of Program Options.

4.2.1       [***] Option.

(a)              On a Program-by-Program basis, Regulus will notify GSK, through the JSC, when it has Developed a Collaboration Compound that meets the [***] Criteria for nomination as a Development Candidate, and shall provide to GSK, through the JSC, within [***] days of such occurrence (to be reasonably extended if impractical depending on the nature of the Pre-Clinical Studies and the data generated thereunder), a complete data package containing all material analysis, results and preclinical data or any related material correspondence or information received from or sent to any Regulatory Authority relating to the Collaboration Compounds at issue (the “Candidate Selection Report”), in each case as would be reasonably expected to be material to assist and enable GSK to make its decision on whether to elect to exercise its [***] Option with respect to the Program under which such Development Candidate is Developed.  In addition, GSK shall have the right to review, to the extent practical and reasonable, the original records and documentation containing such material data, results and information. The JSC shall confirm whether the [***] Criteria have been met.

(b)              GSK may exercise its [***] Option with respect to a Program by delivering to Regulus a written notice of exercise not later than [***] days (unless extended by the mutual written agreement of the Parties or as permitted herein pending HSR clearance by the FTC as set forth in Section 4.2.6) after the date of receipt by GSK from Regulus of the completed [***] Report (such [***]-day period, as it may be extended, the “[***] Option Exercise Period”), with respect to the Collaboration Compound at issue (such date of receipt by GSK, the “[***] Report Date”), specifying the Program for which the Program Option is being exercised.  After providing to Regulus such written notice of its election to exercise the [***] Option, GSK shall, within [***] days of receipt of an invoice therefore from Regulus, pay the [***] Option Exercise Fee.  Notwithstanding the foregoing, in GSK’s sole discretion, it shall have the right to exercise a Program Option prior to the [***] Report Date but during the [***] Option Exercise Period by providing Regulus written notice thereof, in which case the Table 1 Rates will still apply to the milestone payments and royalties owed by GSK to Regulus hereunder.

(c)              Notwithstanding any of the foregoing, if, at any time during the Research Collaboration Term for a Research Program, the JSC (by mutual agreement) or GSK requests that Regulus begin a [***] of a Collaboration Compound under such Research Program prior to Regulus’ notification to GSK of a Collaboration Compound that meets the [***] Criteria, the [***] Criteria shall be deemed to have been met and, upon such request, the [***] Option Exercise Period shall begin.

4.2.2       PoC Option.

(a)              If GSK does not exercise the [***] Option within the [***] Option Exercise Period, then, on a Program-by-Program basis, Regulus will continue to use Diligent Efforts to progress the Program through to the [***].  On a Program-by-Program basis, Regulus will notify GSK when it has completed a PoC Trial with respect to a Development Candidate, and shall provide to GSK, within [***] days of such occurrence (to be reasonably extended if impractical depending on the nature of the Clinical Studies, Pre-Clinical Studies and the other data generated thereunder), a reasonably complete data package containing all material analysis, results and clinical data or any related material correspondence or information received from or sent to any Regulatory Authority relating to the Development Candidate at issue (which data package need not include any information or data generated in the course of GSK’s conduct of the PoC Trial, or portion thereof, under Section 3.5.5) (the “[***] Report”, and referred to collectively with the [***] Report as the “Reports”), in each case as would be reasonably expected to be material to assist and enable GSK to make its decision on whether to elect to exercise its [***] with respect to the Program under which such Development Candidate is Developed. In addition, GSK shall have the right to review, to the extent practical and reasonable, the original records and documentation containing such material data, results and information.

(b)               GSK may exercise its [***] with respect to a Program by delivering to Regulus a written notice of exercise, not later than [***] days (unless extended by the mutual written agreement of the Parties or as permitted herein pending HSR clearance by the FTC as set forth in Section 4.2.6) after the date of receipt by GSK from Regulus of the PoC Trial Report (such [***]-day period, as it may be extended, the “[***] Exercise Period”), with respect to the applicable Development Candidate at issue (such date of receipt by GSK, the “[***] Date”), specifying the Program for which the Program Option is being exercised, subject to the tolling of such payment obligation pursuant to Section 4.2.6.  After providing to Regulus such written notice of its election to exercise the [***], GSK shall, within [***] days of receipt of an invoice therefore from Regulus, pay the [***] Exercise Fee as described in Section 6.4.  Notwithstanding the foregoing, in GSK’s sole discretion, it shall have the right to exercise a Program Option prior to the [***] Date by providing Regulus written notice thereof.

4.2.3       Terminated Program Option. Subject to GSK’s obligation to pay milestones and royalties pursuant to Section 6.4, subject to Section 6.5.3, Section 6.6.1(d) and Section 6.6.2, GSK shall have the right to exercise its Terminated Program Option for a Program by providing Regulus written notice within an exercise period of [***] days (extendable to [***] days at GSK’s request if made within such initial [***] day period) after the provision of a data package to GSK by Regulus (comparable to the [***] Report) for a terminated Program in accordance with GSK’s Terminated Program Options as described under Section 4.1.1 (the “Terminated Program Option Report”); provided, that GSK’s obligation to pay Regulus milestones and royalties shall vary, as set forth in Section 6.4, subject to Section 6.5.3, Section 6.6.1(d) and Section 6.6.2, depending on the stage of Development at which the termination occurred.

4.2.4       Program Option Upon Completion of the [***] where the Leading Compound is immediately terminated. If GSK exercises its Program Option in accordance with Section 4.2.2 after Completion of the [***] for a Leading Compound under a Program but immediately terminates the Leading Compound in order to progress a Back-up Compound under the same Program (provided that GSK provides written notice to Regulus of such decision along with or within [***] Business Days of notice of GSK’s exercise of its Program Option), then GSK shall pay Regulus the royalties and milestones in accordance with the applicable [***] provided, however, that, if GSK later undertakes the Development or Commercialization of such terminated Leading Compound, then GSK shall thereafter pay Regulus the applicable royalties and milestones in accordance with the [***] with respect to all Licensed Products under the relevant Program, except that, with respect to any Milestone Event which had already been achieved by a Back-up Compound under such Program for which GSK had already paid Regulus the relevant milestone payment in accordance with the [***], then, as such terminated Leading Compound (or another Option Compound) achieves such Milestone Event, GSK shall pay to Regulus the difference between the [***] and the [***] with respect to such Milestone Event.

4.2.5       Early Program Option Exercise.  For purposes of clarity, upon exercise of any Program Option by GSK hereunder, GSK shall pay Regulus the Program Option Exercise Fee applicable to the exercise of such Program Option (as applicable), in addition to any other milestones and royalties which may be due in the future as a result of the Development and/or Commercialization of the Option Compounds and related Licensed Products by GSK and/or its Affiliates and Sublicensees.  Notwithstanding any of the foregoing, regardless of whether or not the Development activities or stages necessary to trigger a particular Program Option for a Program have been completed or achieved (e.g., regardless of whether a Collaboration Compound Developed under a Program has qualified as a Development Candidate or has satisfied the [***] Criteria, or [***] has occurred for such Collaboration Compound), GSK shall have the right, at any time prior to the completion of such Development activities which might otherwise trigger a particular Program Option (but in no event after the end of the Option Period that would otherwise apply with respect to such Program Option), to exercise its Program Option early for such Program by paying Regulus (or its successors or assigns) the Program Option Exercise Fee in accordance with the provisions of Section 6.5.5 depending upon the time at which GSK exercises its Program Option and the remaining milestone and royalty obligations shall be payable in accordance with Section 6.5.5, Section 6.6.1(f) and Section 6.6.2, depending on the time that GSK exercises its Program Option.

4.2.6       HSR; Option Period Extension.  In the event that GSK reasonably determines in good faith that the exercise of any Program Option by GSK under this Agreement requires a filing with the Federal Trade Commission and the Department of Justice, as applicable, (collectively, the “FTC”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. §18a) (“HSR”), or any successor thereto or under any similar premerger notification provision in the EU or other jurisdiction, GSK shall make such filing [***], and the Option Period applicable to such Program Option shall be extended automatically for [***] from the expiration of the original Option Period (the “Option Period Extension”) in the event that: (a) the HSR initial waiting period is still pending upon expiration of the original Option Period; or (b) a “Second Request” that GSK intends to respond to is received from the FTC in connection with such filing and final clearance has not been granted upon expiration of the Option Period; provided, that if the HSR initial waiting period ends during the original Option Period, such Option Period shall be extended for no more than an additional [***] following the end of such HSR initial waiting period.  During such Option Period Extension, all rights and obligations of the respective Parties related to the exercise of such Program Option or to make any otherwise required Program Option Exercise Fee payment shall be tolled.  In the event that HSR clearance has still not been granted upon expiration of the Option Period Extension, Regulus and GSK shall promptly meet to discuss in good faith whether an additional extension of the Option Period is reasonable, with the presumption being that the Option Period shall be extended for no more than an additional [***] period, unless there is no [***], in which case no such extension shall be granted.

4.2.7       Refused Candidates.  If GSK does not exercise its Program Option for a Program when triggered within the applicable Option Period, as may be extended by Section 4.2.6 or by the mutual written agreement of the Parties, and GSK has not exercised its Program Option early pursuant to Section 4.2.5, and does not exercise any of its Terminated Program Options under Section 4.2.3, then such Program Option shall expire with respect to such Program and except if the expired Program Option is a [***] Option (in which event Section 4.2.2(a) shall apply), and then, except if GSK acquires exclusive license rights to the relevant Collaboration Compounds under the applicable termination provisions of Article 12, any Collaboration Compounds resulting from such Program shall be referred to as “Refused Candidates” and any Licensed Products having any such Refused Candidate(s) as an active pharmaceutical ingredient(s) as “Refused Candidate Products” and GSK shall no longer have any rights with respect to such Refused Candidates and Refused Candidate Products.  Regulus will thereafter have all rights as set forth in Section 12.1.5(c), itself or with a Third Party or through a Sublicensee and without regard to Article 7 (except to the extent set forth in Section 12.1.5(c)), to Develop, Manufacture and Commercialize the Refused Candidates and any Refused Candidate Products at Regulus’ sole expense, and Regulus shall no longer have any obligations with respect to such Refused Candidates and any Refused Candidate Products other than the Reverse Royalty payment obligation to GSK as set forth in Section 6.7 and Section 12.1.5(c).  In addition, Regulus will take responsibility for all licensing costs and payments incurred by GSK after the date that such Collaboration Compounds became Refused Candidates or Refused Candidate Products and that are owed by GSK to Third Parties (excluding any costs that were already due as payable by GSK as of the date that such Collaboration Compounds became Refused Candidates or Refused Candidate Products) as a result of the practice of intellectual property licensed from any such Third Parties in the Development, Manufacture and/or Commercialization of Refused Candidates and Refused Candidate Products hereunder, including, without limitation, all upfront fees, annual payments, milestone payments and royalty payments to the extent allocable to such Refused Candidates and Refused Candidate Products. For clarity, any such costs and payments shall only include the share of such costs and payments attributable to such Refused Candidates and Refused Candidate Products and not to any other compounds licensed by GSK.  For purposes of clarity, upon reversion of such rights to Regulus with respect to any Refused Candidates or Refused Candidate Products hereunder, such Refused Candidates shall no longer be deemed Option Compounds and/or Collaboration Compounds and such Refused Candidate Products shall no longer be deemed Licensed Products, in each case to which GSK has any rights under this Agreement, except that, upon the exercise by GSK of any Terminated Program Option under Section 4.2.3 or early exercise of a Program Option under Section 4.2.5, this Section 4.2.7 shall not apply.

4.2.8       Right to Exercise Program Options for Development Candidates after Expiration of the Research Collaboration Term. For clarity, it is understood and agreed by the Parties that, with respect to each Collaboration Target, GSK’s rights to exercise its Program Option with respect to any Collaboration Compounds that are at the [***] Stage or later but have not yet completed or entered an Early Development Program at the time of expiration of the Research Collaboration Term, shall remain exercisable in accordance with this Article 4 until termination of the last to expire Option Period with respect to such Program, unless such Program is earlier terminated as provided hereunder.

4.3  Activities Post-Option Exercise by GSK.

4.3.1       Commencement of Activities. As soon as practicable after the exercise by GSK of a Program Option for a Program and receipt from Regulus of the information and materials set forth in Sections 5.3.1 and 5.3.2, GSK shall promptly commence and pursue a program of ongoing Development and Commercialization for the Option Compounds under such Program, in accordance with GSK’s diligence obligations set forth below.  GSK shall be solely responsible for all Development and Commercialization activities, and for all [***] associated therewith, with respect to the Development, Manufacture and Commercialization of Option Compounds and related Licensed Products of a Program, following exercise of its Program Option for such Program.

4.3.2       Returned Licensed Products. In the event that GSK exercises its Program Option for a Program and thereafter determines in good faith, for any reason, to cease the Development and Commercialization of all Option Compounds and related Licensed Products, on a Collaboration Target-by-Collaboration Target basis, or GSK’s rights to such Option Compounds and related Licensed Products terminates for any reason other than as a result of the termination of this Agreement by GSK for Regulus’ uncured material breach under Section 12.2 or for Regulus’ insolvency under Section 12.6, or a termination by the JSC [***] for scientific or safety concerns pursuant to Section 12.5, then each Option Compound and related Licensed

Product resulting from such Program shall thereafter be referred to as a “Returned Licensed Product”, and GSK shall no longer have any rights with respect to such Returned Licensed Product, except for the right to receive Reverse Royalties under Section 6.7 (except to the extent otherwise expressly set forth in Article 12).  Regulus will thereafter have all rights as set forth in Section 12.7.1, 12.7.2 or 12.7.4, as applicable, itself or with a Third Party or through a Sublicensee and without regard to Article 7, to Develop, Manufacture and Commercialize the Returned Licensed Products at Regulus’ sole expense, and Regulus shall have no obligations with respect to such Returned Licensed Products other than the Reverse Royalty payment obligation to GSK as set forth in Section 6.7 (except to the extent otherwise expressly set forth in Article 12). In addition, Regulus will take responsibility for all licensing costs and payments incurred by GSK after the date that such Collaboration Compounds became Returned Licensed Products and that are owed by GSK to Third Parties (excluding any costs that were already due as payable by GSK as of the date that such Collaboration Compounds became Returned Licensed Products) as a result of the practice of intellectual property licensed from any such Third Party in the Development, Manufacture and/or Commercialization of Returned Licensed Products hereunder, including, without limitation, all upfront fees, annual payments, milestone payments and royalty payments to the extent allocable to such Returned Licensed Product.  For clarity, any such costs and payments shall only include the share of such costs and payments which is attributable directly to such Returned Licensed Products and not to any other compounds licensed by GSK.  For purposes of clarity, upon reversion of such rights to Regulus with respect to any Returned Licensed Products hereunder, such Returned Licensed Products shall no longer be deemed Option Compounds and/or Licensed Product to which GSK has any rights under this Agreement.  For purposes of clarity, upon the exercise by GSK of any Terminated Program Option under Section 4.2.3, or the termination of a Program otherwise under Section 3.4.3 or the early exercise of a Program Option under Section 4.2.5, this Section 4.3.2 shall not apply.

4.4  GSK Diligence; Responsibilities.

4.4.1       GSK Diligence.  GSK shall exercise its Diligent Efforts in Developing and Commercializing at least one Licensed Product in the Field [***] for each Program for which GSK exercises the Program Option.  For purposes of clarity, (a) GSK shall not be required to Develop and Commercialize, with respect to a Program, more than one Option Compound  resulting from a Program, provided, that GSK exerts its Diligent Efforts to Develop and Commercialize at least one Option Compound resulting from such Program, and (b) following GSK’s exercise of its Program Option for a Program, GSK may, in its sole discretion, substitute the Leading Compound with another Option Compound Developed in the same Program or Develop and Commercialize other Option Compounds resulting from such Program, provided, that GSK exerts Diligent Efforts to Develop and Commercialize such Back-up Compound or other Option Compound as the new Leading Compound in a manner that is consistent always with the standard under this Agreement applicable to GSK for its Diligent Efforts.  Notwithstanding the above or any provision or interpretation of this Agreement to the contrary, GSK shall have no obligation to exercise its Diligent Efforts with respect to any Program for which GSK has exercised a Terminated Program Option or which has otherwise been terminated and to which GSK acquires exclusive rights to Develop and Commercialize the Collaboration Compounds resulting from such Program under Article 12.

4.4.2       Specific GSK Responsibilities.  Without limiting any of the foregoing, following the exercise of a Program Option for a Program hereunder, GSK shall use its Diligent Efforts to:

(a)              conduct all Pre-Clinical Studies and Clinical Studies on the Option Compounds, as deemed necessary or desirable by GSK, in accordance with this Section 4.4.2;

(b)              conduct additional formulation Development of the Option Compounds as and if deemed necessary or appropriate by GSK;

(c)              provide to the JSC reasonable progress updates at each regular meeting of the JSC on the status of GSK’s Development efforts with respect to the Option Compounds and related Licensed Products;

(d)              prepare and file all regulatory filings for the Option Compounds or related Licensed Products, including all NDAs;

(e)              Manufacture or have Manufactured (including process development and scale up) all bulk drug substance or drug product material with respect to the Option Compounds and related Licensed Products for ongoing Development and Commercialization requirements, consistent with GSK’s reasonable internal practices, industry standards and all applicable laws and regulations;

(f)               own and maintain all NDAs, Regulatory Approvals and other regulatory filings and approvals, and all brands and trademarks for any resulting Licensed Products in the Field in the Territory;

(g)              maintain a safety database with respect to all Option Compounds and related Licensed Products Developed and Commercialized by GSK, and report all adverse drug reaction experiences related to such Option Compounds and Licensed Products in connection with the activities of GSK under this Agreement to the appropriate Regulatory Authorities in the countries in the Territory in which the Option Compounds and Licensed

Products are being Developed and Commercialized, in accordance with applicable laws and regulations of the relevant countries and Regulatory Authorities and in accordance with GSK’s internal policies; and

(h)              conduct, at [***] all Commercialization activities in connection with the sales of Licensed Products.

ARTICLE 5

GRANT OF LICENSE RIGHTS; TECHNOLOGY TRANSFER

5.1  License Grants to Regulus.

5.1.1       Development License.  GSK hereby grants to Regulus a [***] license, which shall not be sublicenseable without the prior written consent of GSK (except such consent shall not be required for a sublicense to the Parent Companies solely to the extent necessary for Regulus to perform its obligations for a Program hereunder), under the GSK Technology and GSK’s rights to the Collaboration Technology, solely to the extent necessary for Regulus to perform its obligations hereunder during the Collaboration Term.

5.1.2       License to Refused Candidates and Refused Candidate Products.  GSK hereby grants to Regulus, (a) subject to obtaining HSR clearance (if Regulus reasonably determines in good faith that such grant of license requires an HSR filing), (b) conditional upon (i) the expiration of all applicable Program Options without GSK’s exercise thereof as set forth in Section 4.2.7, and subject to the payment by Regulus of the Reverse Royalty to GSK as set forth in Section 12.1.5(c), or (ii) the termination of the Agreement with respect to any Program(s) without GSK’s exercise of any Program Options for such Program(s) on or before the end of the applicable [***] Option Exercise Period, by GSK pursuant to Section 12.3 or by Regulus pursuant to Section 12.2, 12.4 or 12.6, and subject to the payment by Regulus of the Reverse Royalty to GSK as set forth in Section 12.7.1, 12.7.2, 12.7.4 or 12.7.7, as applicable, and (c) subject to Section 12.7.4(b), an exclusive license in the relevant country(ies) of the Territory, as applicable, under the GSK Technology which was used in connection with the Program, if any (unless the Parties have mutually agreed to exclude it), and any GSK Technology covering a [***] with respect to a specific Collaboration Target that is the subject of such Program, and GSK’s rights to the Collaboration Technology, solely to the extent necessary to Develop, Manufacture and Commercialize all Refused Candidates and Refused Candidate Products in the Field in the Territory.  The license granted under this Section 5.1.2 shall [***] by Regulus (in accordance with Section [***], its Affiliates and Sublicensees in connection with the further Development, Manufacture or Commercialization of such Refused Candidates and Refused Candidate Products.

5.1.3       License to Returned Licensed Products. GSK hereby grants to Regulus, (a) subject to obtaining HSR clearance (if Regulus reasonably determines in good faith that such grant of license requires an HSR filing), (b) conditional upon the termination of the Agreement with respect to any Program(s) after the exercise by GSK of its Program Option with respect to such Program on or before the end of the applicable PoC Program Option Exercise Period, by GSK pursuant to Section 12.3 or by Regulus pursuant to Section 12.2, 12.4 or 12.6, and subject to the payment by Regulus of the Reverse Royalty to GSK as set forth in Section 12.7.1, 12.7.2, 12.7.4 or 12.7.7, as applicable, and (c) subject to Section 12.7.4(b), an exclusive license in the relevant country(ies) of the Territory, as applicable, under the GSK Technology which was used in connection with the Program or in connection with the Option Compounds or Licensed Products resulting from the Program, if any (unless the Parties have mutually agreed to exclude it), and any GSK Technology covering a [***] with respect to a specific Collaboration Target that is the subject of such Program, and GSK’s rights to the Collaboration Technology, solely to the extent necessary to Develop, Manufacture and Commercialize all Returned Licensed Products in the Field in the Territory.  The license granted under this Section 5.1.3 shall be [***] by Regulus (in accordance with Section [***]), its Affiliates and Sublicensees in connection with the further Development, Manufacture or Commercialization of such Returned Licensed Products.  For clarity, this provision shall not apply to any scenario wherein, as the result of termination of a Program under the applicable provisions of Article 12, GSK obtains exclusive license rights to the relevant Collaboration Compounds of a Program.

5.1.4       Sublicense Rights.  As set forth in Sections 5[***] subject to Section 12.7.4(b), Regulus shall have the right to grant certain sublicenses; provided, that, each such sublicense shall be subject and subordinate to, and consistent with, the applicable terms and conditions of this Agreement.  Regulus shall provide GSK with a copy of any sublicense granted pursuant to Sections 5.1.2 or 5.1.3 within thirty (30) days after the execution thereof.  Such copy may be redacted to exclude confidential scientific information and other information required by a Sublicensee to be kept confidential; provided, that for Agreements entered into by Regulus after the Effective Date, [***],  Regulus will [***] obtain the consent to disclose relevant material financial terms and material non-technical information to the extent required by GSK.  GSK may share such copy or information with its Affiliates and relevant Third Party licensors under obligations of confidentiality which are no less strict than the confidentiality obligations imposed upon GSK hereunder.  Regulus will remain responsible for the performance of its

Affiliates and Sublicensees, and will ensure that all such Affiliates and Sublicensees comply with the relevant provisions of this Agreement.

5.1.5       Retained Rights.  All rights in and to GSK Technology and GSK’s rights in Collaboration Technology not expressly licensed to Regulus hereunder, and any other Patent Rights or Know-How of GSK or its Affiliates, are hereby retained by GSK or such Affiliate.

5.2  License Grants to GSK.

5.2.1       Development and Commercialization License. On a Program-by-Program basis, subject to the terms and conditions of this Agreement (including without limitation Section 12.7.3(d)) and the Third Party and Parent-Originated Rights and Obligations, solely upon GSK’s exercise of any of its Program Options in accordance with the provisions of Article 4 or by operation of the applicable termination provisions of Article 12 wherein the effect of such termination is the grant of an exclusive license to GSK under this Section 5.2, and solely with respect to the Collaboration Compounds, Option Compounds and Licensed Products under the Program for which GSK exercises its Program Option or to which such Program termination under Article 12 applies, Regulus hereby grants to GSK, effective as of the date of such exercise of the relevant Program Option (except to the extent set forth in Section 12.7.3(d)) or the date of operation of such provision under Article 12, a worldwide, exclusive, royalty-bearing (only in accordance with Section 6.6.1 and Section 6.6.2 and subject to Sections 12.7.3(a), 12.7.3(b), 12.7.3(c), 12.7.5 and 12.7.7(d)), sublicenseable (in accordance with Section 5.2.2 below) license in the Field, under the Regulus Technology and Regulus’ rights under any Collaboration Technology,

(a)              to Develop miRNA Compounds and miRNA Therapeutics,

(b)              to Manufacture miRNA Compounds and miRNA Therapeutics, and

(c)              to Commercialize miRNA Compounds and miRNA Therapeutics.

5.2.2       Sublicense Rights.  Subject to Third Party and Parent-Originated Rights and Obligations and to the terms and conditions of this Agreement (including without limitation Section 12.7.3(d)), GSK shall have the right to grant to its Affiliates and/or Third Parties sublicenses under the licenses granted under Section 5.2.1 above; provided, that, each such sublicense shall be subject and subordinate to, and consistent with, the applicable terms and conditions of this Agreement.  [***]; provided, that for Agreements that are entered into by GSK or its Affiliates after the Effective Date, where GSK has or can readily [***] under obligations of confidentiality which are no less strict than the confidentiality obligations imposed upon Regulus hereunder.  GSK will remain responsible for the performance of its Affiliates and Sublicensees, and will ensure that all such Affiliates and Sublicensees comply with the relevant provisions of this Agreement.

5.2.3       Trademarks for Licensed Products.  If GSK has exercised its Program Option with respect to a Program hereunder, to the extent that Regulus owns any trademark(s) which were used prior to the exercise of the Program Option by GSK that are specific to any Option Compound Developed under such Program and GSK reasonably believes such trademark(s) would be reasonably necessary or useful for the marketing and sale in the Field in the Territory of such Option Compound or related Licensed Products, Regulus shall, upon GSK’s request [***], assign its rights and title to such trademark(s) to GSK reasonably in advance of the First Commercial Sale of such Licensed Products.  Other than the trademarks described above which are owned by Regulus prior to the exercise of a Program Option by GSK, the Commercializing Party shall be solely responsible for developing, selecting, searching, registration and maintenance of, and shall be the exclusive owner of all trademark(s), trade dress, logos, slogans, designs, copyrights and domain names used on and/or in connection with any of the Option Compounds and Licensed Products resulting from a Program.

5.2.4       Retained Rights.  The exclusive license granted to Regulus by Alnylam pursuant to Section 2.2(a) of the Regulus License Agreement is subject to Alnylam’s retained right to [***] in the Alnylam Field (each as defined in the Regulus License Agreement).  The exclusive license granted to Regulus by Isis pursuant to Section 2.2(a) of the Regulus License Agreement is subject to Isis’ retained right to [***] in the Isis Field (each as defined in the Regulus License Agreement).  All rights in and to Regulus Technology and Regulus’ rights in Collaboration Technology not expressly licensed to GSK hereunder or pursuant to the operation of the relevant applicable express provisions of this Agreement, and any other Patent Rights or Know-How of Regulus or its Parent Companies or Affiliates, are hereby retained by Regulus or such Parent Company or Affiliate.

5.3  Technology Transfer after Exercise by GSK of a Program Option.

5.3.1       Generally.  After GSK exercises its Program Option for a Program hereunder, and during a period not to exceed [***] thereafter, Regulus shall promptly deliver to GSK, at no cost to GSK (except as set forth in Section 5.3.2 below), all Regulus Technology and Regulus Collaboration Technology in Regulus’ possession or Control relating to the Option Compounds Developed under such Program, including, but not limited to (a) information regarding the bulk drug substance and methods of manufacturing the same, including bulk and final product manufacturing processes, manufacturing data, batch records, vendor information and validation documentation, which is necessary or useful for the exercise by GSK of the Manufacturing rights granted under Section 5.2.1, (b) pre-clinical and clinical data and results (including pharmacology, toxicology, emulation and stability studies), adverse event data, protocol results, analytical methodologies, (c) copies of patent applications and patents included within Regulus Patents and Regulus Collaboration Patents and other relevant patent information, (d) regulatory filings (including all relevant INDs and Regulatory Approvals), regulatory documentation, regulatory correspondence, and applicable reference standards; and (e) bulk drug substance or other materials, including drug substance, drug product and intermediate stocks, reference standards and analytical specification and testing methods used to Manufacture the applicable Option Compounds, as further described in and subject to Section 5.3.2 below.  All information should be supplied to GSK in electronic format to the extent possible.  Without limiting the foregoing, Regulus shall use Diligent Efforts to perform the transfer of such information and materials to GSK in an orderly manner and without undue interruption of GSK’s Development of Option Compounds and related Licensed Products hereunder, and, upon delivery of such information and materials to GSK, GSK shall use Diligent Efforts to promptly implement such information and materials into its Development and Commercialization activities with respect to such Option Compounds and related Licensed Products hereunder.  For the avoidance of doubt, the obligation on Regulus to deliver to GSK all Regulus Technology and other Know-How and information in accordance with this Section 5.3.1 shall include (i) the procurement of any Regulus Technology in the possession of any Regulus Affiliate or Parent Company engaged by Regulus as a subcontractor in accordance with Section 3.10 and (ii) the use of Diligent Efforts to procure any Regulus Technology in the possession of any Third Party subcontractor engaged by Regulus as a subcontractor in accordance with Section 3.10.

5.3.2       Certain Regulus Responsibilities.  After exercise by GSK of a Program Option, within the [***] month period set forth in Section 5.3.1, Regulus shall use its Diligent Efforts to:

(a)              transfer to GSK, at no cost to GSK, ownership of all relevant  regulatory filings relating to the applicable Option Compounds, including all INDs, to the extent permitted under applicable law; provided, that, at GSK’s reasonable discretion if no such transfer is reasonably practical, then Regulus shall grant to GSK a right of reference to such regulatory filings; and

(b)              at GSK’s request, transfer to GSK or its designee, subject to the payment [***] then existing supplies, which are deemed suitable by GSK, of such Option Compounds, including Back-up Compounds and other Collaboration Compounds under such

Program, and the Parties will use good faith efforts to work together to have any Third Party manufacturing arrangements solely covering the Manufacture of such Option Compounds assigned to GSK (it being understood that no such assignment shall be required if such assignment is conditional upon [***]).  If such bulk drug substance or other materials are not in Regulus’ possession and Control or are not reasonably transferable, Regulus shall provide notice to GSK and, upon reasonable request by GSK, use good faith efforts to assist GSK in obtaining access to such materials.

5.3.3       Continuing Cooperation. For a [***] month period and thereafter for such time as is reasonably requested by GSK acting in good faith to transfer and reproduce the Manufacturing process for the Option Compounds after the transfer described in Section 5.3.1 and 5.3.2 above, Regulus shall use reasonable efforts, which shall not exceed the equivalent of [***] (unless mutually agreed by the Parties where reasonably necessary), to cooperate fully with GSK to conduct any additional transfer of the Manufacturing process for the Option Compounds to GSK or to a Third Party as nominated by GSK and to provide GSK with any other Regulus Technology or Regulus Collaboration Technology, as it may be developed or identified to which GSK has a right or license under this Agreement that is necessary or useful for GSK to further Develop, Manufacture, Commercialize or otherwise exploit the progression of Collaboration Compounds into Licensed Product(s) as permitted under this Agreement.

5.3.4       Additional Services.  In the event that GSK reasonably requests Regulus to provide GSK with any materials or services beyond those set forth in Sections 5.3.1, 5.3.2, and 5.3.3, such materials and/or services may be scheduled and provided by Regulus to GSK on such terms and conditions as may be mutually agreed between the Parties at the time of any such request, if the Parties mutually desire to engage in the transfer or provision of such additional materials or services.

ARTICLE 6

MILESTONES AND ROYALTIES; PAYMENTS

6.1  Upfront Payment to Regulus.  In partial consideration for GSK’s Program Options hereunder, GSK shall pay to Regulus, by wire transfer of immediately available funds to an account designated by Regulus in writing, a one-time-only initial non-refundable, non-creditable fee of Fifteen Million U.S. Dollars ($15,000,000) no later than [***] Business Days after receipt by GSK of an invoice sent from Regulus on or after the Effective Date of this Agreement (the “Upfront Payment”).

6.2  Purchase of Regulus Promissory Note.  GSK agrees to lend Regulus Five Million Dollars ($5,000,000).  The loan shall be evidenced by a convertible promissory note, in the form of the Convertible Promissory Note, attached hereto as Exhibit H.  Within [***] Business Days of the date on or after the Effective Date that GSK receives an invoice from Regulus therefor, (a) GSK shall pay Regulus Five Million Dollars ($5,000,000) by wire transfer of immediately available funds to an account designated by Regulus in writing and (b) Regulus shall deliver to GSK the Convertible Promissory Note in the amount of Five Million Dollars ($5,000,000).

6.3  Program Option Exercise Fees.  Upon the exercise by GSK of its Program Option for a given Program in accordance with the provisions of Section 4.2, GSK shall pay to Regulus the applicable Program Option Exercise Fee as shown in the table in Section 6.4 within [***] days of receipt by GSK of an invoice sent from Regulus on or after the date that Regulus receives written notice from GSK of GSK’s decision to exercise its Program Option.

6.4  Milestone Payments for Achievement of Milestone Events.  GSK shall pay to Regulus the applicable milestone payments as set forth in the table below in this Section 6.4 after written notice of the achievement by or on behalf of Regulus or GSK (as applicable) is provided to the other Party of each of the listed events (each, a “Milestone Event”) and within [***] days of receipt by GSK of an invoice sent from Regulus on or after the date of achievement of such Milestone Event. GSK shall send Regulus a written notice thereof promptly following the date of achievement of each Milestone Event by or on behalf of GSK.

	GSK exercises its Program Option at [***] Stage (“Table 1 Rates”)	(“Table 2 Rates”)	GSK exercises its Program Option at [***] (“Table 3 Rates”)
Milestone Event	US$Million (“m”)	US$Million (“m”)	US$Million (“m”)
Development Milestone Events:

[***]*	[***]	[***]	[***]

Reaching [***]*	[***]	[***]	[***]

[***]**	[***]	[***]	[***]

[***]**	[***]	[***]	[***]

[***]***	[***]	[***]	—

[***]	—	—	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***] Milestone Events:

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

TOTAL Potential Milestones	[***]	[***]	[***]

*These milestones are payable upon achievement of the event, regardless of whether [***] or not.

The [***] Milestone Event shall occur upon [***] that the Discovery Milestone has been met.

**For each of these milestones, GSK pays the Table 1 Rate or Table 2 Rate, as applicable, if GSK achieves the Milestone Event (i.e., if GSK had exercised its Program Option at [***] Stage or otherwise prior to [***]) or the Table 3 Rate if Regulus achieves the Milestone Event (i.e., if GSK had not so exercised its Program Option but Regulus continued developing the Collaboration Compound).

***This milestone is only payable where GSK exercises the Program Option prior to [***].  This Milestone Event will be met as determined by GSK; provided, however, that the Milestone Event will be deemed to have been met if, after conducting a [***], GSK moves the relevant Program forward through clinical development by Initiating either a [***] with respect to such Program.  In addition, if GSK has not [***] but has not terminated the Program and returned the Collaboration Compounds under such Program to Regulus as Returned Licensed Products, then this Milestone Event will be deemed to have been met.

6.5  Limitations on Milestone Payments

6.5.1       No milestone payments are owed for any Milestone Event that is not achieved and in the case where one Option Compound or Licensed Product is substituted for another, then the milestones payable with respect to the new Option Compound or Licensed Product are only for future Milestone Events.

6.5.2       Each milestone will be paid only once per Program upon the first achievement of the Milestone Event, regardless of the number of Option Compounds or Licensed Products resulting under the Program, and regardless of whether any such Option Compound or Licensed Product constitutes a [***] product or any combination of the foregoing.  The Discovery Milestone will be paid a maximum of [***] times, once for each of the [***] Programs, upon the first achievement of such Milestone Event for each Program, and will not be paid again for the Initial Collaboration Targets in the event that either or both such Initial Collaboration Targets are substituted with other Targets pursuant to Section 3.2.

6.5.3       Notwithstanding any of the foregoing, upon GSK’s exercise of a Terminated Program Option pursuant to Section 4.2.3:

(a)               before the achievement of the [***], GSK shall pay Regulus milestones at [***] of the [***] set forth above;

(b)               after the achievement of the [***] but prior to the [***] for such Program, then GSK shall pay Regulus milestones at [***] set forth above; and

(c)               after [***] for such Program, but prior to the [***], then GSK shall pay Regulus milestones at [***] set forth above.

6.5.4       If GSK exercises its Program Option after [***] by the Leading Compound under the Program but GSK immediately substitutes such Leading Compound by a Back-up Compound under such Program in accordance with Section 4.2.4, then GSK shall pay Regulus milestones at the [***] set forth above, except as set forth in Section 4.2.4.

6.5.5       Upon GSK’s exercise of a Program Option pursuant to Section 4.2.5:

(a)               before the achievement of [***], GSK shall pay Regulus milestones at the [***] set forth above;

(b)               after the achievement of [***] but prior to the [***] for such Program, then GSK shall pay Regulus milestones at the [***] Rates set forth above; and

(c)               after [***] for such Program, but prior to the [***], then GSK shall pay Regulus milestones at the [***] set forth above.

6.5.6       For purposes of clarity, milestones shall be payable by GSK to Regulus under Section 6.4, subject to Section 6.5 and Article 12, with respect to the achievement of any Milestone Event set forth in Section 6.4 by a Collaboration Compound for [***] in the Field, to the same extent as would be payable with respect to the achievement of such Milestone Event by a Collaboration Compound or Licensed Product for [***] Indication hereunder.  With respect to any Collaboration Compound or Licensed Product for use as an [***] product in the Field, the Parties shall negotiate in good faith the [***] upon achievement of which milestone payments would be payable with respect to such [***] product.

6.6  Royalty Payments to Regulus.

6.6.1       GSK Patent Royalty. As partial consideration for the rights granted to GSK hereunder, GSK will pay to Regulus royalties on Annual Net Sales of the Royalty-Bearing Products sold by GSK, its Affiliates or Sublicensees during a calendar year, on a country-by-country basis and Royalty-Bearing Product-by-Royalty-Bearing Product basis, in the countries of the Territory in which there is a Valid Claim within the Regulus Technology or Collaboration Technology (excluding GSK Collaboration Technology [***] of the Licensed Product being sold, in the amounts as follow (the “GSK Patent Royalty”).  For purposes of clarity, royalties shall be payable by GSK to Regulus under this Section 6.6.1, subject to Section 6.6.2, 6.8 and Article 12, with respect to sales of a Collaboration Compound or Licensed Product that has obtained Regulatory Approval as [***] to the same extent as would be payable with respect to Net Sales of a Licensed Product that has obtained Regulatory Approval for the treatment of [***] Indication hereunder, provided, that, in no event shall GSK be obligated to pay royalties more than once with respect to the same unit of such Collaboration Compound or Licensed Product, as applicable.

(a)              Subject to the provisions of Sections 6.6.1, 6.6.2 and 6.8, GSK shall pay to Regulus the royalties at the percentages as described in the table below:

Annual Net Sales (U.S. $ Million) of Licensed Products per Program per calendar year US$Million (“m”)	GSK exercises its Program Option at [***] Stage “Table 1 Rates”	“Table 2 Rates”	GSK exercises its Program Option at [***] “Table 3 Rates”

Up to $[***]m	[***]	[***]	[***]

>[***] up to [***]	[***]	[***]	[***]

>[***] up to [***]	[***]	[***]	[***]

> [***]	[***]	[***]	[***]

(b)      In the event any Combination Product(s) are sold, royalties on such Combination Products will be determined pursuant to Section 1.113.

(c)              The royalty rates in the table above are incremental rates, which apply only for the respective increment of Annual Net Sales described in the Annual Net Sales column.  Thus, once a total Annual Net Sales figure is achieved for the year, the royalties owed on any lower tier portion of Annual Net Sales are not adjusted up to the higher tier rate.

(d)              Notwithstanding any of the foregoing, upon GSK’s exercise of a Terminated Program Option pursuant to Section 4.2.3:

(i)            before the achievement of [***], GSK shall pay Regulus royalties at [***] of the [***] set forth above;

(ii)           after the achievement of [***], but prior to the [***] for such Program, then GSK shall pay Regulus royalties at the [***] set forth above; and

(iii)          after [***] for such Program, but prior to the [***], then GSK shall pay Regulus royalties at the Table 2 Rates set forth above.

(e)              If GSK exercises its Program Option after [***] by the Leading Compound under the Program but GSK immediately substitutes such Leading Compound by a Back-up Compound under such Program in accordance with Section 4.2.4, then GSK shall pay Regulus royalties at the [***] set forth above, except as set forth in Section 4.2.4.

(f)               Upon GSK’s exercise of a Program Option pursuant to Section 4.2.5:

(i)            before the achievement of the [***], GSK shall pay Regulus royalties at the [***] set forth above;

(ii)           after the achievement of the [***] but prior to the [***] for such Program, then GSK shall pay Regulus royalties at the [***] set forth above; and

(iii)          after [***] for such Program, but prior to the [***], then GSK shall pay Regulus royalties at the [***] set forth above.

6.6.2       Application of Royalty Rates.  All royalties set forth under Section 6.6 shall always be subject to the provisions of this Section 6.6.2, and shall only be payable as follows, on a Licensed Product-by-Licensed Product and country-by-country basis:

(a)      Patent Royalty Term:  GSK’s obligation to pay the GSK Patent Royalty above with respect to a Licensed Product and/or Combination Product will continue on a country-by-country and Licensed Product-by-Licensed Product basis from the date of First Commercial Sale of the Licensed Product or Combination Product until the date of [***] within the [***] of the Licensed Product; provided, however, that with respect to those cases where (i) the only Valid Claim is [***], or (ii) the only Valid Claim within the [***] of the Licensed Product or (B) a claim that covers the [***] of a miRNA Compound or a miRNA Therapeutic) (such claim in clauses (i) or (ii) [***] of a Licensed Product or Combination Product, the rates with respect to such Licensed Product or Combination Product shall be reduced by [***] of the applicable rates specified in Section 6.6.1.

(b)      Pending Patents: If, on a country-by-country and Licensed Product-by-Licensed Product basis, there is, at any time during the period within [***] years after the date of First Commercial Sale of such Licensed Product in such country, no Valid

Claim as described in paragraph (a) within the [***] in each case which covers the Licensed Product, but there is a pending patent application within the [***]in each case with a claim which covers the[***] of the Licensed Product which has been pending for more [***] years but for less than [***] years from the filing date of such patent application (a “Pending Claim”), then, during such time, not to extend beyond [***] years from the date of [***] of such Licensed Product in the relevant country, GSK will pay [***] of the otherwise applicable GSK Patent Royalty rates set forth in Section 6.6.1.  In addition, where the only Pending Claim covering the Licensed Product would, if issued, be a [***], then the rates shall be reduced to be [***] of the otherwise applicable GSK Patent Royalty rates set forth in Section 6.6.1.  Notwithstanding any of the foregoing, if the Pending Claim [***], then the applicable royalty rate will be, going forward from the time that such [***] and not retroactively, and GSK shall pay Regulus, [***] Royalty rates as set forth in the table in Section 6.6.1 above (subject to the [***] reduction if such Valid Claim qualifying under Section 1.196(a) resulting from the Pending Claim is a [***]) and for the duration stated under the “Patent Royalty Term” paragraph (a) above, but if the Pending Claim does not issue within [***] years of the date of filing of such patent application, then thereafter, GSK will no longer pay any royalty to Regulus with respect to such Pending Claim under this paragraph (b).

(c)      Know-How Royalty:  If, on a country-by-country and Licensed Product-by-Licensed Product basis, (i) at any time during the period within [***] years after the date of First Commercial Sale of such Licensed Product in such country, the only Valid Claims or Pending Claims within the [***]in each case which cover the [***] of the Licensed Product, are claims that cover [***] a miRNA Compound or a miRNA Therapeutic, or (ii) there [***], at any time during the period within [***] years after the date of First Commercial Sale of such Licensed Product in such country, Valid Claims or Pending Claims within the [***]in each case which covered the[***] of the Licensed Product, but such Valid Claims and Pending Claims [***], then, during such time described in clauses (i) or (ii), not to extend beyond [***] years from the date of First Commercial Sale of such Licensed Product in such country, GSK will pay Regulus a royalty at the rate of [***] of the GSK Patent Royalty rates as described in Section 6.6.1 above.  For example, but not limitation, if at the time of First Commercial Sale of a Licensed Product in a given country Regulus has a Valid Claim described in paragraph (a) above that has been pending for [***] years, then for the first [***] years after such First Commercial Sale the royalty rate shall be determined under paragraph (a) above and, if such claim does not issue within such [***] year period, then for a period of [***] years the royalty rate shall be determined under paragraph (b) above, and for the remaining [***] years after such First Commercial Sale, the royalty rate shall be determined under this paragraph (c).  In no event shall the royalty described in this paragraph (c) be paid for more than [***] years after First Commercial Sale of such Licensed Product in the relevant country, and in all cases the royalty shall be subject to paragraphs (d), (e) and (f) below.  For the sake of clarity, the [***] year period described in this paragraph (c) shall not reduce the period during which royalties are payable pursuant to paragraphs (a) or (b) above, as applicable.

(d)      Reduction of Royalty for Competition from Generic Products:  If at any time during the Agreement Term any Generic Products enter the market for a Royalty-Bearing Product and during the applicable Calendar Quarter, on a country-by-country and Licensed Product-by-Licensed Product basis, such Generic Products taken in the aggregate have a market share (measured in scripts with the numerator of such fractional share being the Generic Products taken in the aggregate, and the denominator being the total of the Generic Products taken in the aggregate plus the Licensed Products taken in the aggregate, as provided by IMS) in such country of (a) at least [***], up to and including [***], GSK’s obligation to pay royalties to Regulus on sales of the relevant Royalty-Bearing Products in such market will be reduced on a country-by-country basis to the amount which is [***] of the otherwise applicable royalty rate under clauses (a) through (c) of this Section 6.6.2, and (b) greater than [***] GSK’s obligation to pay royalties to Regulus on sales of the relevant Products in such market will be reduced on a country-by-country basis to the amount which is [***] of the otherwise applicable royalty rate under clauses (a) through (c) of this Section 6.6.2.

(e)      For purposes of clarity, no royalty is payable by GSK, its Affiliates or Sublicensees to Regulus, its Affiliates, Sublicensees, successors, assigns or Parent Companies at all under this Section 6.6 with respect to a Royalty-Bearing Product in a country, in the event that neither subsection (a), (b) nor (c) above applies at the time of sale and in the country of sale for such Royalty-Bearing Product.

(f)       Limitation on Aggregate Reduction for GSK Royalties. Notwithstanding anything in this Agreement to the contrary, on a Program-by-Program basis, in no event will Regulus receive royalties for Annual Net Sales of Licensed Products by GSK or its Affiliate or Sublicensee, with respect to any Calendar Quarter, less than the sum of [***], except where there has been an uncured material breach of the Agreement by Regulus, in which case, the royalty that Regulus will receive shall not be less than the sum of [***], and in any case under this subsection (f), the period for which payment of such [***] is required shall end when the royalty payment term would have ended under subsection (a), (b) or (c) above, as applicable.

6.7  Refused Candidate Products, Returned Licensed Products and Reverse Royalty Payments to GSK.

6.7.1       Reverse Royalty.  In the event that Regulus or any of its Parent Companies or any of its or their Affiliates or Third Party licensees or Sublicensees Develops and Commercializes any Refused Candidate as a Refused Candidate Product, or any Returned Licensed Product, it shall pay the following royalty payments to GSK, following the First Commercial Sale by Regulus, its Affiliates or Sublicensees, on a country-by-country basis, for Annual Net Sales of all such products within the relevant Program (“Reverse Royalties”) as follows:

(I) Upon Termination [***] of a Program due to [***]	Reverse Royalty Rate (paid to GSK) US$Million (“m”)

(A) For Refused Candidate Products with respect to such Program, if [***] occurs prior to [***]	[***]

(B) For Returned Licensed Products with respect to such Program, if [***] occurs after [***]	[***]

(II) Upon [***] Termination [***] of a Program [***]	Reverse Royalty Rate (paid to GSK)

(A) For Refused Candidate Products with respect to such Program, if [***] occurs [***]	[***]

(B) For Refused Candidate Products with respect to such Program, if [***] occurs [***]	[***]

(C) For Returned Licensed Products with respect to such Program, if [***] occurs after [***], but before [***].	[***]

(D) For Returned Licensed Products with respect to such Program, if [***] occurs after [***] and after [***].	[***]

6.7.2       Commercialization by Regulus’ Affiliates and Sublicensees. Regulus’ obligation to pay the Reverse Royalty to GSK above on Net Sales of Refused Candidate Products or Returned Licensed Products will apply regardless of whether such sales are made by Regulus or by any of its Affiliates, Parent Companies (to the extent that they are selling such Refused Candidate Product or Returned Licensed Product) or Sublicensees, and will continue on a country-by-country and product-by-product basis for the Agreement Term.  For purposes of clarity, royalties shall be payable by Regulus to GSK under this Section 6.7, subject to the remainder of this Section 6.7 and Article 12, with respect to sales of any Refused Candidate, Refused Candidate Product or Returned Licensed Product that has obtained Regulatory Approval [***] or for the treatment [***] Indication to the same extent as would be payable with respect to Net Sales of a Refused Candidate Product or Returned Licensed Product that has obtained Regulatory Approval for the treatment [***] Indication hereunder, provided, that, in no event shall Regulus be obligated to pay royalties more than once with respect to the same unit of such Refused Candidate, Refused Candidate Product or Returned Licensed Product, as applicable.

6.7.3       Limitation on Reverse Royalties.  The Reverse Royalties payable under Section 6.7.1(I)(B), (II)(B) and (II)(C) above with respect to any Refused Candidate Product or Returned Licensed Product shall be payable by Regulus to GSK up to, and in no event in excess of, an amount equal to [***] which such Refused Candidate Product or Returned Licensed Product was subject [***], (b) any [***] activities conducted by Regulus under such Program, (c) any [***] with respect to Licensed Products arising from such Program and Commercialized by GSK [***], plus (d) any [***] attributable to such Program.  Within [***] days after the date on which Regulus obtains rights to the Refused Candidate Product or Returned Licensed Product with respect to a Program pursuant to this Agreement, GSK shall provide to Regulus a written notice [***].  For purposes of clarity, the Reverse Royalties payable under Section 6.7.1(II)(D) above shall not be subject to the foregoing limitation.

6.8  Fundamental and Program Specific  Intellectual Property.

6.8.1       Fundamental IP. Regulus will be solely responsible for paying its Total License Pass-Through Costs for any Regulus Technology (a) owned by Regulus or its Affiliates or any of the Parent Companies as of the Effective Date, (b) invented by any of the Parent Companies during the Agreement Term, or (c) [***] as of the Effective Date or during the Agreement Term as [***] for the use or exploitation of miRNA Antagonist technology generally as contemplated under the Program(s) during the Collaboration Term, and which is not [***] hereunder (the foregoing clauses (a), (b) and (c), collectively, the “Fundamental IP”).

6.8.2       Program-Specific Technology.  The Parties shall [***] all [***] incurred after the Effective Date and included within [***] for any [***] as of the Effective Date or during the Agreement Term to the extent such [***] (a) pertains [***], or (b) relates to [***] (clauses (a) and (b), collectively, the “Program-Specific Technology”; provided, however, that any of the same under clauses (a) or  (b) would instead be Fundamental IP if the terms and conditions of Section 6.8.1 are met for any such intellectual property), which GSK agrees (such agreement not to be unreasonably withheld, conditioned or delayed) is [***] under a Program hereunder.  By way of illustration but not limitation, the Parties agree that the [***] Controlled by Regulus as of the Effective Date (which Patent Rights are set forth on [***]) will be deemed Program-Specific Technology.  Any [***] described herein which apply to a Program(s) as well as other activities shall be reasonably allocated to the relevant Program.  Notwithstanding the foregoing, Regulus will be [***] for paying all [***] owed to the relevant Third Party licensors pursuant to the [***].  GSK [***] of such amounts within [***] days after GSK’s [***] from Regulus therefor.

6.8.3       Reduction by GSK for Third Party Licenses. If GSK reasonably determines that it needs to obtain one or more licenses from one or more Third Parties (other than any license described in the paragraphs in this Section 6.8 above) to Develop, Manufacture or Commercialize any Option Compound or related Licensed Product, GSK may obtain such license [***] (a) [***] of such license reasonably in advance of entering into such license, to enable [***] on such license terms, and (b) considering in good faith [***] with respect thereto.  GSK may then obtain such license, which shall be deemed included in GSK Technology hereunder, and may offset [***] of GSK’s Third Party License Pass-Through Costs associated with acquiring such Third Party license(s) against any [***] due to Regulus; provided, that in no event will Regulus receive, with respect to any Calendar Quarter, less than [***].  GSK shall have the right to carry forward and apply in future Calendar Quarters or years any such unused offset to which GSK is entitled in the event that such [***] would be exceeded, until [***] of offset or deduction to which GSK is entitled is fully satisfied.  Notwithstanding any of the foregoing, GSK may, without having to comply with clause (a) or (b) above, unilaterally decide to include as GSK Technology any Third Party license(s) for [***], provided, however, that GSK shall not have the right to offset against any [***] due to Regulus hereunder any Third Party License Pass-Through Costs associated with acquiring any such Third Party license(s) (it being understood that if Regulus agrees in advance, as set forth in the first sentence of this Section 6.8.3, that GSK should obtain such Third Party license(s) for [***] and implement such intellectual property rights into GSK’s Development, Manufacture and/or Commercialization activities with respect to Option Compounds or related Licensed Products hereunder, then GSK shall have the right to offset against [***] due to Regulus any such Third Party License Pass-Through Costs).

6.9  Payments.

6.9.1       Commencement.  Beginning with the Calendar Quarter in which the First Commercial Sale for an applicable Licensed Product is made and for each Calendar Quarter thereafter, royalty payments shall be made by the Commercializing Party to the other Party under this Agreement within [***] days following the end of each such Calendar Quarter.  Each royalty payment shall be accompanied by a report, summarizing Net Sales for the applicable Licensed Product during the relevant Calendar Quarter and the calculation of royalties, if any, due thereon.  Notwithstanding the foregoing, in the event that no royalties are payable in respect of a given Calendar Quarter, the Payor shall submit a royalty report so indicating.

6.9.2       Mode of Payment.  All payments under this Agreement shall be payable, in full, in U.S. dollars, regardless of the country(ies) in which sales are made.  For the purposes of computing Net Sales of Licensed Products sold in a currency other than U.S. dollars, such currency shall be converted into U.S. dollars as calculated at the [***] for the pertinent quarter or year to date, as the case may be, as used by the Payor in producing its quarterly and annual accounts.  Such payments shall be without deduction of exchange, collection or other charges.

6.9.3       Records Retention.  Commencing with the First Commercial Sale of a Licensed Product, the Payor shall keep complete and accurate records pertaining to the sale of such Licensed Products, for a period of [***] calendar years after the year in which such sales occurred, and in sufficient detail to permit the Payee to confirm the accuracy of the Net Sales or royalties paid by the Payor hereunder.

6.10  Audits.  During the term of this Agreement and for a period of [***] years thereafter, at the request and expense of the Payee, the Payor shall permit an independent, certified public accountant of nationally recognized standing appointed by the Payee, and reasonably acceptable to the Payor, at reasonable times and upon reasonable notice, but in no case more than once per calendar year thereafter, to examine such records as may be necessary for the sole purpose of verifying the calculation and reporting of Net Sales and the correctness of any royalty payment and [***] made under this Agreement for any period within the preceding [***] years.  The independent, certified public accountant shall disclose to the Payee only the royalty and, if applicable, [***] amounts which the independent auditor believes to be due and payable hereunder to the Payee and shall disclose no other information revealed in such audit.  Regulus shall also have the right to have audited, in accordance with this Section 6.10, the relevant books and records of GSK as may be necessary for the sole purpose of verifying the amount of (a) [***]  GSK shall also have the right to have audited, in accordance with this Section 6.10, the relevant books and records of [***]  Any and all records of the audited Party examined by such independent accountant shall be deemed such audited Party’s Confidential Information which may not be disclosed by said independent, certified public accountant to any [***] or (except for the information expressly sought to be confirmed by the auditing Party as set forth in this Section 6.10) to the auditing Party.  If, as a result of any inspection of the books and records of the audited Party, it is shown that (x) the audited Party’s payments under this Agreement were less than the royalty or, if applicable, milestone amount which should have been paid, then such audited Party shall make all payments required to be made, or (y) the amount paid to [***] by the audited Party as pass-through costs is less than the amount for which reimbursement was requested from the auditing Party to cover such pass-through costs, then the audited Party shall pay the auditing Party the difference between such amounts, to eliminate any discrepancy revealed by said inspection within [***] days and shall be entitled to a credit with respect to any overpayment made by such audited Party.  The auditing Party shall pay for such audits, except that in the event that the royalty and, if applicable, [***] made by the audited Party were less than [***] of the undisputed amounts (or the amount requested to be reimbursed by the auditing Party, with respect to pass-through costs) that should have been paid during the period in question, the audited Party shall pay the reasonable costs of the audit.

6.11   Taxes.

6.11.1     Sales or Other Transfers.  The recipient of any transfer under this Agreement of Regulus Technology, GSK Technology, Confidential Information, Collaboration Compounds, Licensed Products (including Returned Licensed Products), as the case may be, shall be solely responsible for any sales, use, value added, excise or other taxes applicable to such transfer.

6.11.2     Withholding Tax.  The Parties acknowledge and agree that, under applicable laws in effect as of the Effective Date, [***] from [***] under this Agreement.  Consequently, GSK agrees [***].  Any tax paid or required to be withheld by GSK for the benefit of Regulus on account of any royalties or other payments (other than the upfront payment) payable to Regulus under this Agreement shall be deducted from the amount of royalties or other payments otherwise due.  GSK shall secure and send to Regulus proof of any such taxes withheld and paid by GSK for the benefit of Regulus, and shall, at Regulus’ request, provide reasonable assistance to Regulus in recovering such taxes. Regulus warrants that Regulus is limited liability company as of the Effective Date and, prior to the payment of royalties by GSK hereunder, shall be a resident for tax purposes in the US and that, as of such time, Regulus shall be [***].  Regulus shall notify GSK immediately in writing in the event that Regulus ceases to be [***]. Pending receipt of formal certification from the UK Inland Revenue, GSK may pay royalty income and any other payments (other than the upfront payment) under this Agreement to Regulus by deducting tax at the applicable rate specified in the double tax treaty between the UK and US.  Regulus agrees to indemnify and hold harmless GSK against any loss, damage, expense or liability arising in any way from a breach of the above warranties [***] or other similar body alleging that GSK was [***], except that Regulus’ indemnification obligation under this Section 6.11.2 shall not apply to GSK’s payment of the [***].  GSK shall indemnify and hold harmless Regulus and its Parent Companies against any loss, damage, expense or liability arising in any way from a claim [***].

ARTICLE 7

EXCLUSIVITY

7.1  Exclusivity Binding on Both Parties.  Except as set forth in Section 7.3 below or in Article 12, during the Agreement Term, neither Party nor its Affiliates, nor any of Regulus’ Parent Companies, will work with (or for the benefit of or grant any license to) any Third Party or independently outside this Agreement to [***] that is [***] any Collaboration Target hereunder.

7.2  Additional Regulus Exclusivity Obligations.  Except as set forth in Section 7.3 below or in Article 12, during the Research Collaboration Term for each Program, neither Regulus nor its Affiliates will work with (or for the benefit of or grant any license to) any Third Party or independently outside of this Agreement to [***] any [***] any Collaboration Target hereunder.

7.3  Exclusions.

7.3.1       [***] For purposes of clarity, the foregoing covenants in Sections 7.1 and 7.2 shall not apply to either Party, each Party’s Affiliates or Regulus’ Parent Companies with respect to any [***] in accordance with the provisions of Section [***].

7.3.2       Refused Candidates; Refused Candidate Products; Returned Licensed Products.  In addition, in no event shall the covenants in Sections 7.1 and 7.2 apply to bind or restrict Regulus, its Affiliates or Parent Companies with respect to any Blocked Target, Refused Candidate, Refused Candidate Product or Returned Licensed Product.

7.3.3       Permitted Uses by Parent Companies.  Notwithstanding any of the foregoing, (a) each Parent Company shall have the right to grant Permitted Licenses as contemplated under the Regulus License Agreement and as defined herein (it being understood that the exception set forth in this clause (a) to the Parent Company’s exclusivity obligations under Section 7.1 shall not apply with respect to a right granted to a Third Party if such right does not satisfy the definition of “Permitted License” under this Agreement at the time in question), (b) Alnylam shall have the right to perform its own internal Research in the Alnylam Field (each as defined in the Regulus License Agreement), and (c) Isis shall have the right to perform its own internal Research in the Isis Field (as defined in the Regulus License Agreement).

ARTICLE 8

OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT PROSECUTION

8.1  Ownership.

8.1.1       Regulus Technology and GSK Technology.  As between the Parties,  Regulus shall own and retain all of its rights, title and interest in and to the Regulus Know-How and Regulus Patents and GSK shall own and retain all of its rights, title and interest in and to the GSK Know-How and GSK Patents, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement.

8.1.2       Collaboration Technology.  As between the Parties, GSK shall be the sole owner of any Collaboration Know-How discovered, developed, invented or created solely by or on behalf of GSK and/or its Affiliates (“GSK Collaboration Know-How”) and any Patent Rights that claim or cover GSK Collaboration Know-How (“GSK Collaboration Patents” and, together with the GSK Collaboration Know-How, the “GSK Collaboration Technology”), and shall retain all of its rights, title and interest thereto, subject to any rights or licenses expressly granted by GSK to Regulus under this Agreement.  As between the Parties, Regulus shall be the sole owner of any Collaboration Know-How discovered, developed, invented or created solely by or on behalf of Regulus and/or its Affiliates (“Regulus Collaboration Know-How”) and any Patent Rights that claim or cover Regulus Collaboration Know-How (“Regulus Collaboration Patents” and, together with the Regulus Collaboration Know-How, the “Regulus Collaboration Technology”), and shall retain all of its rights, title and interest thereto, subject to any rights or licenses expressly granted by Regulus to GSK under this Agreement.  Any Collaboration Know-How that is discovered, developed, invented or created jointly by or on behalf of a Party or its Affiliates, on the one hand, and the other Party or such other Party’s Affiliates, on the other hand (“Jointly-Owned Collaboration Know-How”), and any Patent Rights that claim or cover such Jointly-Owned Collaboration Know-How (“Jointly-Owned Collaboration Patents” and together with the Jointly-Owned Collaboration Know-How, the “Jointly-Owned Collaboration Technology”), shall be owned jointly by GSK and Regulus on an equal and undivided basis, including all rights, title and interest thereto, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement.  Except as expressly provided in this Agreement, neither Party shall have any obligation to account to the other for profits with respect to, or to obtain any consent of the other Party to license or exploit, Jointly-Owned Collaboration Technology, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.  Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates to so disclose, the discovery, development, invention or creation of any Jointly-Owned Collaboration Technology.

8.1.3       Determining Inventorship.  The determination of inventorship shall be made in accordance with United States patent laws.  The Joint Patent Subcommittee shall discuss all matters pertaining to the determination of inventorship and, in case of a dispute in the Joint Patent Subcommittee (or otherwise between Regulus and GSK) over inventorship and, as a result, whether (i) any particular Collaboration Technology is solely owned by one Party or the other or jointly owned by both Parties or (ii) whether any particular Know-How is Regulus Know-How, GSK Know-How or Collaboration Know-How, such dispute shall be resolved by independent patent counsel not regularly employed in the past two (2) years by either Party and reasonably acceptable to both Parties to resolve such dispute.  The decision of such independent patent counsel shall be binding on the Parties with respect to the issue of inventorship.  Expenses of such patent counsel shall be shared equally by the Parties.

8.2  Prosecution and Maintenance of Patents.

8.2.1       Patent Filings.  The Party responsible for Prosecution and Maintenance of any Collaboration Patents as set forth in Sections 8.2.2 and 8.2.3 shall use Diligent Efforts to obtain patent protection for Collaboration Compounds and Licensed Products, if and as applicable, using counsel of its own choice but reasonably acceptable to the other Party (provided, that GSK acknowledges and agrees that it has been advised of Regulus’ patent counsel as of the Effective Date and that such patent counsel is reasonably acceptable to GSK), in the Major Countries and such other countries as the responsible Party shall see fit.  If subsequent to the Effective Date, GSK determines that such patent counsel is not satisfactory, GSK will raise such concerns with the Joint Patent Subcommittee and GSK may request that such patent counsel be changed, such request shall not be unreasonably refused by Regulus.

8.2.2       Regulus Patents and GSK Patents.

(a)              Regulus shall control and be responsible for all aspects of the Prosecution and Maintenance of all Regulus Patents and all Regulus Collaboration Patents, subject to Section 8.2.4.

(b)              GSK shall control and be responsible for all aspects of the Prosecution and Maintenance of all GSK Patents and all GSK Collaboration Patents, subject to Section 8.2.4.

8.2.3       Jointly-Owned Collaboration Patents.  The strategy for Prosecution and Maintenance of all Jointly-Owned Collaboration Patents shall be discussed by GSK and Regulus through the Joint Patent Subcommittee.  Subject to Section 8.2.4, GSK shall have the first right to control and be responsible for the Prosecution and Maintenance of all Jointly-Owned Collaboration Patents, unless Regulus has obtained the licenses under Sections 5.1.2 or 5.1.3 with respect to the Program to which such Jointly-Owned Collaboration Patent primarily relates, in which event Regulus shall have the first right to control and be responsible for the Prosecution and Maintenance of such Jointly-Owned Collaboration Patents.

8.2.4       Other Matters Pertaining to Prosecution and Maintenance of Patents.

(a)              Subject to Third Party and Parent-Originated Rights and Obligations, each Party shall keep the other Party informed through the Joint Patent Subcommittee as to material developments with respect to the Prosecution and Maintenance of such Collaboration Patents, Regulus Patents or GSK Patents for which such Party has responsibility for Prosecution and Maintenance pursuant to Sections 8.2.2, 8.2.3 or this Section 8.2.4, including without limitation, by providing copies of material data as it arises, any office actions or office action response or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and all patent related filings, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.

(b)              If, during the Agreement Term, GSK intends to allow any GSK Patent or any Collaboration Patent with respect to which GSK is responsible for Prosecution and Maintenance to lapse or become abandoned without having first filed a continuation or substitution and such GSK Patent or Collaboration Patent primarily relates to any Refused Candidate, Refused Candidate Product or Returned Licensed Product, GSK shall notify Regulus of such intention at least [***] days prior to the date upon which such Patent Right shall lapse or become abandoned, and Regulus shall thereupon have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense (subject to Section 8.3.1) with counsel of its own choice.

(c)              If, during the Agreement Term, Regulus intends to allow any Regulus Patent or any Collaboration Patent with respect to which Regulus is responsible for Prosecution and Maintenance to lapse or become abandoned without having first filed a continuation or substitution, then, if GSK has exercised, or has not yet exercised but retains the right to exercise, its Program Option with respect to the Program to which such Regulus Patent or Collaboration Patent primarily relates (other than any Refused Candidate, Refused Candidate Product or Returned Licensed Product), Regulus shall notify GSK of such intention at least [***] days prior to the date upon which such Patent Right shall lapse or become abandoned, and GSK shall thereupon have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof [***] (subject to Section 8.3.1) with counsel of its own choice.

(d)              The Parties, through the Joint Patent Subcommittee, will cooperate in good faith to determine if and when any divisional applications shall be filed with respect to any Collaboration Patents or Regulus Patents, and where a divisional patent application filing would be practical and reasonable, then such a divisional filing shall be made and (i) GSK shall have the first right to control the Prosecution and Maintenance of such claims within Collaboration Patents or Regulus Patents which solely cover Collaboration Compounds with respect to a Program after exercise of a Program Option by GSK, or (ii) Regulus shall have the first right to control the Prosecution and Maintenance of such claims within Collaboration Patents or Regulus Patents which solely cover Refused Candidates, Refused Candidate Products or Returned Licensed Products. If the Party responsible for Prosecution and Maintenance pursuant to this Section 8.2.4(d) is an owner or co-owner of such Collaboration Patent or Regulus Patent, the other Party shall have the step-in right described in clauses 8.2.4(b) or (c), as applicable. If the Party responsible for Prosecution and Maintenance pursuant to this Section 8.2.4(d) is neither an owner nor co-owner of such Collaboration Patent or Regulus Patent and if such Party intends to allow such Collaboration Patent to lapse or become abandoned without having first filed a continuation or substitution, then such Party shall notify the other Party of such intention at least [***] days prior to the date upon which such Patent Right shall lapse or become abandoned, and such other Party shall thereupon have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof [***] (subject to Section 8.3.1) with counsel of its own choice.

(e)              In addition, the Parties shall consult, through the Joint Patent Subcommittee, and take into consideration the comments of the other Party for all matters relating to interferences, reissues, re-examinations and oppositions with respect to those Patent Rights in which such other Party has an ownership interest, is licensed or sublicensed thereunder or may in the future, in accordance with this Agreement, obtain a license or sublicense thereunder.

8.3  Patent Costs.

8.3.1       Jointly-Owned Collaboration Patents. Regulus and GSK shall [***] the Patent Costs associated with the Prosecution and Maintenance of Jointly-Owned Collaboration Patents, unless the Parties otherwise agree; provided, that either Party may decline to pay its [***] for filing, prosecuting and maintaining any Jointly-Owned Collaboration Patents in a particular country or particular countries, in which case the declining Party shall, and shall cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, titles and interests in and to such Jointly-Owned Collaboration Patents.

8.3.2       Regulus Patents and GSK Patents.  Except as set forth in Sections 8.2.4 and 8.3.1, each Party shall be responsible [***] incurred by such Party prior to and after the Effective Date in all countries in the Territory in the Prosecution and Maintenance of Patent Rights for which such Party is responsible under Section 8.2.

8.4  Defense of Claims Brought by Third Parties.

8.4.1       Prior to Exercise of Program Option.  If a Third Party initiates a Proceeding claiming that any Patent Right or Know-How owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of any Collaboration Compound (and related Licensed Products) being Developed under a Program with respect to which GSK has not yet exercised its Program Option (except for any Refused Candidate, Refused Candidate Product or Returned Licensed Product, which shall be subject to Section 8.4.3), Regulus shall have the first right, but not the obligation, to defend against such Proceeding at its sole cost and expense.  In the event Regulus elects to defend against such Proceeding, Regulus shall have the sole right to direct the defense and to elect whether to settle such claim (but only with the prior written consent of GSK, not to be unreasonably withheld).  In the event that Regulus elects not to defend against such Proceeding within [***] days after it first received written notice of the actual initiation of such Proceeding, GSK shall have the right, but not the obligation, to defend against such Proceeding at its sole cost and expense, which right GSK may exercise by providing Regulus with a written notice thereof within [***] days after

GSK’s receipt of Regulus’ notice of its election not to defend such Proceeding.  After such exercise, GSK shall have the right to direct the defense of such Proceeding, including, without limitation the right to settle such claim (but only with the prior written consent of Regulus, not to be unreasonably withheld).  In any event, the Party not defending such Proceeding shall reasonably assist the Party defending such Proceeding and cooperate in any such litigation at the request and expense of the Party defending such Proceeding.  Each Party may at its own expense and with its own counsel join any defense directed by the other Party.  Each Party shall provide the other Party with prompt written notice of the commencement of any such Proceeding, or of any allegation of infringement of which such Party becomes aware, and shall promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.  Notwithstanding any of the above, in the event that one of the Parent Companies brings a claim against GSK, GSK shall have the sole right to control the defense of any such claim at its sole cost.

8.4.2       Following Exercise of Program Option.  If a Third Party initiates a Proceeding claiming that any Patent Right or Know-How owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of any Collaboration Compound (and related Licensed Products) being Developed or Commercialized under a Program with respect to which GSK has exercised its Program Option (except for a Refused Candidate, Refused Candidate Product or Returned Licensed Product, which shall be subject to Section 8.4.3), GSK shall have the first right, but not the obligation, to defend against any such Proceeding at its sole cost and expense.  In the event GSK elects to defend against such Proceeding, GSK shall have the sole right to direct the defense and to elect whether to settle such claim (but only with the prior written consent of Regulus, not to be unreasonably withheld).  In the event that GSK elects not to defend against a particular proceeding, then it shall so notify Regulus in writing within [***] days after it first received written notice of the actual initiation of such Proceeding and, during such sixty-day period, shall take such reasonable measures as may be necessary to preserve Regulus’ legal right to defend against such Proceeding.  In such event, Regulus shall have the right, but not the obligation, to defend against such Proceeding at its sole cost and expense and thereafter shall have the sole right to direct the defense thereof, including, without limitation the right to settle such claim (but only with the prior written consent of GSK, not to be unreasonably withheld).  In any event, the Party not defending such Proceeding shall reasonably assist the Party defending such Proceeding and cooperate in any such litigation at the request and expense of the Party defending such Proceeding.  Each Party may at its own expense and with its own counsel join any defense directed by the other Party.  Each Party shall provide the other Party with prompt written notice of the commencement of any such Proceeding, or of any allegation of infringement of which such Party becomes aware, and shall promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

8.4.3       Refused Candidates, Refused Candidate Products and Returned Licensed Products.  If a Third Party initiates a Proceeding claiming that any Patent Right or Know-How owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of any Refused Candidate, Refused Candidate Product or Returned Licensed Product, Regulus shall have the sole and exclusive right, but not the obligation, to defend against and settle such Proceeding at its sole cost and expense. In any event, GSK shall reasonably assist Regulus in defending such Proceeding and cooperate in any such litigation at the request and expense of Regulus.  Each Party may at its own expense and with its own counsel join any defense directed by the other Party.  GSK shall provide Regulus with prompt written notice of the commencement of any such Proceeding, or of any allegation of infringement of which GSK becomes aware, and shall promptly furnish Regulus with a copy of each communication relating to the alleged infringement that is received by GSK.

8.4.4       Interplay between Enforcement of IP and Defense of Third Party Claims.   Notwithstanding the provisions of Section 8.4.1 through 8.4.3, to the extent that any action would involve the enforcement of the other Party’s Know-How or Patent Rights, or the defense of an invalidity claim with respect to such other Party’s Know-How or Patent Rights, the general concepts of Section 8.5 will apply to the enforcement of such other Party’s Know-How or Patent Rights or the defense of such invalidity claim (i.e., each Party has the right to enforce its own intellectual property, except that the relevant Commercializing Party will have the initial right, to the extent provided in Section 8.5, to enforce such Know-How or Patent Rights or defend such invalidity claim, and the other Party will have a step-in right, to the extent provided in Section 8.5, to enforce such Know-How or Patent Rights or defend such invalidity claim).

8.5  Enforcement of Patents against Competitive Infringement.

8.5.1       Duty to Notify of Competitive Infringement.  If either Party learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party with respect to any Regulus Collaboration Technology, Jointly-Owned Collaboration Technology, Regulus Technology or, solely for purposes of Section 8.5.4, GSK Technology or GSK Collaboration Technology, by reason of the Development, Manufacture, use or Commercialization of a product that contains or consists of a miRNA Compound as an active ingredient that is substantially identical in structure, sequence or composition to a miRNA Compound in any Collaboration Compound or Licensed Product (including Refused Candidates,

Refused Candidate Products or Returned Licensed Products, which are subject to Section 8.5.4) in the Field within the Territory (“Competitive Infringement”), such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Competitive Infringement.

8.5.2       Prior to Exercise of Program Option.  For any Competitive Infringement with respect to a Collaboration Compound (and any related Licensed Product) (except for any Refused Candidate, Refused Candidate Product or Returned Licensed Product, which shall be subject to Section 8.5.4) that occurs after the Effective Date but prior to Program Option exercise in reference to the Program under which such Collaboration Compound is being Developed, Regulus shall have the first right, but not the obligation, to institute, prosecute, and control a Proceeding (including, without limitation, with respect to any defense or counterclaim brought in connection therewith that the Regulus Patents or Regulus Collaboration Patents are invalid or unenforceable), by counsel of its own choice, and GSK shall have the right to be represented in that action by counsel of its own choice at its own expense, however, Regulus shall have the right to control such litigation, irrespective of whether GSK is represented by counsel of its own choice.  Notwithstanding the foregoing, GSK shall have the first right, but not the obligation, to institute, prosecute, and control a Proceeding (including, without limitation, with respect to any defense or counterclaim brought in connection therewith) in which the only claims are that Jointly-Owned Collaboration Patents are invalid or unenforceable, by counsel of its own choice, and Regulus shall have the right to be represented in that action by counsel of its own choice at its own expense, however, GSK shall have the right to control such litigation, irrespective of whether Regulus is represented by counsel of its own choice.  If Regulus fails to initiate a Proceeding (other than a Proceeding described in the second (2nd) sentence of this Section 8.5.2) within a period of [***] days after receipt of written notice from GSK or within a period of [***] days after the date Regulus first becomes aware of such Competitive Infringement (subject to a [***] day extension to conclude negotiations, if Regulus has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such [***] day period) and, within such [***] day or extended period, GSK has exercised its Program Option with respect to the relevant Program, then GSK shall have the right, but not the obligation, to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, and Regulus shall have the right to be represented in any such action by counsel of its own choice at its own expense.   If GSK fails to initiate a Proceeding for Jointly-Owned Collaboration Patents, as provided in the second (2nd) sentence of this Section 8.5.2, within a period of [***] days after receipt of written notice from Regulus or within a period of [***] days after the date GSK first becomes aware of such Competitive Infringement (subject to a [***] day extension to conclude negotiations, if GSK has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such [***] day period), then Regulus shall have the right, but not the obligation, to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, and GSK shall have the right to be represented in any such action by counsel of its own choice at its own expense.

8.5.3       Following Exercise of Program Option.  For any Competitive Infringement with respect to any Option Compound (and any related Licensed Product) (except for any Refused Candidate, Refused Candidate Product or Returned Licensed Product, which shall be subject to Section 8.5.4) that occurs after GSK’s exercise of a Program Option in reference to the Program under which such Option Compounds were Developed, GSK shall have the first right, but not the obligation, to institute, prosecute, and control a Proceeding with respect thereto (including, without limitation, with respect to any defense or counterclaim brought in connection therewith that the Regulus Patents, Regulus Collaboration Patents or Jointly-Owned Collaboration Patents are invalid or unenforceable) by counsel of its own choice at its own expense, and Regulus shall have the right, at its own expense, to be represented in that action by counsel of its own choice, however, GSK shall have the right to control such litigation, irrespective of whether Regulus is represented by counsel of its own choice.  If GSK fails to initiate a Proceeding within a period of [***] days after receipt of written notice of such Competitive Infringement (subject to a [***] day extension to conclude negotiations, if GSK has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such [***] day period), Regulus shall have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, and GSK shall have the right to be represented in any such action by counsel of its own choice at its own expense.

8.5.4       Refused Candidates, Refused Candidate Products and Returned Licensed Products.

(a)              For any Competitive Infringement of any Regulus Technology, Regulus Collaboration Technology or Jointly-Owned Collaboration Technology with respect to a Refused Candidate, Refused Candidate Product or Returned Licensed Product, Regulus shall have the sole and exclusive right, but not the obligation, to institute, prosecute, and control a Proceeding with respect thereto (including, without limitation, with respect to any defense or counterclaim brought in connection therewith the Regulus Patents, Regulus Collaboration

Patents or Jointly-Owned Collaboration Patents are invalid or unenforceable), by counsel of its own choice at its own expense.

(b)              For any Competitive Infringement of any GSK Technology or GSK Collaboration Technology with respect to a Refused Candidate, Refused Candidate Product or Returned Licensed Product, GSK shall have the first right, but not the obligation, to institute, prosecute, and control a Proceeding with respect thereto (including, without limitation, with respect to any defense or counterclaim brought in connection therewith the GSK Technology or GSK Collaboration Technology are invalid or unenforceable), by counsel of its own choice at its own expense, and Regulus shall have the right to be represented in that action by counsel of its own choice at its own expense.  If GSK fails to initiate a Proceeding within a period of [***] days after receipt of written notice of such Competitive Infringement (subject to a [***] day extension to conclude negotiations, if GSK has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such [***] day period) Regulus shall have the right, but not the obligation, to initiate and control a Proceeding by counsel of its own choice, and GSK shall have the right to be represented in any such action by counsel of its own choice at its own expense.

8.5.5       Joinder.

(a)               If one Party initiates a Proceeding in accordance with this Section 8.5, the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding.  Subject to Section 8.5.6, the costs and expenses of the Party initiating the Proceeding under this Section 8.5(a), and the costs and expenses of the other Party incurred pursuant to this Section 8.5.5(a), shall be borne by the Party initiating such Proceeding.

(b)               If one Party initiates a Proceeding in accordance with this Section 8.5, the other Party may join such Proceeding as a party plaintiff where necessary for such other Party to seek lost profits with respect to such infringement.

8.5.6       Share of Recoveries.  Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 8.5 shall be shared as follows: (i) the amount of such recovery shall first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such Proceeding (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); and then (ii) any remaining proceeds shall be allocated between the Parties as follows:  (A) if Regulus initiates the Proceeding pursuant to Sections 8.5.2, 8.5.3 or 8.5.4(a), [***]; (B) if GSK initiates the Proceeding pursuant to Sections 8.5.2 (except as described in the second (2nd) sentence thereof) or 8.5.4(b), [***]; (C) if GSK initiates the Proceeding pursuant to Sections 8.5.2 (as described in the second (2nd) sentence thereof) or 8.5.3, [***], and [***] on such amount in accordance with [***]; and (D) if Regulus initiates the Proceeding pursuant to Section 8.5.4(b), such remaining proceeds [***], with [***] on such amount in accordance with [***]7 and [***] receiving the remainder.

8.5.7       Settlement.  A settlement, consent judgment or other voluntary final disposition of a suit under this Section 8.5 may not be entered into without the consent of the Party not bringing the suit if such suit relates to those Patent Rights in which such Party not bringing the suit has an ownership interest, is licensed or sublicensed thereunder or may in the future, in accordance with this Agreement, obtain a license or sublicense thereunder.

8.5.8       35 USC 271(e)(2) Infringement.  Notwithstanding anything to the contrary in this Section 8.5, for a Competitive Infringement under 35 USC 271(e)(2) the time periods set forth in Sections 8.5.2, 8.5.3 and 8.5.4(b) during which a Party shall have the initial right to bring a Proceeding shall be shortened to a total of twenty-five (25) days, so that, to the extent the other Party has the right, pursuant to such Sections, to initiate a Proceeding if the first Party does not initiate a Proceeding, such other Party shall have such right if the first Party does not initiate a Proceeding within twenty-five (25) days after such first Party’s receipt of written notice of such Competitive Infringement.

8.6  Other Infringement.

8.6.1       Jointly-Owned Collaboration Patents.  With respect to the infringement of a Jointly-Owned Collaboration Patent which is not a Competitive Infringement, the Parties shall cooperate in good faith to bring suit together against such infringing party or the Parties may decide to permit one Party to bring suit solely.  Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 8.6.1 shall be shared as follows:  (i) the amount of such recovery shall first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such Proceeding (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); and then (ii) (A) if the Parties jointly initiated a Proceeding pursuant to this Section 8.6.1, each Party shall retain or receive [***]; and (B) if only one Party initiates the Proceeding pursuant to Section 8.6.1, such Party shall [***].

8.6.2       Patents Solely-Owned by Regulus.  Regulus shall retain all rights to pursue an infringement of any Patent Right solely owned by Regulus which is other than a Competitive Infringement and Regulus shall retain all recoveries with respect thereto.

8.6.3       Patents Solely-Owned by GSK.  GSK shall retain all rights to pursue an infringement of any Patent Right solely owned by GSK which is other than a Competitive Infringement and GSK shall retain all recoveries with respect thereto.

8.7  Patent Listing.

8.7.1       GSK’s Obligations.  To the extent required or permitted by law, GSK will use Diligent Efforts to promptly, accurately and completely list, with the applicable Regulatory Authorities during the Agreement Term, all applicable Patent Rights for any Licensed Product being Developed by GSK hereunder that GSK intends to, or has begun to Commercialize, and that have become the subject of an NDA submitted to any applicable Regulatory Authority, such listings to include all so-called “Orange Book” listings required under the Hatch-Waxman Act and all so called “Patent Register” listings as required in Canada.  Prior to such listings, the Parties will meet, through the Joint Patent Subcommittee, to evaluate and identify all applicable Patent Rights, and GSK shall have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered by the Joint Patent Subcommittee for any such listing.  Notwithstanding the preceding sentence, GSK will retain final decision making authority as to the listing of all applicable Patent Rights for such Licensed Product, regardless of which Party owns such Patent Right, and any such final decision made in good-faith on the matter shall not be subject to any further review under Section 13.1 or otherwise under this Agreement.

8.7.2       Regulus’ Obligations.  To the extent required or permitted by law, Regulus will use Diligent Efforts to promptly, accurately and completely list, with the applicable Regulatory Authorities during the Agreement Term, all applicable Patent Rights for any Refused Candidate Products and Returned Licensed Products being Developed by Regulus hereunder that Regulus intends to, or has begun to Commercialize, and that have become the subject of an NDA submitted to any applicable Regulatory Authority, such listings to include all so-called “Orange Book” listings required under the Hatch-Waxman Act and all so called “Patent Register” listings as required in Canada.  Prior to such listings, the Parties will meet, through the Joint Patent Subcommittee, to evaluate and identify all applicable Patent Rights, and Regulus shall have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered by the Joint Patent Subcommittee for any such listing.  Notwithstanding the preceding sentence, Regulus will retain final decision making authority as to the listing of all applicable Patent Rights for such Refused Candidate Product or Returned Licensed Product, as applicable, regardless of which Party owns such Patent Right, and any such final decision made in good-faith on the matter shall not be subject to any further review under Section 13.1 or otherwise under this Agreement.

8.8  CREATE Act.  Notwithstanding anything to the contrary in this Article 8, neither Party shall have the right to make an election under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Article 8 without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed.  With respect to any such permitted election, the Parties shall use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof.  The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

8.9  Obligations to Third Parties.  Notwithstanding any of the foregoing, each Party’s rights and obligations with respect to Regulus Technology under this Article 8 shall be subject to Third Party and Parent-Originated Rights and Obligations.

8.10  Additional Right.  Notwithstanding any provision of this Article 8, Isis will actively participate in the planning and conduct of any enforcement of Regulus Technology and will take the lead of such enforcement solely to the extent that the scope or validity of any Parent Company Patent Controlled by Isis and covering a [***] chemical modification is at risk.  Such Parent Company Patents Controlled by Isis as of the Effective Date are set forth on Schedule 8.10.

ARTICLE 9

CONFIDENTIALITY

9.1  Confidentiality; Exceptions.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Agreement Term and for [***] years thereafter, the receiving Party (the “Receiving Party”), its Affiliates and, with respect to Regulus, its Parent Companies, shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Know-How or other confidential and proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party (the “Disclosing Party”), its Affiliates or, with respect to Regulus, its Parent Companies or otherwise received or accessed by a Receiving Party in the course of performing its obligations or exercising its rights under this Agreement, including, but not limited to trade secrets, know-how, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to the past, present and future marketing, financial, and research and development activities of any product or potential product or useful technology of the Disclosing Party, its Affiliates or Parent Companies and the pricing thereof (collectively, “Confidential Information”), except to the extent that it can be established by the Receiving Party that such Confidential Information:

9.1.1       was in the lawful knowledge and possession of the Receiving Party, its Affiliates or Parent Companies prior to the time it was disclosed to, or learned by, the Receiving Party, its Affiliates or Parent Companies, or was otherwise developed independently by the Receiving Party, its Affiliates or Parent Companies, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party, its Affiliates or Parent Companies;

9.1.2       was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party, its Affiliates or Parent Companies;

9.1.3       became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party, its Affiliates or Parent Companies in breach of this Agreement; or

9.1.4       was disclosed to the Receiving Party, its Affiliates or Parent Companies, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party, its Affiliates or Parent Companies not to disclose such information to others.

9.2  Authorized Disclosure.  Except as expressly provided otherwise in this Agreement, a Receiving Party or its Affiliates may use and disclose, to Third Parties or the Parent Companies, Confidential Information of the Disclosing Party as follows: (i)  with respect to any such disclosure of Confidential Information, under confidentiality provisions no less restrictive than those in this Agreement, and solely in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement (including, without limitation, the rights to Develop and Commercialize Collaboration Compounds, Licensed Products, Refused Candidates, Refused Candidate Products and/or Returned Licensed Products, and to grant licenses and sublicenses hereunder), provided, that Confidential Information may be disclosed by a Receiving Party to a governmental entity or agency without requiring such entity or agency to enter into a confidentiality agreement with such Receiving Party if such Receiving Party has used reasonable efforts to impose such requirement without success and disclosure to such governmental entity or agency is necessary for the performance of the Receiving Party’s obligations hereunder; (ii) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications (subject to Section 9.6 below), complying with applicable governmental regulations, obtaining Regulatory Approvals, conducting Pre-Clinical Studies or Clinical Studies, marketing Licensed Products, or as otherwise required by applicable law, regulation, rule or legal process (including the rules of the SEC and any stock exchange); provided, however, that if a Receiving Party or any of its Affiliates or Parent Companies is required by law or regulation to make any such disclosure of a Disclosing Party’s Confidential Information it will, except where impracticable for necessary disclosures, for example, but without limitation, in the event of medical emergency, give reasonable advance notice to the Disclosing Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (iii) in communication with actual or potential investors, merger partners, acquirers, consultants, or professional advisors on a need to know basis, in each case under confidentiality provisions no less restrictive than those of this Agreement; (iv) to the extent and only to the extent that such disclosure is required to comply with existing expressly stated contractual obligations owed to such Party’s, its Affiliate’s or Parent Company’s licensor with respect to any intellectual property licensed under this Agreement; or (v) to the extent mutually agreed to in writing by the Parties.  If a Parent Company receives GSK’s Confidential Information as permitted pursuant to this Section 9.2, such Parent Company may only use and disclose GSK’s Confidential Information solely in accordance with this Section 9.2 under confidentiality provisions no less restrictive than those in this Agreement and solely as and to the extent required (x) by law, court order or an existing expressly stated contractual requirement, (y) for such Parent Company to perform its obligations in connection with this Agreement (including without limitation the provision of services to Regulus under the Services Agreement) or the Side Agreement, or (z) for such Parent Company to make a determination to exercise, and to exercise, any of its rights with respect to Refused Candidates, Refused Candidate Products or Returned Licensed Products under the JV Agreements.

9.3  Press Release; Disclosure of Agreement.  On or promptly after the Effective Date, the Parties shall individually or jointly issue a public announcement of the execution of this Agreement in form and substance substantially as set forth on Exhibit G.  Except to the extent required to comply with applicable law, regulation, rule or legal process or as otherwise permitted in accordance with this Section 9.3, neither Party nor such Party’s Affiliates or Parent Companies shall make any public announcements, press releases or other public disclosures concerning this Agreement, the Side Agreement or the Convertible Promissory Note, or the terms or the subject matter hereof or thereof, without the prior written consent of the other, which shall not be unreasonably withheld.  Notwithstanding the foregoing, (a) each Commercializing Party, its Affiliates and Parent Companies may, without the other Party’s approval, make disclosures pertaining solely to its Royalty-Bearing Products, provided, however, that the Commercializing Party will immediately notify (and provide as much advance notice as possible to) the other Party of any event materially related to such other Party’s Royalty-Bearing Products (including any Regulatory Approval) so that the Parties may analyze the need for or desirability of publicly disclosing or reporting such event, any press release or other similar public communication by any Party related to efficacy or safety data and/or results of a Royalty-Bearing Product will be submitted to the other Party for review at least [***] Business Days (to the extent permitted by law) in advance of such proposed public disclosure, the other Party shall have the right to expeditiously review and recommend changes to such communication and the Party whose communication has been reviewed shall in good faith consider any changes that are timely recommended by the reviewing Parties and (b) to the extent information regarding this Agreement has already been publicly disclosed, either Party (or its Affiliates or the Parent Companies) may subsequently disclose the same information to the public without the consent of the other Party.  In addition, GSK understands that Regulus is a private company, and that Regulus may disclose the financial terms of this Agreement, the Side Agreement or the Convertible Promissory Note to potential, bona fide investors and investment bankers, in each case, where practicable, under confidentiality provisions similar to and no less restrictive than those of this Agreement.  Each Party shall give the other Party a reasonable opportunity (to the extent consistent with law) to review all material filings with the SEC describing the terms of this Agreement, the Side Agreement or the Convertible Promissory Note prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including without limitation the provisions of this Agreement, the Side Agreement or the Convertible Promissory Note for which confidential treatment should be sought.

9.4  Prior Confidentiality Agreement Superseded.  This Agreement supersedes the Confidential Disclosure Agreement executed by Regulus, its Parent Companies and GSK on [***] (including any and all amendments thereto).  All information exchanged between the Parties under that agreement shall be deemed Confidential Information hereunder and shall be subject to the terms of this Article 9.

9.5  Remedies.  Notwithstanding Section 13.1, each Party shall be entitled to seek, in addition to any other right or remedy it may have, at law or in equity, a temporary injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Article 9.

9.6  Publications.  The Parties acknowledge that scientific lead time is a key element of the value of the collaboration under this Agreement and further agree to use Diligent Efforts to control public scientific disclosures of the results of the Development activities under this Agreement to prevent any potential adverse effect of any premature public disclosure of such results.  The Parties shall establish a procedure for publication review and each Party shall first submit to the other Party through the Joint Patent Subcommittee an early draft of all such publications, whether they are to be presented orally or in written form, at least [***] days prior to submission for publication.  Each Party shall review such proposed publication in order to avoid the unauthorized disclosure of a Party’s Confidential Information and to preserve the patentability of inventions arising from the collaboration.  If, as soon as reasonably possible, but no longer than [***] days following receipt of an advance copy of a Party’s proposed publication, the other Party informs such Party that its proposed publication contains Confidential Information of the other Party, then such Party shall delete such Confidential Information from its proposed publication.  In addition, if at any time during such [***] day period, the other Party informs such Party that its proposed publication discloses inventions made by either Party in the course of the collaboration under this Agreement that have not yet been protected through the filing of patent application, or the public disclosure of such proposed publication could be expected to have a material adverse effect on any Patent Rights or Know-How solely owned or Controlled by such other Party, then such Party shall either (a) delay such proposed publication, for up to [***] days from the date the other Party informed such party of its objection to the proposed publication, to permit the timely preparation and first filing of patent application(s) on the information involved or (b) remove the identified disclosures prior to publication.  The Parties agree that all publications of results of the Development activities by either Party shall acknowledge the contribution of the other Party, its Affiliates, Parent Companies and Third Party collaborators, as applicable, to such results.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1  Representations and Warranties of Both Parties.  Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

10.1.1     such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

10.1.2     such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

10.1.3     this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

10.1.4     the execution, delivery and performance of this Agreement by such Party will not constitute a default under nor conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

10.1.5     no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required under the Convertible Promissory Note or to obtain HSR  clearance; and

10.1.6     it has not employed (and, to the best of its knowledge, has not used a contractor or consultant that has employed) and in the future will not employ (or, to the best of its knowledge, use any contractor or consultant that employs; provided, that, such Party may reasonably rely on a representation made by such contractor or consultant) any person debarred by the FDA (or subject to a similar sanction of EMEA or foreign equivalent), or any person which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMEA or foreign equivalent), in the conduct of the Pre-Clinical Studies or Clinical Studies of Collaboration Compounds and related Licensed Products and its activities under each Program.

10.2  Representations and Warranties of Regulus.  Regulus hereby represents and warrants to GSK, as of the Effective Date, that:

10.2.1     To the best of its knowledge and belief, without having conducted any special inquiry, Regulus is the owner of, or otherwise has the right to grant all rights and licenses it purports to grant to GSK with respect to the Regulus Technology under this Agreement for all Programs hereunder;

10.2.2     To the best of its knowledge and belief, without having conducted any special inquiry, Regulus does not require any additional licenses or other intellectual property rights owned by any of its Parent Companies in order for Regulus to conduct the identification, research, optimization and other Development activities contemplated to be conducted by Regulus with respect to human therapeutics pursuant to the Programs hereunder;

10.2.3     To the best of its knowledge and belief, without having conducted any special inquiry, no written claims have been made against Regulus or its Parent Companies alleging that any of the Regulus Patents are invalid or unenforceable or infringe any intellectual property rights of a Third Party; and

10.2.4     Regulus has not withheld from GSK any material data or any material correspondence, including to or from any Regulatory Authority, in Regulus’ possession as of the Effective Date that would be material and relevant to a reasonable assessment of the scientific, commercial, safety, regulatory and commercial liabilities and commercial value of the collaboration between the Parties and any Collaboration Compound hereunder.

10.3  Regulus Covenants.  Regulus hereby covenants to GSK that:

10.3.1     all employees of Regulus and all employees of Regulus’ Parent Companies or Affiliates performing Development activities hereunder on behalf of Regulus shall be obligated to assign all right, title and interest in and to any inventions developed by them, whether or not patentable, to Regulus or such Parent Company or Affiliate, respectively, as the sole owner thereof, and each Parent Company shall be obligated under the Services Agreement to assign all right, title and interest in and to any such inventions developed by its employees, whether or not patentable, to Regulus thereunder;

10.3.2     Regulus shall, as appropriate, hire and maintain sufficient staff and management to meet its Diligent Efforts in order to support and conduct all the Programs hereunder in a timely fashion, or use its Diligent Efforts to support and conduct certain activities under the Programs hereunder through the Services Agreement;

10.3.3     if reasonably requested by GSK in writing, Regulus will take reasonable, good faith measures and cooperate with GSK to help to facilitate a good faith negotiation between GSK and any Parent Company or Third Party licensor of Regulus under the agreements listed on Exhibit F hereto (collectively, the “Existing In-License Agreements”) in the event that GSK desires to pursue the Development or Commercialization of any Collaboration Compound or Licensed Product and would require a license directly from any such Third Party, unless the Parent Companies have achieved the results described in Section 6 of the Side Agreement with respect to the applicable Existing In-License Agreement;

10.3.4     it will not withhold from GSK any material information or correspondence, including to or from any Regulatory Authority, that would be material and relevant to a reasonable assessment of the scientific, commercial, safety, and regulatory liabilities or commercial value of the Collaboration Compounds and Option Compounds included in a Program for which GSK is considering whether to exercise its Program Option with respect to each Option Compound and the related Collaboration Compounds; and

10.3.5     Regulus shall perform its activities pursuant to this Agreement in compliance with good laboratory and clinical practices and cGMP, in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities are conducted, and with respect to the care, handling and use in Development activities hereunder of any non-human animals by or on behalf of Regulus, shall at all times comply (and shall ensure compliance by any of its subcontractors or its Parent Companies under the Services Agreement) with all applicable federal, state and local laws, regulations and ordinances and the guiding principles of the “3R’s”, namely, wherever reasonably possible, reducing the number of animals used, replacing animals with non-animal methods and refining the research techniques used for the proper care, handling and use of animals in pharmaceutical research and development activities, subject to GSK’s reasonable right to conduct reasonable inspections (but not to audit) with advance notice, and Regulus shall promptly and in good faith undertake reasonable corrective steps and measures to remedy the situation to the extent that any significant deficiencies in complying with the “3R’s” or applicable law or regulation are identified as the result of any such inspection.

10.4  GSK Covenants.  GSK hereby covenants to Regulus that:

10.4.1     GSK shall perform its activities pursuant to this Agreement in compliance with good laboratory and clinical practices and cGMP, in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities are conducted, and with respect to the care, handling and use in Development activities hereunder of any non-human animals by or on behalf of GSK, shall at all times comply (and shall ensure compliance by any of its subcontractors or Affiliates) with all applicable federal, state and local laws, regulations and ordinances and the guiding principles of the “3R’s”, namely, wherever reasonably possible, reducing the number of animals used, replacing animals with non-animal methods and refining the research techniques used for the proper care, handling and use of animals in pharmaceutical research and development activities, subject to Regulus’ reasonable right to conduct reasonable inspections (but not to audit) with advance notice, and GSK shall promptly and in good faith undertake reasonable corrective steps and measures to remedy the situation to the extent that any significant deficiencies in complying with the “3R’s” or applicable law or regulation are identified as the result of any such inspection; and

10.4.2     GSK shall notify Regulus in writing within [***] Business Days of the date that GSK or its Affiliate [***].  The Parties acknowledge and agree that [***] Compounds shall not trigger the obligation under this covenant.

10.5  DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE SIDE AGREEMENT, NEITHER PARTY NOR ITS AFFILIATES OR PARENT COMPANIES MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTY THAT ANY PATENTS RIGHTS LICENSED TO THE OTHER PARTY HEREUNDER ARE VALID OR ENFORCEABLE OR THAT THEIR EXERCISE DOES NOT INFRINGE OR MISAPPROPRIATE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.  GSK UNDERSTANDS THAT THE COLLABORATION COMPOUNDS ARE THE SUBJECT OF ONGOING CLINICAL RESEARCH AND DEVELOPMENT AND THAT REGULUS CANNOT ASSURE THE SAFETY, USEFULNESS OR COMMERCIAL OR TECHNICAL VIABILITY OF RESULTING DEVELOPMENT CANDIDATES, OPTION COMPOUNDS, AND/OR LICENSED PRODUCTS.

ARTICLE 11

INDEMNIFICATION; INSURANCE

11.1  Indemnification by GSK.  GSK shall indemnify, defend and hold harmless Regulus, and its Affiliates and Parent Companies, and its or their respective directors, officers, employees and agents, from and against any and all liabilities, damages, losses, costs and expenses including, but not limited to, the reasonable fees of attorneys and other professionals (collectively “Losses”), arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands (“Claims”) based upon:

11.1.1     the negligence, recklessness or wrongful intentional acts or omissions of GSK and/or its Affiliates and its or their respective directors, officers, employees and agents, in connection with GSK’s performance of its obligations or exercise of its rights under this Agreement;

11.1.2     any breach of any representation or warranty or express covenant made by GSK under Article 10 or any other provision under this Agreement;

11.1.3     the Development or Manufacturing activities that are conducted by and/or on behalf of GSK or its Affiliates or Sublicensees (which shall exclude any Development or Manufacturing activities that are conducted by and/or on behalf of Regulus hereunder), including handling and storage and manufacture by and/or on behalf of GSK or its Affiliates or Sublicensees of any Collaboration Compounds for the purpose of conducting Development or Commercialization by or on behalf of GSK or its Affiliates or Sublicensees; or

11.1.4     the Commercialization by or on behalf of GSK, its Affiliates or Sublicensees of any Collaboration Compound or Licensed Product pursuant to the exercise by GSK of the relevant Program Option;

except, in each case above, to the extent such Claim arose out of or resulted from or is attributable to the negligence, recklessness or wrongful intentional acts or omissions of Regulus and/or its Affiliate, Parent Company, licensee, Sublicensee or contractor, and its or their respective directors, officers, employees and agents, or breach of any representation or warranty or express covenant made by Regulus or any of its Parent Companies hereunder, or under the Side Agreement.

11.2  Indemnification by Regulus.  Regulus shall indemnify, defend and hold harmless GSK, and its Affiliates, and its or their respective directors, officers, employees and agents, from and against any and all Losses, arising out of or resulting from any and all Claims based upon:

11.2.1     the negligence, recklessness or wrongful intentional acts or omissions of Regulus and/or any of its Parent Companies and/or its or their Affiliates and/or its or their respective directors, officers, employees and agents, in connection with Regulus’ performance of its obligations or exercise of its rights under this Agreement or any of its Parent Company’s obligations under the Side Agreement;

11.2.2     any breach of any representation or warranty or express covenant made by Regulus under Article 10 or any other provision under this Agreement or made by any of its Parent Companies under the Side Agreement;

11.2.3     the Development or Manufacturing activities actually conducted by or on behalf of Regulus (which shall exclude any Development or Manufacturing activities conducted by or on behalf of GSK hereunder), including the storage and handling and manufacture by and/or on behalf of Regulus and/or its Affiliates, Parent Companies and/or its Sublicensees or subcontractors of any Collaboration Compounds for the purpose of Development or Commercialization by or on behalf of Regulus; or

11.2.4     the Commercialization of any Refused Candidates, Refused Candidate Products or Returned Licensed Products by or on behalf of Regulus and/or its Affiliates, or any of its Parent Companies or its Sublicensees;

except, in each case above, to the extent such Claim arose out of or resulted from or is attributable to the negligence, recklessness or wrongful intentional acts or omissions of GSK and/or its Affiliate, licensee, Sublicensee or contractor and its or their respective directors, officers, employees and agents or breach of any representation or warranty or express covenant made by GSK hereunder.

11.3  Procedure.  In the event that any Person entitled to indemnification under Section 11.1 or Section 11.2 (an “Indemnitee”) is seeking such indemnification, such Indemnitee shall (i) inform, in writing, the indemnifying Party of a Claim as soon as reasonably practicable after such Indemnitee receives notice of such Claim, (ii) permit the indemnifying Party to assume direction and control of the defense of the Claim (including the sole right to settle it at the sole discretion of the indemnifying Party, provided, that such settlement or compromise does not admit any fault or negligence on the part of the Indemnitee, nor impose any obligation on, or otherwise  materially adversely affect, the Indemnitee or other Party), (iii) cooperate as reasonably requested (at the expense of the indemnifying Party) in the defense of the Claim, and (iv) undertake reasonable steps to mitigate any loss, damage or expense with respect to the Claim(s).  The provisions of Section 8.4 shall govern the procedures for responding to a Claim of infringement described therein.  Notwithstanding anything in this Agreement to the contrary, the indemnifying Party shall have no liability under Section 11.1 or 11.2, as the case may be, with respect to Claims settled or compromised by the Indemnitee without the indemnifying Party’s prior written consent.

11.4  Insurance.

11.4.1     Regulus’ Insurance Obligations.  Regulus shall maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, including but not limited to its clinical trials and its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices for biotech companies of similar size and with similar resources in the pharmaceutical industry for the activities to be conducted by it under this Agreement taking into account the scope of development of products, provided, that, at a minimum, Regulus shall maintain, in force from thirty (30) days prior to enrollment of the first patient in a Clinical Study, at its sole cost, a general liability insurance policy providing coverage of at least [***] per claim and annual aggregate, provided that such coverage is increased to at least [***] at least thirty (30) days before Regulus initiates the First Commercial Sale of any Refused Candidate, Refused Candidate Product or Returned Licensed Product hereunder.  Regulus shall furnish to GSK evidence of such insurance, upon request.

11.4.2     GSK’s Insurance Obligations.  GSK hereby represents and warrants to Regulus that it is self-insured against liability and other risks associated with its activities and obligations under this Agreement in such amounts and on such terms as are customary for prudent practices for large companies in the pharmaceutical industry for the activities to be conducted by GSK under this Agreement.  GSK shall furnish to Regulus evidence of such self-insurance, upon request.

11.5  LIMITATION OF CONSEQUENTIAL DAMAGES.  EXCEPT FOR A BREACH OF ARTICLE 7 OR ARTICLE 9 OR FOR CLAIMS OF A THIRD PARTY WHICH ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 11 OR AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER REGULUS NOR GSK, NOR ANY OF THEIR AFFILIATES OR SUBLICENSEES NOR THE PARENT COMPANIES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT, ITS AFFILIATES OR ANY OF THEIR SUBLICENSEES NOR THE PARENT COMPANIES, FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 12

TERM AND TERMINATION

12.1  Agreement Term; Expiration. This Agreement shall be effective as of the Effective Date and shall continue in force and effect during the Collaboration Term and shall continue thereafter until expiration as described in this Section 12.1, unless earlier terminated pursuant to the other provisions of this Article 12, and shall expire as follows:

12.1.1     on a Licensed Product-by-Licensed Product and country-by-country basis, on the date of expiration of all payment obligations by the Commercializing Party under this Agreement with respect to such Licensed Product (including Refused Candidate Products and Returned Licensed Products) in such country;

12.1.2     in its entirety upon the expiration of all payment obligations under this Agreement with respect to the last Licensed Product (including Refused Candidate Products and Returned Licensed Products) in all countries in the Territory pursuant to Section 12.1.1; and

12.1.3     where GSK declines to exercise all of its Program Options on or before the end of the applicable PoC Option Exercise Period for a given Program, on a Program-by-Program basis, the rights and obligations of each Party with respect to such Program shall terminate (except, in each case, subject to Section 12.1.5(c)) upon expiration of the PoC Option Exercise Period with respect to the relevant Program.

12.1.4     The period from the Effective Date until the date of expiration of the entire Agreement or as the case may be, until the date of expiration of the Agreement in part with respect to a given Licensed Product, pursuant to this Section 12.1 shall be the “Agreement Term” of the Agreement in its entirety or with respect to a given Licensed Product, respectively.

12.1.5     Effect of Expiration of the Term.

(a)              Following the expiration of the Agreement Term with respect to a Licensed Product (including any Refused Candidate Product or Returned Licensed Product) in a country pursuant to Section 12.1.1, (i) if GSK is the Commercializing Party, the license granted to GSK pursuant to Section 5.2.1 with respect to such Licensed Product  shall convert to an exclusive (subject to clause (iii) and subparagraph (b) below), fully-paid and royalty-free, right and license, with the right to grant sublicenses (as set forth in Section 5.2.2), under all of Regulus’ rights in and to the Regulus Technology and the Collaboration Technology, to continue to Develop, Manufacture and Commercialize such Licensed Product in the Field in such country, for so long as it continues to do so; (ii) if Regulus is the Commercializing Party, the license granted to Regulus pursuant to Section 5.1.2 or 5.1.3, as applicable, with respect to such Refused Candidate Product or Returned Licensed Product, respectively, shall convert to an exclusive (subject to clause (iii) and subparagraph (b) below), fully-paid and royalty-free, right and license, with the right to grant sublicenses (as set forth in Section 5.1.4), under all of GSK’s rights in and to the GSK Technology and the Collaboration Technology, solely as necessary to continue to Develop, Manufacture and Commercialize such Refused Candidate Product or Returned Licensed Product in the Field in such country, for so long as it continues to do so; and (iii) any remaining exclusivity obligation under Sections 7.1 and 7.2 (it being understood that such exclusivity obligations may have terminated earlier pursuant to Section 12.7 below) shall no longer apply to bind or restrict either Party or its Affiliates, or Regulus’ Parent Companies, with respect to the Collaboration Target against which such Licensed Product, or Refused Candidate Product or Returned Licensed Product, as the case may be, is directed, provided, however, that if there are other Licensed Products being Developed, Manufactured and/or Commercialized by the Commercializing Party that are directed to such Collaboration Target, and the Agreement Term remains in effect with respect to such Licensed Products, then, subject to the remainder of this Article 12, this clause (iii) shall not apply unless and until the Agreement Term has expired with respect to all such Licensed Products.

(b)              [Intentionally Left Blank]

(c)              Where GSK declines to exercise all of its Program Options for a given Program, on a Program-by-Program basis, on or before the end of the applicable PoC Option Exercise Period, then, following the lapse of such Program Options with respect to such Program pursuant to Section 12.1.3, subject to the applicable terms and conditions of this Agreement, (i) such Program(s) shall be deemed terminated hereunder, (ii) the exclusive license granted to Regulus pursuant to Section 5.1.2 shall apply with respect to any Refused Candidates and Refused Candidate Products resulting from such terminated Program(s), (iii) Regulus shall be obligated to make Reverse Royalty payments to GSK in accordance with Section 6.7 with respect to any Refused Candidate Products resulting from such terminated Program(s), (iv) GSK shall have no further rights in, or options to, any Collaboration Compounds Developed under (or Licensed Products resulting from) such terminated Program(s), (v) Regulus shall have no further obligation to GSK to perform any Development activities hereunder with respect to such Program(s), (vi) Regulus shall not be required to comply with any diligence obligations with respect to any Refused Candidates or Refused Candidate Products resulting from such terminated Program(s), (vii) all licenses granted hereunder to GSK with respect to such Program(s), or any Collaboration Compounds Developed under (or Licensed Products resulting from) such terminated Program(s), shall terminate and be of no further force and effect, (viii) any remaining exclusivity obligation set forth in Section 7.1 or 7.2 shall terminate with respect to the Collaboration Target to which such terminated Program(s) was directed, and (ix) during a period not to exceed [***] months thereafter, GSK will promptly deliver or disclose, as appropriate, to Regulus, at no cost to Regulus, (A) all the pre-clinical and clinical data and results (including pharmacology, toxicology, emulation and stability studies), adverse event data, protocol results, analytical methodologies, arising from the Enabling Studies, (B) copies of patent applications and patents included within GSK Enabling Studies Patents, and (C) regulatory filings (including all relevant INDs and Regulatory Approvals), regulatory documentation, regulatory correspondence, and applicable reference standards with respect to the Enabling Studies, ownership of which regulatory filings shall be transferred to Regulus or, if such transfer is not reasonably practical, a right of reference shall be granted to Regulus.

12.2  Termination for Cause.

12.2.1     During the Collaboration Term and Prior to any GSK Exercise of Program Options.  Except as set forth in Section 12.2.3 or Section 12.2.4, either Party (in such capacity, the “Non-breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement during the Collaboration Term prior to GSK’s exercise of a Program Option, on a Collaboration Target-by-Collaboration Target  basis, or in its entirety in the case of a material breach that pertains to the Agreement as a whole or with respect to [***] or more Collaboration Targets to protect the interest of the Non-Breaching Party arising from such alleged breach, in the event the other Party (in such capacity, the “Breaching Party”) shall have materially breached or defaulted in the performance of any of its material obligations hereunder either with respect to such Collaboration Target, or the Agreement as a whole or with respect to [***] or more Collaboration Targets, as the case may be, and such default shall have continued for ninety (90) days after written notice thereof was provided to the Breaching Party by the Non-breaching Party, such notice describing with particularity and in detail the alleged material breach.

12.2.2     Following GSK Exercise of a Program Option.  Except as set forth in Section 12.2.3 or 12.2.4 below, either Party (in such capacity, the “Non-breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in its entirety, or in part on a Collaboration Target-by-Collaboration Target basis, following GSK’s exercise of a Program Option with respect to the relevant Program, in the event the other Party (in such capacity, the “Breaching Party”) shall have materially breached or defaulted in the performance of any of its material obligations hereunder either with respect to such Collaboration Target, or, for a termination of the entire Agreement, for a material breach which relates either to [***] Collaboration Targets or which pertains to the Agreement as a whole, and such default shall have continued for ninety (90) days after written notice thereof was provided to the Breaching Party by the Non-breaching Party, such notice describing with particularity and in detail the alleged material breach.

12.2.3     Termination by GSK due to a Regulus Diligence Failure Event or Regulus Exclusivity Breach.  In the event that Regulus materially breaches its diligence obligations under Section 3.6 (a “Regulus Diligence Failure Event”) or its exclusivity obligations under Section 7.1 or 7.2 (a “Regulus Exclusivity Breach”), and Regulus fails to cure such material breach in accordance with the provisions for notice and cure as set forth under Section 12.2.1 or Section 12.2.2, as applicable, and the provisions for dispute resolution as set forth under Section 12.2.5, GSK shall have the right, at its sole discretion, to terminate the Agreement in part on a Program-

by-Program basis or in its entirety (in the case of an uncured Regulus Diligence Failure Event [***] or a Regulus Exclusivity Breach for any Program).  The rights and obligations of the respective Parties in the event of termination by GSK for an uncured Regulus Diligence Failure Event or a Regulus Exclusivity Breach shall be as specifically set forth in Section 12.7.3(c) below and/or in the Side Agreement.  Notwithstanding anything in this Agreement to the contrary, such termination by GSK, and the consequences set forth in Section 12.7.3(c) below and/or in the Side Agreement, shall be [***] with respect to any Regulus Diligence Failure Event.

12.2.4     Termination by Regulus due to a GSK Diligence Failure Event.  In the event that, after the exercise by GSK of its Program Option for a Program, GSK materially breaches its diligence obligation under Section 4.4.1 (a “GSK Diligence Failure Event”), and GSK fails to cure such material breach in accordance with the provisions for notice and cure as set forth under Section 12.2.1 or Section 12.2.2, as applicable, and the provisions for dispute resolution as set forth under Section 12.2.5, then Regulus shall have the right, at its sole discretion, to terminate this Agreement in part on a Collaboration Target-by-Collaboration Target basis or in its entirety (in the case of an uncured GSK Diligence Failure Event [***]).  The rights and obligations of the respective Parties in the event of termination by Regulus for an uncured GSK Diligence Failure Event shall be as specifically set forth in Section 12.7.4 below.  Notwithstanding anything in this Agreement to the contrary, such termination by Regulus, and the consequences set forth in Section 12.7.4 below, shall be [***] with respect to any GSK Diligence Failure Event.

12.2.5     Disagreement.  Notwithstanding any of the foregoing, if the Parties reasonably and in good faith disagree as to whether there has been a material breach under Section 12.2.1, Section 12.2.2, Section 12.2.3 or Section 12.2.4 above, the Party which seeks to dispute that there has been a material breach may contest the allegation in accordance with Section 13.1.  Notwithstanding the above sentence, the cure period for any allegation made in good faith as to a material breach under this Agreement will run from the date that written notice was first provided to the Breaching Party by the Non-breaching Party, except that such cure period shall be tolled (as more specifically set forth in Section 12.7.3(d) or Section 12.7.4(b), as applicable) during the pendency of any arbitration with respect to a dispute concerning any Regulus Diligence Failure Event or a Regulus Exclusivity Breach under Section 12.2.3, or a GSK Diligence Failure Event under Section 12.2.4.  Subject to Section 12.7.3(d) and 12.7.4(b), any termination of the Agreement under this Section 12.2 shall become effective at the end of such ninety (90) day period, unless the Breaching Party has cured any such breach or default prior to the expiration of such ninety (90) day period.  The right of either Party to terminate this

Agreement, or a Collaboration Target(s) under this Agreement, as provided in this Section 12.2 shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default.

12.3  GSK Unilateral Termination Rights.  GSK shall have the right, at its sole discretion, exercisable at any time during the Agreement Term, to terminate this Agreement in its entirety or in part on a Collaboration Target-by-Collaboration Target basis, for any reason or for no reason at all, upon [***] days written notice to Regulus, subject to the rights and obligations of the Parties set forth in Sections 12.7.1, 12.7.6, 12.7.7 and 12.8.  Except as set forth in Section 12.7.1, 12.7.6, 12.7.7 or 12.8, GSK shall not have any additional cost, liability, expense, or obligation of any kind whatsoever on account of any termination under this Section 12.3.  Notwithstanding the above, in the event of a disagreement between the Parties regarding safety concerns where GSK believes in good faith that such concerns merit the immediate termination of a Program, GSK shall have the right pursuant to this Section 12.3 to terminate such Program immediately upon written notice to Regulus and without the [***] day notice period for termination.  For purposes of clarity, in no event shall GSK have the right to exercise its right to terminate the Agreement under this Section 12.3 following Regulus’ notice of termination under Section 12.2, 12.4 or 12.6.

12.4  Regulus’ Limited [***] Termination Rights.  Regulus shall have the right, exercisable upon written notice to GSK and at Regulus’ sole discretion, to immediately terminate one or more Collaboration Targets or the entire Agreement (in which event Section 12.7.2 shall apply), but only in the event that GSK or one of its Affiliates [***]; provided, however, that such termination right shall not apply in the event that [***].  Regulus shall only be permitted to exercise such termination right until the date that is [***] months from the date that GSK or its Affiliate [***] or within [***] months of the date that GSK notifies Regulus that GSK or its Affiliate has [***] accordance with Section 10.4.2, whichever is latest.  The Parties acknowledge and agree [***] shall not trigger Regulus’ termination right under this Section 12.4.  For purposes of this Section 12.4, an [***].

12.5  Termination Pursuant to JSC or [***] or Otherwise under Section 3.4.3.  In the event that the JSC [***] decides to terminate a Program, on a Program-by-Program basis, due to [***], or in the event that a Program otherwise terminates under Section 3.4.3, the Agreement shall terminate with respect to such Program as set forth in Section 12.7.5, subject to the exercise by GSK of its Terminated Program Option under Section 4.2.3 and its rights and obligations pursuant thereto.

12.6  Termination for Insolvency.

12.6.1     Either Party may terminate this Agreement, if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party proposes a written agreement of composition or extension of substantially all of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within ninety (90) days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors.

12.6.2     All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code.  The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.  Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

12.6.3     If GSK terminates this Agreement pursuant to Section 12.6.1, the provisions of Section 12.7.3 shall apply.

12.6.4     If Regulus terminates this Agreement pursuant to Section 12.6.1, the provisions of Section 12.7.4 shall apply.

12.7  Effects of Termination.

12.7.1     Upon Unilateral Termination by GSK under Section 12.3.  In the event of a unilateral termination of this Agreement by GSK in its entirety or with respect to any Collaboration Target(s) pursuant to Section 12.3:

(a)              Notwithstanding anything contained herein to the contrary, all licenses granted to GSK with respect to Collaboration Compounds and Licensed Products directed to such terminated Collaboration Target(s) shall terminate, and all such Collaboration Compounds and Licensed Products shall be deemed Refused Candidates, Refused Candidate Products or (if GSK has previously exercised its Program Option as of the effective date of such termination) Returned Licensed Products, and the exclusive licenses granted to Regulus under

Section 5.1.2 and Section 5.1.3 shall apply with respect to such Refused Candidates and Refused Candidate Products, and Returned Licensed Products, respectively;

(b)              the Reverse Royalty payment obligations of Regulus under Section 6.7 with respect to any Refused Candidate Products or Returned Licensed Products shall apply, subject to Section 12.7.7;

(c)               Regulus shall have no further obligation to GSK to perform any Development or Manufacturing activities hereunder with respect to the terminated Collaboration Target(s);

(d)               GSK shall have no further obligation to Regulus to perform any Development, Manufacturing or Commercialization activities hereunder with respect to the terminated Collaboration Target(s), except as set forth in Section 12.7.6;

(e)               Regulus shall not be required to comply with any diligence obligations with respect to any Refused Candidates, Refused Candidate Products or Returned Licensed Products directed to such terminated Collaboration Target(s);

(f)                All Program Options that are not exercised by GSK under Section 4.2 with respect to any Program(s) terminated under this Section 12.7.1 before the date of GSK’s notice of termination shall be cancelled and of no force and effect;

(g)               All of Regulus’ and GSK’s exclusivity obligations (including those of each Party’s Affiliates and, with respect to Regulus, Parent Companies) under Article 7 shall immediately terminate and no longer be of any force or effect with respect to the Collaboration Target(s) being terminated (including all Collaboration Compounds and Licensed Products directed to such terminated Collaboration Target(s)); and

(h)               Section 12.7.6 shall apply.

12.7.2     Upon Unilateral Termination by Regulus under Section 12.4; Termination by Regulus for [***]  In the event of any unilateral termination by Regulus of this Agreement in its entirety or with respect to any Collaboration Target(s) in accordance with Section 12.4, or a termination by Regulus of this Agreement in its entirety or with respect to any Collaboration Target(s) in accordance with Section 12.2 for an uncured material breach by GSK of [***], then and in such event:

(a)               Notwithstanding anything contained herein to the contrary, all licenses granted to GSK with respect to Collaboration Compounds and Licensed Products directed to such terminated Collaboration Target(s) shall terminate and all such Collaboration

Compounds and Licensed Products shall be deemed Refused Candidates, Refused Candidate Products or (if GSK has previously exercised its Program Option as of the effective date of such termination) Returned Licensed Products, as applicable, and the exclusive licenses granted to Regulus under Section 5.1.2 and Section 5.1.3 shall apply with respect to such Refused Candidates and Refused Candidate Products, and Returned Licensed Products, respectively;

(b)               Such termination shall be without any right of GSK to receive from Regulus, or any obligation of Regulus to pay to GSK, any Reverse Royalties which would otherwise be applicable under Section 6.7 with respect to such Refused Candidates and Refused Candidate Products, and Returned Licensed Products;

(c)               Regulus shall have no further obligation to GSK to perform any Development or Manufacturing activities hereunder with respect to the terminated Collaboration Target(s);

(d)               GSK shall have no further obligation to Regulus to perform any  Development, Manufacturing or Commercialization activities hereunder with respect to the terminated Collaboration Target(s), except as set forth in Section 12.7.6;

(e)               Regulus shall not be required to comply with any diligence obligations with respect to any Refused Candidates, Refused Candidate Products or Returned Licensed Products directed to such terminated Collaboration Target(s);

(f)                All Program Options that are not exercised by GSK under Section 4.2 with respect to any Program(s) terminated under this Section 12.7.2 before the date of Regulus’ notice of termination shall be cancelled and of no force and effect;

(g)               All of Regulus’ and GSK’s exclusivity obligations (including those of each Party’s Affiliates and, with respect to Regulus, Parent Companies) under Article 7 shall immediately terminate and no longer be of any force or effect with respect to the Collaboration Target(s) being terminated (including all Collaboration Compounds and Licensed Products directed to such terminated Collaboration Target(s)); and

(h)               Section 12.7.6 shall apply.

12.7.3     Upon Termination by GSK for Cause under Section 12.2; Termination by GSK for Regulus Insolvency under Section 12.6.  In the event of a termination of this Agreement either in its entirety or on a Program-by-Program basis by GSK pursuant to Section 12.2 or 12.6, then for each Program, subparagraph (a) shall apply for all such Programs for which GSK has not exercised its Program Option, and subparagraph (b) shall apply for all such Programs for which GSK has exercised its Program Option, except that for all Programs for which (i) a

Regulus Diligence Failure Event has occurred or (ii) a Regulus Exclusivity Breach has occurred, subsection 12.7.3(c) shall apply.

(a)               For each Program which is terminated by GSK under Section 12.2.1, or under Section 12.6 if GSK has not exercised its Program Option with respect to such Program, then:

(i)            The Collaboration Term shall terminate with respect to such terminated Collaboration Target(s) with no additional amounts owed to Regulus (except as set forth in clause (v) below or in Section 12.8);

(ii)           Notwithstanding anything contained herein to the contrary, GSK shall have and Regulus hereby grants, conditional upon such event, with respect to each Program terminated under this subparagraph (a), the exclusive licenses granted to GSK under Section 5.2.1 with respect to the Collaboration Target, Collaboration Compounds, Option Compounds, and Licensed Products resulting from such Program, and, depending upon the progress of such Program as of the date of such termination, the scope of such license shall be modified as necessary in accordance with the clarifications stated in Section 12.7.7(d), which exclusive license shall become effective immediately upon the termination of such terminated Program(s);

(iii)          If the Regulus uncured material breach or Regulus insolvency occurs with respect to such Program prior to the final selection of the [***] Collaboration Targets in accordance with Section 3.2, GSK shall have the right to select, within the [***] period following any such termination, the remaining [***] final Collaboration Targets (from the miRNA Pool or, if the miRNA Pool has not been finalized as of the effective date of termination, the miRNA Library, but in each case excluding any Blocked Targets), upon the final selection of which GSK shall have and Regulus hereby grants, conditional upon such event, the exclusive, worldwide and sublicenseable license described in Section 5.2.1, with respect to the Collaboration Target and any Collaboration Compounds, Option Compounds, and Licensed Products resulting from such Program, and the scope of such license shall be modified as necessary in accordance with the clarifications stated in Section 12.7.7(d).  Such exclusive license shall become effective with respect to such final Collaboration Targets and any miRNA Antagonists, miRNA Compounds and miRNA Therapeutics directed to any such final Collaboration Target in the Field;

(iv)          in no event shall any Collaboration Compounds Developed under such terminated Program(s) be deemed Refused Candidates, nor shall any Licensed Products containing any such Collaboration Compound(s) as an active ingredient(s) be deemed

Refused Candidate Products, to which Regulus would otherwise have rights under Section 4.2.7 of this Agreement;

(v)           GSK shall (A) be obligated to pay Regulus [***] of any [***] that would otherwise be payable under [***] upon the acquisition by GSK of an exclusive license to the Collaboration Compounds resulting from the terminated Program(s) in accordance with the applicable provisions of this Article 12 for the terminated Program(s) under clause (ii), (iii) of this Section 12.7.3(a), and (B) be obligated to pay Regulus [***] subject to Section [***]; such that, in the case of each of clause (A) or (B) above, if the Leading Compound has not yet reached [***] shall apply, but reduced by [***], and if the Leading Compound has entered a [***] but has not [***], then [***] shall apply, but reduced by [***], and if a [***] has been Initiated, then [***] shall apply, but reduced by [***] in each case (1) with respect to the Collaboration Compounds and Licensed Products resulting from the terminated Program(s) for which GSK acquires such exclusive license under clause (ii) or clause (iii) hereof, including any miRNA Antagonists, miRNA Compounds and miRNA Therapeutics directed to the final [***] Collaboration Targets selected under clause (iii) of this Section 12.7.3(a) (which miRNA Antagonists, miRNA Compounds and miRNA Therapeutics shall be deemed Collaboration Compounds and Licensed Products for purposes of determining the royalties payable to Regulus hereunder), and (2) in no event shall the [***] hereunder be less than [***] of [***] [***] with respect to Licensed Products resulting from the terminated Program(s) for which GSK acquires an exclusive license pursuant to the provisions of this Section 12.7.3(a).  Notwithstanding any other provision under this Agreement or the Side Agreement, or any of the JV Agreements, or any interpretation of any one or any combination of the above to the contrary, no [***] shall be owed to Regulus, its Affiliates or to any of Regulus’ Parent Companies, successors or assigns on account of the exclusive license acquired by GSK as described in this Section 12.7.3(a) as clarified in section 12.7.7(d), and the provisions of Article 6 regarding milestone and royalty payments shall not apply, except as expressly set forth in this Section 12.7.3(a);

(vi)          Regulus shall have no further obligation to GSK to perform any  Development or Manufacturing activities hereunder with respect to such terminated Collaboration Targets (including any of the [***] final Collaboration Targets selected by GSK under clause (iii) above), except in the event that GSK exercises its Program Option under clause (ii) or (iii) above, in which case Section 5.3 shall apply;

(vii)         GSK shall not be required to comply with any diligence obligations with respect to the terminated Collaboration Target(s) (including any of the [***] final Collaboration Targets selected by GSK under clause (iii) above); and

(viii)        All of Regulus’ and GSK’s exclusivity obligations (including those of each Party’s Affiliates and, with respect to Regulus, Parent Companies) under Article 7 shall immediately terminate and no longer be of any force or effect with respect to the Collaboration Target(s) (including any of the final [***] Collaboration Targets selected by GSK under clause (iii) above) being terminated (including all  Collaboration Compounds and Licensed Products directed to such terminated Collaboration Target(s)).

(b)               For each Program which is terminated by GSK pursuant to Section 12.2.2 or under Section 12.6 if GSK has exercised its Program Option with respect to such Program, then:

(i)            The Agreement shall terminate with respect to such terminated Collaboration Target(s) with no additional amounts owed to Regulus (except as set forth in clause (iii) below or in Section 12.8);

(ii)           Notwithstanding anything contained herein to the contrary, GSK shall have or retain and, if not earlier granted, Regulus hereby grants, conditional upon such event, with respect to any Program(s) terminated under subparagraph (b) above, the exclusive licenses granted to GSK under Section 5.2.1 with respect to the Collaboration Target, Collaboration Compounds, Option Compounds, and Licensed Products resulting from such Program;

(iii)          in no event shall any Collaboration Compounds Developed under such terminated Program(s) be deemed Refused Candidates, nor shall any Licensed Products containing any such Collaboration Compound(s) as an active ingredient(s) be deemed Refused Candidate Products, to which Regulus would otherwise have rights under Section 4.2.7 of this Agreement;

(iv)          GSK shall (A) be obligated to pay Regulus [***] of any [***] under the Agreement that would otherwise be payable under Section [***], subject to Section [***], with respect to the terminated Program(s) under this Section 12.7.3(b), and (B) be obligated to pay Regulus [***] of the [***], as applicable, under the relevant Program Option in accordance with Section 4.2, in each case (1) with respect to the Collaboration Compounds and Licensed Products resulting from the terminated Program(s) for which GSK retains or acquires such exclusive license under clause (ii) hereof, and (2) in no event shall the [***] of [***] with respect to Licensed Products resulting from the terminated Program(s) for which GSK acquires an exclusive license pursuant to the provisions of this Section 12.7.3(b).  Notwithstanding any other provision under this Agreement or the Side Agreement, or any of the JV Agreements, or any interpretation of any one or any combination of the above to the contrary, [***] shall be owed to Regulus, its Affiliates or to any of Regulus’ Parent Companies, successors or assigns on account of the exclusive license acquired by GSK as described in this Section 12.7.3(b) as clarified in section 12.7.7(d), and the provisions of Article 6 regarding [***] shall not apply, except as expressly set forth in this Section 12.7.3(b);

(v)           Regulus shall have no further obligation to GSK to perform any Development or Manufacturing activities hereunder with respect to such terminated Collaboration Target(s), except pursuant to Section 5.3;

(vi)          GSK shall not be required to comply with any diligence obligations with respect to  the terminated Collaboration Target(s) or any Collaboration Compounds, Option Compounds or Licensed Products directed thereto;

(vii)         All of Regulus’ and GSK’s exclusivity obligations (including those of each Party’s Affiliates and, with respect to Regulus, Parent Companies) under Article 7 shall immediately terminate and no longer be of any force or effect with respect to the Collaboration Target(s) being terminated (including all Collaboration Compounds and Licensed Products directed to such terminated Collaboration Target(s)); and

(viii)        Notwithstanding anything contained herein to the contrary, all licenses granted to GSK under Article 5 with respect to Collaboration Compounds, Option Compounds or Licensed Products directed to the Collaboration Target that is the subject of any Program(s) for which GSK has previously exercised its Program Option as of the effective date of such termination, and which were not directed to the same Collaboration Target as the Program to which the Regulus uncured material breach relates, shall continue in full force, in accordance with the terms and conditions of this Agreement, including without limitation, GSK’s payment obligations under Article 6 with respect to any Collaboration Compounds, Option Compounds or Licensed Products resulting from such Program(s).

(c)               In the case of a termination by GSK of any Program(s) or the entire Agreement under Section 12.2 as a result of (i) an [***] then the effects set forth in Section 12.7.3(a) or 12.7.3(b) above shall apply, as applicable depending upon whether GSK had exercised its Program Option for such Program, except that GSK shall be obligated to pay Regulus, in lieu of the royalties set forth in Section 12.7.3(a) or Section 12.7.3(b), a [***] with respect to Licensed Products resulting from the terminated Program(s) for which GSK acquires an exclusive license pursuant to the provisions of this Section 12.7.3.  Notwithstanding any other provision under this Agreement or the Side Agreement, or any of the JV Agreements, or any interpretation of any one or any combination of the above to the contrary, no milestone payments or other fees, costs, other royalties or payments of any kind shall be owed to Regulus, its

Affiliates or to any of Regulus’ Parent Companies, successors or assigns on account of the exclusive license acquired by GSK as described in this Section 12.7.3 as clarified in section 12.7.7(d), and the provisions of Article 6 regarding milestone and royalty payments shall not apply, except as expressly set forth in this Section 12.7.3(c).

(d)               Dispute. Notwithstanding anything in this Agreement to the contrary, in the event that Regulus disputes the allegation of a Regulus Diligence Failure Event in good faith and pursues such dispute in accordance with Section 13.1, upon initiation of the arbitration process as described in Section 13.1, (i) the cure period set forth in Section 12.2.1 or 12.2.2, as applicable, shall be tolled until the conclusion of the arbitration process and, if such conclusion is in GSK’s favor, such cure period shall be extended as set forth in clause (A) below, and (ii) GSK shall be granted the licenses set forth in Section 5.2.1 solely for [***]; provided, however, that (A) upon the conclusion of the arbitration process in GSK’s favor, if Regulus fails to comply with the arbitrator’s final award on or before the end of the sixty (60) day period following the end of the initial cure period (as tolled as set forth in clause (i) above), termination shall become effective under Section 12.2.3 and the [***] license granted under clause (ii) above shall automatically convert to an exclusive license, with the right to grant sublicenses as set forth in Section 5.2.2, and (B) upon the conclusion of the arbitration process in Regulus’ favor, or Regulus’ compliance with the arbitrator’s final award within the cure period set forth in clause (A) above if the conclusion is in GSK’s favor, the [***] license granted under clause (ii) above shall terminate and revert to Regulus.  During the entire time pending the final resolution of any such dispute, Regulus shall not grant any license to any Third Party under the Regulus Technology or Collaboration Technology with respect to the same subject matter, which would materially conflict or otherwise materially interfere with the potential exclusive license to GSK under this Section 12.7.3(d).

(e)               The Parties understand and agree that, due to the nature of the collaboration under this Agreement, damages to GSK resulting from [***] Event under this Agreement would be difficult to calculate accurately, and thus the remedy set forth in Sections [***] represents a rational relationship between the damages from [***] on the one hand, and the cumulative loss to GSK of its expectation interest and its lost investment and lost potential return on investment.

12.7.4     Upon Termination by Regulus for Cause (other than [***] under Section 12.2; Termination by Regulus for GSK Insolvency under Section 12.6.

(a)               In the event of a termination of this Agreement by Regulus pursuant to Section 12.2.1 or 12.2.2, as applicable, with respect to any Collaboration Target(s),

or in its entirety, upon the uncured material breach of GSK [***], in which event Section 12.7.2 shall apply) where such material breach pertains to [***] or more Collaboration Targets, or to the Agreement as a whole, or in the event of a termination of this Agreement in its entirety by Regulus pursuant to Section 12.6 upon the insolvency of GSK:

(i)            Notwithstanding anything contained herein to the contrary, all licenses granted to GSK with respect to Collaboration Compounds and Licensed Products directed to such terminated Collaboration Target(s) shall terminate and all such Collaboration Compounds and Licensed Products shall be deemed Refused Candidates, Refused Candidate Products or (if GSK has previously exercised its Program Option as of the effective date of such termination) Returned Licensed Products, and the exclusive licenses granted to Regulus under Section 5.1.2 and Section 5.1.3 shall apply with respect to such Refused Candidates and Refused Candidate Products, and Returned Licensed Products, respectively;

(ii)           Regulus shall be obligated to pay GSK any applicable Reverse Royalties under Section [***] with respect to any such Refused Candidate Products, and under Section [***] with respect to any such Returned Licensed Products;

(iii)          Regulus shall have no further obligation to GSK to perform any Development or Manufacturing activities hereunder with respect to the terminated Collaboration Target(s);

(iv)          GSK shall have no further obligation to Regulus to perform any Development, Manufacturing or Commercialization activities hereunder with respect to the terminated Collaboration Target(s), except as set forth in Section 12.7.6;

(v)           Regulus shall not be required to comply with any diligence obligations with respect to any Refused Candidates, Refused Candidate Products or Returned Licensed Products directed to such terminated Collaboration Target(s);

(vi)          All Program Options that are not exercised by GSK under Section 4.2 with respect to any Program(s) terminated pursuant to this Section 12.7.4(a) before the date of Regulus’ notice of termination shall be cancelled and of no force and effect;

(vii)         All of Regulus’ and GSK’s exclusivity obligations (including those of each Party’s Affiliates and, with respect to Regulus, Parent Companies) under Article 7 shall immediately terminate and no longer be of any force or effect with respect to the Collaboration Target(s) being terminated (including all Collaboration Compounds and Licensed Products directed to such terminated Collaboration Target(s)); and

(viii)        Section 12.7.6 shall apply.

(b)               Notwithstanding anything in this Agreement to the contrary, in the event that GSK disputes the allegation of any GSK Diligence Failure Event in good faith and pursues such dispute in accordance with Section 13.1, upon initiation of the arbitration process as described in Section 13.1, (i) the cure period set forth in Section 12.2.1 or 12.2.2, as applicable, shall be tolled until the conclusion of the arbitration process and, if such conclusion is in Regulus’ favor, such cure period shall be extended as set forth in clause (A) below, and (ii) Regulus shall be granted the licenses set forth in Section 5.1.2 or 5.1.3, as the case may be, solely [***]; provided, however, that (A) upon the conclusion of the arbitration process in Regulus’ favor, if GSK fails to comply with the arbitrator’s final award on or before the end of the sixty (60) day period following the end of the initial cure period (as tolled as set forth in clause (i) above), termination shall become effective under Section 12.2.4 and the [***] license granted under clause (ii) above shall automatically convert to an exclusive license, with the right to grant sublicenses as set forth in Section 5.1.4, and (B) upon the conclusion of the arbitration process in GSK’s favor, or GSK’s compliance with the arbitrator’s final award within the cure period set forth in clause (A) above if the conclusion is in Regulus’ favor, the [***] license granted under clause (ii) above shall terminate and revert to GSK.  During the entire time pending the final resolution of any such dispute, GSK shall not grant any license to any Third Party under the GSK Technology or Collaboration Technology with respect to the same subject matter, which would materially conflict or otherwise materially interfere with the potential exclusive license to Regulus under this Section 12.7.4(b).

(c)              The Parties understand and agree that, due to the nature of the relationship of the Parties under this Agreement, damages to Regulus resulting from a [***] under this Agreement would be difficult to calculate accurately, and thus the remedy set forth in this Section 12.7.4 represents a rational relationship between the damages from the [***] on the one hand, and the cumulative loss to Regulus of its expectation interest and its lost investment and lost potential return on investment.

12.7.5     Upon Termination by JSC [***] for [***] Otherwise under Section 3.4.3; Terminated Program Options.  In the event that this Agreement is terminated with respect to any Program(s) as a result of a decision of the JSC [***] for [***] concerns, or a Program is otherwise terminated under Section 3.4.3:

(a)               Notwithstanding anything contained herein to the contrary, GSK shall have the right, in its sole discretion, to exercise its Terminated Program Option with respect to such terminated Program(s) as set forth in Section 4.2.3, upon which exercise the exclusive licenses granted to GSK under Section 5.2.1 shall become effective with respect to Collaboration

Compounds, Option Compounds and Licensed Products resulting from such terminated Program(s), and the scope of such license shall be as modified and clarified under Section 12.7.7(d);

(b)               with respect to any such terminated Program(s) in no event shall any Collaboration Compounds Developed under such terminated Program(s) be deemed Refused Candidates, nor shall any Licensed Products containing any such Collaboration Compound(s) as an active ingredient(s) be deemed Refused Candidate Products, to which Regulus would otherwise have rights under Section 4.2.7 of this Agreement;

(c)               GSK shall be obligated to pay Regulus milestones as set forth in Section 6.5.3 and royalties as set forth in Section 6.6.1(d) (subject to Section 6.6.2), in each case depending on the stage of Development at which the termination occurred;

(d)               Regulus shall have no further obligation to GSK to perform any Development or Manufacturing activities hereunder with respect to such terminated Program(s) (including any Collaboration Compounds or Licensed Products resulting from such terminated Program(s)), except in the event that GSK exercises its Terminated Program Option under clause (a) above, in which case Section 5.3 shall apply;

(e)               GSK shall not be required to comply with any diligence obligations with respect to any Option Compounds or Licensed Products resulting from such terminated Program(s); and

(f)                All of Regulus’ and GSK’s exclusivity obligations (including those of each Party’s Affiliates and, with respect to Regulus, Parent Companies) under Article 7 shall immediately terminate and no longer be of any force or effect with respect to such terminated Program(s) (including any Collaboration Compounds and Licensed Products resulting from such terminated Program(s)).

12.7.6     Technology Transfer. Upon termination of this Agreement, or any Collaboration Target(s) hereunder, by Regulus pursuant to Section 12.2, 12.4 or 12.6, or by GSK pursuant to Section 12.3, then paragraph (a) below shall apply, and for any termination by GSK pursuant to Section 12.2, 12.5 or 12.6, then Section 5.3 shall apply for all terminated Programs:

(a)               If such termination occurs prior to First Commercial Sale of the Licensed Product(s) directed to the terminated Collaboration Target(s), during a period not to exceed [***] months thereafter, GSK will promptly deliver or disclose, as appropriate, to Regulus, [***] to Regulus ([***]), the GSK Technology and Collaboration Technology in GSK’s possession or Control to the extent (A) relating specifically and primarily to Refused

Candidates, Refused Candidate Products and/or Returned Licensed Products if such GSK Technology and Collaboration Technology was used in connection with the Program (unless the Parties have mutually agreed to exclude it) or (B) [***] with respect to a specific Collaboration Target that is the subject of such Program, including but not limited to:  (i) information regarding the [***], which is necessary for the exercise by Regulus of the Manufacturing rights granted under Section 5.1.2 or 5.1.3, as applicable, (ii) pre-clinical and clinical data and results (including pharmacology, toxicology, emulation and stability studies), adverse event data, protocol results, analytical methodologies, (iii) copies of patent applications and patents included within GSK Patents and GSK Collaboration Patents and other relevant patent information to the extent of any claims directed to subject matter which was used in connection with the Program (unless the Parties have mutually agreed to exclude it) or covering a method of treatment or use with respect to a specific Collaboration Target that is the subject of such Program, (iv) regulatory filings (including all relevant INDs and Regulatory Approvals), regulatory documentation, regulatory correspondence, and applicable reference standards, ownership of which regulatory filings shall be transferred to Regulus or, if such transfer is not reasonably practical, a right of reference shall be granted to Regulus, and (v) at Regulus’ request, any then existing supplies as shall be deemed suitable by Regulus of bulk drug substance or other materials, including drug substance, drug product and intermediate stocks, reference standards and analytical specification and testing methods used to Manufacture the applicable Refused Candidates, Refused Candidate Products or Returned Licensed Products, at GSK’s Fully Absorbed Cost of Goods; in each case above to the extent pertaining specifically to any Refused Candidates, Refused Candidate Products and Returned Licensed Products and which are necessary to enable Regulus to Develop, Manufacture and Commercialize such Refused Candidates, Refused Candidate Products and/or Returned Licensed Products in the Field in the Territory.  In addition, the Parties will consider in good faith from time to time whether a safety data exchange agreement is required.  Without limiting any of the foregoing, GSK shall use Diligent Efforts to perform the transfer of such information and materials to Regulus in an orderly manner, and, upon delivery or disclosure, as appropriate, of such information and materials to Regulus, Regulus shall use Diligent Efforts to promptly implement such information and materials into its Development and Commercialization activities with respect to such Refused Candidates, Refused Candidate Products and/or Returned Licensed Products hereunder.  For the avoidance of doubt, the obligation on GSK to deliver or disclose, as appropriate, to Regulus the GSK Technology and other Know-How and information to the extent relating specifically and primarily to Refused Candidates, Refused Candidate Products and/or Returned Licensed Products if such GSK Technology and Collaboration Technology was used in connection with the Program (unless the

Parties have mutually agreed to exclude it), or covering a method of treatment or use with respect to a specific Collaboration Target that is the subject of such Program, in accordance with this Section 12.7.6 shall include (x) the transfer or license of any GSK Technology in the possession of any GSK Affiliate engaged by GSK as a subcontractor in accordance with Section 3.10, and (ii) the use of Diligent Efforts to transfer or license  any GSK Technology in the possession of any Third Party subcontractor engaged by GSK as a subcontractor in accordance with Section 3.10.

(b)               If termination occurs following First Commercial Sale of the Licensed Product(s) directed to such terminated Collaboration Target(s), with respect to all affected countries, in addition to the items listed in clause (a) above, to the extent that GSK owns any trademark(s) that are specific to any Licensed Product(s), if GSK has used any such  trademark extensively, publicly and exclusively in connection with the Licensed Product(s) and not any other products of GSK which are not Licensed Product(s), then GSK agrees to assign such trademark to Regulus, in each country where the Agreement is terminated with respect to such Licensed Product and where GSK has rights in the trademark.  In such event, Regulus shall be responsible for recording the assignment in a timely manner and for any and all costs associated with the assignment and recordation in such country.

(c)               In addition to clause (a) or (b), GSK shall provide for reasonable transitional support, at [***], up to a maximum of [***], as is reasonably required by Regulus, for up to an additional [***] months with respect to Returned Licensed Products, and any additional support as reasonably required by Regulus shall be charged to Regulus at rates to be agreed between the Parties.

12.7.7     Special Consequences for Certain Scenarios and Clarifications

(a)               Notwithstanding anything in this Agreement to the contrary, if GSK unilaterally terminates this Agreement under Section 12.3 in its entirety or with respect to any Collaboration Target(s) and in the absence of an uncured material breach of the Agreement by Regulus with respect to such Collaboration Target(s), and GSK or its Affiliates or sublicensees [***], then Regulus shall no longer be obligated to [***] with respect to any Refused Candidate Products or Returned Licensed Products to which Regulus obtains rights under Section 12.7.1 arising from such termination of this Agreement by GSK pursuant to Section 12.3.

(b)               In addition, if, at any time prior to any termination of this Agreement with respect to any Collaboration Target(s) and in the absence of an uncured material breach of the Agreement by Regulus with respect to such Collaboration Target(s), GSK or its

Affiliates or sublicensees [***] and then GSK unilaterally terminates this Agreement under Section 12.3 in its entirety or with respect to any Collaboration Target(s), then the consequences of termination set forth in clause (a) above shall apply.

(c)               For clarity, upon termination of any Collaboration Target or Program under Article 12 or Section 3.4.3 or 4.2.3, or where GSK declines to exercise all of its Program Options on or before the end of the applicable PoC Option Exercise Period for a given Program, the exclusivity obligations under Section 7.1 or Section 7.2 shall no longer apply to bind or restrict GSK or its Affiliates, or Regulus or its Affiliates or Parent Companies, with respect to the terminated Collaboration Target or Program.

(d)               For the sake of clarity, the Parties understand and agree that, in the event that pursuant to the provisions of Sections 12.7.3(a), 12.7.3(c) or 12.7.5, GSK acquires an exclusive license from Regulus under Section 5.2.1 with respect to a terminated Program and the Collaboration Target and Collaboration Compounds relating to such Program, then, if such Program as of the date of such termination has not yet progressed to the point where any Collaboration Compounds at all or any Development Candidates or any Option Compounds or Licensed Products have been identified, then, notwithstanding any interpretation of Section 5.2.1 or any other provision of this Agreement or the Side Agreement or any of the JV Agreements or any combination of any of those to the contrary, GSK shall have the exclusive, sublicenseable right and license in the Field and in the Territory, under the exclusive license granted in Section 5.2.1, to use the Regulus Technology and Regulus’ rights in the Collaboration Technology, to identify and discover new (as well as any then-existing) Collaboration Compounds directed to such Collaboration Target, and to Develop, Manufacture and Commercialize any new and existing Collaboration Compounds as and into Licensed Products, and the license granted to GSK under Section 5.2.1 shall not be construed as limiting GSK only to use Regulus Technology and Collaboration Technology pertaining to Collaboration Compounds which are existing as of the date of such Program termination under Article 12.

12.8  Accrued Rights; Surviving Provisions of the Agreement; Certain Clarifications.

(a)               Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration including, without limitation, the payment obligations under Article 6 hereof and any and all damages arising from any breach hereunder.  Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this Agreement.

(b)               For purposes of clarity, the Parties understand and agree that, (i) unless the exclusivity obligations under Article 7 are expressly stated as binding upon a Party beyond the termination or expiration of this Agreement with respect to a Program or Collaboration Target, no such obligation(s) shall survive such termination or expiration; (ii) all Program Options for any Program(s) that is not terminated under Section 12.2 shall remain in effect in accordance with the terms of Article 4; and (iii) unless otherwise expressly stated, references in this Article 12 to “on a Collaboration Target-by-Collaboration Target basis” (and related references to “Collaboration Target” in such context) shall mean with respect to a Program that is directed to a particular Collaboration Target if such Program actually exists at the point that the relevant determination is made under Article 12, or with respect to all Collaboration Compounds and Licensed Products directed against a particular Collaboration Target, if the Program for such Collaboration Target has not yet commenced or if GSK has already exercised its Program Option for such Program at the point that the relevant determination is made under Article 12.

(c)               The provisions of Sections 4.2.3, 4.2.7 and 4.3.2 (solely with respect to the effects of termination set forth therein in connection with Article 12), Articles 5 and 6 (in each case in accordance with the provisions of Article 12 or to the extent any payment payable hereunder is owed to a Party but unpaid as of the effective date of termination), Sections 6.9.3 and 6.10, Article 8 (with respect to (i) Jointly-Owned Collaboration Technology and (ii) any Know-How or Patent Rights Controlled by one Party but for which licenses granted to the other Party survive termination or expiration of this Agreement), and Articles 9, 11, 12, and 13 shall survive the termination or expiration of this Agreement for any reason, in accordance with their respective terms and conditions, and for the duration stated, and where no duration is stated, shall survive indefinitely.

ARTICLE 13

MISCELLANEOUS

13.1  Dispute Resolution by Binding Arbitration.  Any controversy or claim arising out of or under this Agreement, or the breach thereof, which is not settled under the procedures set forth in the appropriate provisions of Article 2 or Article 3 and which is not subject to the final decision-making authority of a Party under the provisions of Article 2 or Article 3, shall be finally resolved by binding arbitration, held in New York City, New York, and administered by the American Arbitration Association under its Commercial Arbitration Rules.  Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  The Parties shall make reasonable efforts to appoint three (3) arbitrators, who are each mutually acceptable to GSK and Regulus, within [***] days of the initiation of the arbitration; in the event they are unsuccessful and do not agree to extend the time period, then the arbitrators shall be appointed in accordance with the rules.  The Parties shall share the expenses for the arbitrators, but shall otherwise be responsible for their own fees in relation to such arbitration.  Until such time as arbitrators are appointed, the Parties may seek judicial relief for interim measures, such as injunctive relief, in any court having competent jurisdiction.  For clarity, the Parties understand and agree that binding arbitration pursuant to this Section 13.1 shall not apply to alter or modify the indemnity obligations of the respective Parties under Article 11, but arbitration may be sought to interpret such obligations.  For clarity, the Arbitrators shall not have authority or discretion to decide any matter other than the matter for decision before them, and any such decision shall not include any award or determination which would amend the applicable terms of the Agreement.

13.2  Governing Law.  This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, U.S.A., without reference to conflicts of laws principles.

13.3  Assignment.  This Agreement shall not be assignable by either Party to any Third Party or Parent Company, in the case of Regulus, (except as expressly stated below) without the prior written consent of the other Party hereto, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, (a) either Party may assign this Agreement, without any consent of the other Party, to an Affiliate, to a Third Party, or to the Parent Company of such Party, in the case of Regulus, that acquires all or substantially all of the business or assets of such Party to which the subject matter of this Agreement pertains (whether by merger, reorganization, acquisition, sale or otherwise), and (b) either Party may assign or transfer its rights to receive royalties and milestones under this Agreement (but no liabilities), without any consent of the other Party, to an Affiliate, to its Parent Company, or to a Third Party in connection with a payment factoring transaction.  Notwithstanding the foregoing, each Party shall have the right to assign this Agreement, in whole or in part, to its Affiliate or Parent Company without the prior written consent of the other Party; provided, that, such assignee is able to exercise Diligent Efforts equivalent to those required to be exercised by such assigning Party and otherwise perform all of the obligations of the assigning Party hereunder and assumes in writing all of the relevant liabilities and obligations of the assigning Party hereunder.  No assignment and transfer shall be valid and effective unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement.  The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties.  Any assignment not in accordance with the foregoing shall be void.

13.4  Performance Warranty.  Each Party hereby acknowledges and agrees that it shall be responsible for the full and timely performance as and when due under, and observance of all the covenants, terms, conditions and agreements set forth in, this Agreement by its Affiliate(s) and Sublicensees.

13.5  Force Majeure.  No Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying.  For purposes of this Agreement, force majeure is defined as causes beyond the reasonable control of a Party, which may include, without limitation, acts of God; acts, regulations, or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic and failure of public utilities or common carriers.  In such event the Party so failing or delaying shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue.  The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of ninety (90) days, after which time the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary to arrive at an equitable solution, unless the Party giving such notice has set out a reasonable timeframe and plan to resolve the effects of such force majeure and executes such plan within such timeframe.  To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

13.6  Notices.  Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Regulus, addressed to:	Regulus Therapeutics, LLC
1896 Rutherford Road
Carlsbad, California 92008
Attention: President
Fax: 760-268-6868

with a copy to:	Isis Pharmaceuticals, Inc.
1896 Rutherford Road
Carlsbad, California 92008
Attention: General Counsel
Fax: 760-268-4922

Alnylam Pharmaceuticals, Inc.
300 Third Street, 3rd Floor
Cambridge, MA 02142
Attention: Vice President, Legal
Fax: 617-551-8109

WilmerHale
60 State Street
Boston, MA 02109
Attention: Steven D. Singer, Esq.
Fax: 617-526-5000

If to GSK, addressed to:	[***]

with a copy to:	[***]

or to such other address for such Party as it shall have specified by like notice to the other Party; provided that notices of a change of address shall be effective only upon receipt thereof.  If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given.  If sent by overnight express courier service, the date of delivery shall be deemed to be the next Business Day after such notice or request was deposited with such service.  If sent by certified mail, the date of delivery shall be deemed to be the third Business Day after such notice or request was deposited with the U.S. Postal Service.

13.7  Export Clause.  Each Party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin.  Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without the appropriate United States and foreign government licenses.

13.8  Waiver.  Neither Party may waive or release any of its rights or interests in this Agreement except in writing.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term.

13.9  Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

13.10  Entire Agreement.  This Agreement, together with the Schedules and Exhibits hereto, the Side Agreement, the Convertible Promissory Note and the relevant applicable cited provisions of the JV Agreements, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersede and terminate all prior agreements and understanding between the Parties.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

13.11  Independent Contractors.  Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties.  Each Party is an independent contractor.  Neither Party shall assume, either directly or indirectly, any liability of or for the other Party.  Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

13.12  Headings.  Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

13.13  Books and Records.  Any books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees shall be maintained in accordance with U.S. generally accepted accounting principles in the case of Regulus, and shall be maintained in accordance with International Financial Reporting Standards (IFRS) in the case of GSK, consistently applied, except that the same need not be audited.

13.14  Further Actions.  Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

13.15  Construction of Agreement.  The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise.  Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.  For clarity, the relevant applicable provisions of the JV Agreements shall not be construed under this paragraph.

13.16  Supremacy.  In the event of any express conflict or inconsistency between this Agreement and the Initial Research Plan, any Research Plan or any Early Development Plan or of any Schedule or Exhibit hereto, the terms of this Agreement and of the Side Agreement shall control.  The Parties understand and agree that the Schedules and Exhibits hereto are not intended to be the final and complete embodiment of any terms or provisions of this Agreement, and are to be updated from time to time during the Agreement Term, as appropriate and in accordance with the provisions of this Agreement.

13.17  Counterparts.  This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers.  Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

13.18  Compliance with Laws: Each Party shall and shall ensure that its Affiliates, Parent Companies and Sublicensees will, comply with all relevant laws and regulations in exercising their rights and fulfilling their obligations under this Agreement.

* - * - * - *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Regulus Therapeutics LLC

By:	/s/ Kleanthis G. Xanthopoulos, Ph.D.
Name:	Kleanthis G. Xanthopoulos, Ph.D.
Title:	President & CEO
Date:	April 17, 2008

Glaxo Group Limited

By:	/s/ Paul Williamson
Name:	Paul Wiliamson
Title:	For and on behalf of
Edinburgh Pharmaceutical Industries Limited
Corporate Director
Date:	April 17, 2008

LIST OF SCHEDULES AND EXHIBITS

SCHEDULE 1.64 — Proposed Definition of Fully Absorbed Manufacturing Cost

SCHEDULE 1.103 – The miRNAs [***] as of the Effective Date

SCHEDULE 1.106 - The library of oligonucleotides [***] as of the Effective Date

SCHEDULE 6.8.2 – [***] Patent Rights Controlled by Regulus as of the Effective Date

SCHEDULE 8.10 – Parent Company Patents Controlled by Isis as of the Effective Date and covering [***] chemical modification

EXHIBIT A – Initial Research Plan

EXHIBIT B - Listing of Patent Rights Licensed to Regulus from its Parent Companies as of the Effective Date

EXHIBIT C - Listing of Patent Rights Assigned to Regulus from its Parent Companies or otherwise owned by Regulus as of the Effective Date

EXHIBIT D – Listing of Patent Rights Licensed to Regulus

EXHIBIT E – Initial Collaboration Targets

EXHIBIT F - Listing of Existing In-License Agreements

EXHIBIT G – Press Release

EXHIBIT H – Convertible Promissory Note

SCHEDULE 1.64

[***]

1

SCHEDULE 1.103

The miRNAs [***] as of the Effective Date (Release 10.1, December 2007)

[***]

1

SCHEDULE 1.106

The library of oligonucleotides [***] as of the Effective Date
(Release 10.1, December 2007)

[***]

1

SCHEDULE 6.8.2

[***] Patent Rights as of the Effective Date

[***]

1

SCHEDULE 8.10

Parent Company Patents Controlled by Isis as of the Effective Date

and covering [***] chemical modification

[***]

1

EXHIBIT A

Initial Research Plan

[***]

A-1

EXHIBIT B

Listing of Patent Rights Licensed to Regulus from its Parent Companies as of the Effective Date

[***]

B-1

EXHIBIT C

Listing of Patent Rights Assigned to Regulus from its Parent Companies or otherwise owned by Regulus as of the Effective Date

[***]

C-1

EXHIBIT D

Listing of Patent Rights Licensed to Regulus

[***]

D-1

EXHIBIT E

Initial Collaboration Targets

[***]

E-1

EXHIBIT F

Listing of Existing In-License Agreements

[***]

F-1

EXHIBIT G

Press Release

GlaxoSmithKline and Regulus Therapeutics Form Strategic Alliance To Develop MicroRNA Targeted Therapeutics to Treat Inflammatory Diseases

Companies Announce Significant microRNA Therapeutics Collaboration

LONDON & PHILADELPHIA & CARLSBAD, Calif., Apr 17, 2008 (BUSINESS WIRE) — GlaxoSmithKline (GSK) and Regulus Therapeutics LLC (Regulus) today announced a worldwide strategic alliance to discover, develop and market novel microRNA-targeted therapeutics to treat inflammatory diseases such as rheumatoid arthritis and inflammatory bowel disease. Regulus is a joint venture between Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY) and Isis Pharmaceuticals, Inc. (Nasdaq: ISIS).

The alliance leverages Regulus’ unique expertise and intellectual property position in the discovery and development of microRNA-targeted therapeutics and provides GSK with an option to license product candidates directed at four different microRNA targets with relevance in inflammatory disease. Regulus will be responsible for the discovery and development of the microRNA antagonists through completion of clinical proof of concept, unless GSK chooses to exercise its option earlier. After exercise of the option, GSK will have an exclusive license to drugs developed under each program by Regulus for the relevant microRNA target for further development and commercialization on a worldwide basis. Regulus will have the right to further develop and commercialize any microRNA therapeutics which GSK chooses not to develop or commercialize.

Regulus will receive $20 million in upfront payments from GSK, including a $15 million option fee and a $5 million note (guaranteed by Isis and Alnylam) that will convert into Regulus common stock in the future under certain specified circumstances. Regulus could also be eligible to receive up to $144.5 million in development, regulatory and sales milestone payments for each of the four microRNA-targeted therapeutics discovered and developed as part of the alliance. In addition to the potential of nearly $600 million Regulus could receive in option, license and milestone payments, Regulus would also receive tiered royalties up to double digits on worldwide sales of products resulting from the alliance.

“We are focused on finding innovative medicines through both internal efforts and by ‘virtualizing’ a portion of the inflammatory diseases pipeline. We are very excited to be working with Regulus and exploring the therapeutic opportunities in inflammation offered by targeting microRNAs, an exciting new area of biology,” said Jose Carlos Gutierrez-Ramos, Ph.D., Senior Vice President and head of the Immuno-Inflammation Center of Excellence for Drug Discovery of GSK. “When associated with an aberrant inflammatory response, microRNAs represent disease targets whose therapeutic modulation could revolutionize the way we treat immune diseases and provide benefits not readily achievable with today’s medicines.”

“GSK is an outstanding partner for Regulus, and we look forward to expanding our efforts in inflammation where a new class of therapeutics could offer novel options to treat disease,” said Kleanthis G. Xanthopoulos, Ph.D., President and Chief Executive Officer of Regulus. “microRNA therapeutics represent an exciting new frontier for pharmaceutical research, opening many opportunities including those present in inflammation and immune diseases. As a leading microRNA therapeutics company, Regulus has the expertise and access to proprietary antisense technologies, which provide the tools and potential to quickly move therapeutic programs toward the clinic. Through its relationship with Alnylam and Isis, Regulus also has a vast patent estate in microRNAs.”

About microRNAs

microRNAs are a recently discovered class of genetically encoded small RNAs, approximately 20 nucleotides in length, and are believed to regulate the expression of a large number of human genes. microRNA therapeutics represent a new approach for the treatment of a wide range of human diseases. The inappropriate absence or presence of specific microRNAs in various cells has been shown to be associated with specific human diseases including cancer, viral infection, and metabolic disorders. Targeting microRNAs with novel therapeutic agents could result in high-impact and broadly acting treatments for human diseases.

About Regulus Therapeutics LLC

Regulus is a biopharmaceutical company formed to discover, develop and commercialize microRNA therapeutics. Regulus was founded in late 2007 as a joint venture between Alnylam Pharmaceuticals, a leader in RNAi therapeutics, and Isis Pharmaceuticals, a leader in antisense technologies and therapeutics. Isis and Alnylam scientists and collaborators were the first to discover microRNA antagonist strategies that work in vivo in animal studies (Krutzfeldt et al. Nature 438, 685-689 (2005); Esau et al. Cell Metab., 3, 87-98 (2006)). Isis and Alnylam have also created and consolidated key intellectual property for the development and commercialization of microRNA therapeutics. Regulus maintains facilities in Carlsbad, California. For more information, visit www.regulusrx.com.

About Alnylam Pharmaceuticals, Inc.

Alnylam is a biopharmaceutical company developing novel therapeutics based on RNA interference, or RNAi. The company is applying its therapeutic expertise in RNAi to address significant medical needs, many of which cannot effectively be addressed with small molecules or antibodies, the current major classes of drugs. Alnylam is leading the translation of RNAi as a new class of innovative medicines with peer-reviewed research efforts published in the world’s top scientific journals including Nature, Nature Medicine, and Cell. The company is leveraging these capabilities to build a broad pipeline of RNAi therapeutics; its most advanced program is in Phase II human clinical trials for the treatment of respiratory syncytial virus (RSV) infection. In addition, the company is developing RNAi therapeutics for the treatment of influenza, hypercholesterolemia, and liver cancers, among other diseases. The company’s leadership position in fundamental patents, technology, and know-how relating to RNAi has enabled it to form major alliances with leading companies including Medtronic, Novartis, Biogen Idec, and Roche. The company, founded in 2002, maintains headquarters in Cambridge, Massachusetts. For more information, visit www.alnylam.com.

About Isis Pharmaceuticals, Inc.

Isis is exploiting its expertise in RNA to discover and develop novel drugs for its product pipeline and for its partners. The Company has successfully commercialized the world’s first antisense drug and has 19 drugs in development. Isis’ drug development programs are focused on treating cardiovascular and metabolic diseases. Isis’ partners are developing antisense drugs invented by Isis to treat a wide variety of diseases. Ibis Biosciences, Inc., Isis’ majority-owned subsidiary, is developing and commercializing the Ibis T5000(TM) Biosensor System, a revolutionary system to identify infectious organisms. Isis is a joint owner of Regulus Therapeutics LLC, a joint venture focused on the discovery, development and commercialization of microRNA therapeutics. As an innovator in RNA-based drug discovery and development, Isis is the owner or exclusive licensee of over 1,500 issued patents worldwide. Additional information about Isis is available at www.isispharm.com.

Alnylam/Isis Forward Looking Statements

This press release includes forward-looking statements regarding the future therapeutic and commercial potential of Isis’, Alnylam’s and Regulus’ business plans, technologies and intellectual property related to microRNA therapeutics being discovered and developed by Regulus, including statements regarding expectations around the newly formed relationship between Regulus and GSK. Any statement describing Isis’, Alnylam’s or Regulus’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement, including those statements that are described as such parties’ goals. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such products. Such parties’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although these forward-looking statements reflect the good faith judgment of the management of each such party, these statements are based only on facts and factors currently known by Isis, Alnylam or Regulus, as the case may be. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Isis’, Alnylam’s and Regulus’ programs are described in additional detail in Isis’ annual report on Form 10-K for the year ended December 31, 2007 and in Alnylam’s annual report on Form 10-K for the year ended December 31, 2007, which are on file with the SEC. Copies of this and other documents are available from Isis, Alnylam or Regulus.

About GlaxoSmithKline

GlaxoSmithKline - one of the world’s leading research-based pharmaceutical and healthcare companies - is committed to improving the quality of human life by enabling people to do more, feel better and live longer.

About the II CEDD

The Immuno-Inflammation Centre of Excellence for Drug Discovery is dedicated to discovering therapies for inflammatory diseases such as rheumatoid arthritis, inflammatory bowel disease and psoriasis. It is designed to integrate and better coordinate the progression of inflammatory disease medicines from therapeutic hypothesis to clinical proof of concept. It focuses on building an innovative pipeline through both internal efforts and external alliances with other companies and research institutions and will focus on ‘virtualizing’ a portion of the inflammatory diseases pipeline by forming multiple risk-sharing/reward-sharing alliances.

EXHIBIT H

Convertible Promissory Note

THIS NOTE AND ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO REGULUS THERAPEUTICS, ALNYLAM OR ISIS, AS APPLICABLE, THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$5,000,000	[TBD], 2008
No.

FOR VALUE RECEIVED, Regulus Therapeutics LLC, a Delaware limited liability company (the “Maker”), promises to pay to Glaxo Group Limited or its assigns (the “Holder”) the principal sum of $5,000,000, together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate per annum equal to [***] (as defined below) until paid in full. Subject to the conversion provisions set forth herein, all principal and accrued interest shall be due and payable on the earlier to occur of (i) [***] (the “Anniversary Date”) or (ii) a Change in Control (as defined below).

Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed and shall accrue, [***] on the last day of each [***] and as of the Anniversary Date (or any payment date prior thereto).  All payments by the Maker under this Note shall be in immediately available funds.

1.             Definitions.  For purposes of this Note:

(a)           “Change in Control” shall mean (i) any merger or consolidation to which the Maker is a party (except any merger or consolidation in which the holders of voting securities of the Maker immediately prior to such merger or consolidation continue to hold, immediately following such merger or consolidation and in approximately the same relative proportions as they held voting securities of the Maker, at least 51% of the voting power of the securities of (A) the surviving or resulting corporation, or (B) the parent corporation of the surviving or resulting corporation if the surviving or resulting corporation is a wholly-owned subsidiary of such parent corporation immediately following such merger or consolidation), (ii) the reduction below 50% in the aggregate beneficial ownership by the Guarantors (as defined below) of the outstanding voting power of the Maker or (iii) the sale of all or substantially all of the assets of the Maker. Notwithstanding the foregoing, a Qualified Financing will not be considered a Change in Control.

(b)           “Collaboration Agreement” shall mean the Product Development and Commercialization Agreement by and between the Maker and Holder dated as of [             ].

(c)           “Guarantors” shall mean Alnylam Pharmaceuticals, Inc., a Delaware corporation (“Alnylam”) and Isis Pharmaceuticals, Inc., a Delaware corporation (“Isis”).

(d)           “Qualified Financing” shall mean the first issuance of [***] by the Maker to bona fide institutional investors, after the [***], with immediately available gross proceeds to the Maker of at least [***] (excluding any amount of this Note or other indebtedness of the Maker that convert into equity as part of such financing).

(e)           “Prime Rate” shall mean for any [***] the prime rate of interest as of the first day of each such [***] as published from time to time by The Wall Street Journal, National Edition.

2.             Conversion.

(a)           Automatic Conversion Upon Qualified Financing.  Effective upon the closing of a Qualified Financing, all of the outstanding principal and accrued interest under this Note (the “Outstanding Amount”) will automatically be converted into shares of the same class and series of capital stock of the Maker issued to other investors on the same basis as the investment by such investors in the Qualified Financing (the “Qualified Financing Securities”) and at a conversion price equal to the price per share of Qualified Financing Securities paid by the other investors in the Qualified Financing (the “Qualified Financing Price”), with any resulting fraction of a share rounded down to the nearest whole share.  Notwithstanding the foregoing, if the conversion of this Note pursuant to this Section 2(a) would otherwise result in the Holder, together with its affiliates, owning more than [***]% of the outstanding capital stock of the Maker, calculated on an as-converted fully-diluted basis (including as outstanding shares of capital stock issuable upon exercise or conversion of all outstanding stock options, warrants or other convertible securities of the Maker), immediately following the conversion of the Note [***] the Outstanding Amount shall be converted either pursuant to the first sentence of this Section 2(a) or, [***] into (i) that number of shares of Qualified Financing Securities that would result in the Maker reaching, but not exceeding, [***], and (ii) an amount in cash equal to the difference between (A) the product of (1) the number of [***] Shares issued upon conversion, multiplied by (2) the Qualified Financing Price and (B) the Outstanding Amount.  The Maker shall notify the Holder in writing of the anticipated occurrence of a Qualified Financing at least [***] days prior to the closing date of the Qualified Financing.

(b)           Optional Conversion.  In the event the Maker has been converted into, and remains, a [***], but has not closed a Qualified Financing within [***] of becoming a [***], the Holder may, with the consent of the Maker, convert some or all of the Outstanding Amount into shares of common stock of the Maker at a conversion price equal to then fair market value of the Maker’s common stock, as agreed to by the Maker, Holder and each Guarantor. For purposes of clarity, in the event the Maker, Holder and each Guarantor do not agree on the fair market value of the Maker’s common stock, this Note will not be convertible pursuant to this Section 2(b).

3.             Repayment.

(a)           If no Qualified Financing or Change of Control has occurred prior to the Anniversary Date, the Outstanding Amount, if any, will be [***] or, at the election of Regulus and with the consent of Alnylam and/or Isis, as the case may be, registered and unrestricted shares of Alnylam common stock and/or Isis common stock, with a value equal to [***]% of the then Outstanding Amount, provided that shares of Alnylam and/or Isis common stock, as the case may be, are then traded on a national securities exchange and provided further that the average daily trading volume for such shares, as the case may be, is greater than [***]% of the shares proposed to be issued to the Holder.  For purposes of this Section 3(a), the value of one share of common stock shall be equal to the average closing price per share of such common stock, as reported on the national securities exchange on which the stock is then traded, during the [***] trading day period ending on (and including) the day that is two days prior to the Anniversary Date.

(b)           In the event the Holder terminates the Collaboration Agreement without cause or the Maker terminates the Collaboration Agreement as a result of a material breach by the Holder, this Note may be prepaid in cash, in whole but not in part and without any pre-payment penalty, prior to the Anniversary Date at the election of the Maker and without the prior written consent of the Holder.

4.             Events of Default.  This Note shall become immediately due and payable without notice or demand (but subject to the conversion rights set forth herein) upon the occurrence at any time of any of the following events of default (individually, an “Event of Default” and collectively, “Events of Default”):

(a)           the Maker fails to pay any of the principal or interest under this Note within 10 days of Maker’s receipt of written notice that such amount is due and payable;

(b)           the Maker or either Guarantor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Maker or either Guarantor or all or any substantial portion of the Maker’s or either Guarantor’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due;

(c)           an involuntary petition is filed, or any proceeding or case is commenced, against the Maker or either Guarantor (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Maker or either Guarantor or to take possession, custody or control of any property of the Maker or either Guarantor, or an order for relief is entered against the Maker or either Guarantor in any of the foregoing; or

(d)           termination of the Collaboration Agreement by the Holder (or its assignee or successor under the Collaboration Agreement) by reason of breach of the Collaboration Agreement by the Maker.

Upon the occurrence of an Event of Default, the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the Commonwealth of Massachusetts.

5.             Guaranty.

(a)           Guaranty of Payment. The Guarantors hereby jointly and severally guaranty to the Holder the due and full payment within [***] of delivery of the Guaranteed Default Notice (as defined below) and the performance of all of the indebtedness of the Maker to the Holder for principal and accrued interest under this Note (the “Obligations”). Subject to the conditions set forth herein, this Guaranty is an absolute, unconditional, joint and several and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only.  Payments by the Guarantors hereunder may be required by the Holder on any number of occasions.  All payments by the Guarantors hereunder shall be made to the Holder, in the manner and at the place of payment specified therefor in this Note.  Notwithstanding the foregoing, the right of the Holder to demand and receive payment of any Obligation under this Section 5 shall be subject to the following conditions precedent:  (i) the requested amount has become due and payable under this Note, (ii) the Holder has given written notice of the amount due to the Maker and the Guarantors, (iii) notwithstanding the notice delivered by the Holder under clause (ii), the Maker has not paid the Holder or its assigns such amount in full within 15 days of Maker’s receipt of such notice (a “Guaranteed Default”), and (iv) the Guarantors have received written notice from the Holder of such Guaranteed Default (the “Guaranteed Default Notice”).

(b)           Waivers by Guarantors; Holder’s Freedom to Act.  Each Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holder with respect thereto.  Each Guarantor waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind (except the Guaranteed Default Notice and any other notice specifically required to be given to such Guarantor under this Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Maker or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, any defense, setoff, counterclaim, or claim of any nature or kind arising from the present or future lack of validity or enforceability of any Obligation, and all suretyship defenses generally.  Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing or otherwise executed in connection with any Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Holder to assert any claim or demand or to enforce any right or remedy against the Maker or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Note or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (e) the adequacy of any means of obtaining repayment of any of the Obligations; or (f) any other act or omission which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to such Guarantor.  To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (i) any “one action” or “anti-deficiency” law which would otherwise prevent the Holder from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor or (ii) any other law which in any other way would otherwise require any election of remedies by the Holder.

(c)           Unenforceability of Obligations Against the Maker.  If for any reason the Maker has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Maker by reason of the Maker’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each of the Guarantors to the same extent as if such Guarantor at all times had been the principal obligor on all such Obligations.  In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Maker, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Notes or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

(d)           Waiver of Rights Against Maker and Subrogation.  Until the final payment and performance in full of all of the Obligations, each of the Guarantors shall not exercise and hereby forbears from exercising any rights against the Maker or any other person or entity (other than the other Guarantor) arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Holder in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantors will not claim any setoff, recoupment or counterclaim against the Maker in respect of any liability of the Guarantors to the Maker.

6.             Miscellaneous.

(a)           All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

(b)           No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

(c)           The Maker and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

(d)           Any notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by express delivery service, registered or certified air mail, return receipt requested, postage prepaid, or by facsimile (confirmed by prepaid registered or certified air mail letter or by international express delivery mail) (e.g., FedEx), and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to the following addresses of the parties, or such other address as may be specified in writing to the other parties hereto:

if to Holder:
[***]

with a copy to:
[***]

if to Maker:	Regulus Therapeutics LLC
1896 Rutherford Road
Carlsbad, California 92008
Facsimile:
Attention:	President

if to Guarantors:	Alnylam Pharmaceuticals, Inc.
300 Third Street, 3rd Floor
Cambridge, MA 02142
Facsimile:	617-551-8109
Attention:	Vice President, Legal

Isis Pharmaceuticals, Inc.
1896 Rutherford Road
Carlsbad, California 92008
Facsimile:	760-268-4922
Attention:	General Counsel

(e)           The Holder agrees that no director or officer of the Maker or Guarantors shall have any personal liability for the repayment of this Note.

(f)            This Note may not be amended or modified except by an instrument executed by the Maker, the Holder and each of the Guarantors.

(g)           Until the conversion of this Note, the Holder shall not have or exercise any rights by virtue hereof as a member or stockholder of the Maker.

(h)           All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts or choices of law) and this Note is executed as an instrument under seal.

MAKER:

REGULUS THERAPEUTICS LLC

By:

Title:

GUARANTORS:

ALNYLAM PHARMACEUTICALS, INC.
By:
Title:

ISIS PHARMACEUTICALS, INC.
By:
Title:	.